
                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         Dated as of December 17, 2004,

                                      Among

                         TRW AUTOMOTIVE HOLDINGS CORP.,

                   TRW AUTOMOTIVE INTERMEDIATE HOLDINGS CORP.,

                           TRW AUTOMOTIVE INC. (f/k/a

                       TRW AUTOMOTIVE ACQUISITION CORP.),

                 THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                            JPMORGAN CHASE BANK, N.A.
                          (f/k/a JPMORGAN CHASE BANK),
                            as Administrative Agent,

                            BANK OF AMERICA, N.A. and
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Co-Syndication Agents,

                                       and

                         CREDIT SUISSE FIRST BOSTON and
                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

                                 --------------

                     J.P. MORGAN SECURITIES INC. and BANC OF
                             AMERICA SECURITIES LLC,
                                as Lead Arrangers

                                       and

                      J.P. MORGAN SECURITIES INC., BANC OF
                           AMERICA SECURITIES LLC and
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Joint Bookrunners

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                                TABLE OF CONTENTS

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                                                                                             Page(s)
                                             ARTICLE I

                                            Definitions
SECTION 1.01.        Defined Terms..........................................................   5
SECTION 1.02.        Terms Generally........................................................  78
SECTION 1.03.        Exchange Rates.........................................................  79
SECTION 1.04.        Redenomination of Certain Foreign Currencies...........................  79
SECTION 1.05.        Effectuation of Transfers..............................................  80

                                             ARTICLE II

                                            The Credits

SECTION 2.01.        Commitments............................................................  80
SECTION 2.02.        Loans and Borrowings...................................................  82
SECTION 2.03.        Requests for Borrowings................................................  84
SECTION 2.04.        Swingline Loans........................................................  85
SECTION 2.05.        Letters of Credit......................................................  89
SECTION 2.06.        Funding of Borrowings..................................................  93
SECTION 2.07.        Interest Elections.....................................................  99
SECTION 2.08.        Termination and Reduction of Commitments............................... 101
SECTION 2.09.        Repayment of Loans; Evidence of Debt................................... 102
SECTION 2.10.        Repayment of Term Loans and Revolving Loans............................ 104
SECTION 2.11.        Prepayment of Loans.................................................... 110
SECTION 2.12.        Fees................................................................... 111
SECTION 2.13.        Interest............................................................... 114
SECTION 2.14.        Alternate Rate of Interest............................................. 115
SECTION 2.15.        Increased Costs........................................................ 116
SECTION 2.16.        Break Funding Payments................................................. 118
SECTION 2.17.        Taxes.................................................................. 119
SECTION 2.18.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs............ 120
SECTION 2.19.        Mitigation Obligations; Replacement of Lenders......................... 121
SECTION 2.20.        Foreign Subsidiary Loan Parties........................................ 125
SECTION 2.21.        Additional Reserve Costs............................................... 125
SECTION 2.22.        Ancillary Facilities................................................... 126
SECTION 2.23.        Incremental Extensions of Credit....................................... 133

                                             ARTICLE III

                                   Representations and Warranties

SECTION 3.01.        Organization; Powers................................................... 135
SECTION 3.02.        Authorization.......................................................... 135

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                                                                               2

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
SECTION 3.03.        Enforceability......................................................... 136
SECTION 3.04.        Governmental Approvals................................................. 136
SECTION 3.05.        Financial Statements................................................... 136
SECTION 3.06.        No Material Adverse Change or Material Adverse Effect.................. 137
SECTION 3.07.        Title to Properties; Possession Under Leases........................... 137
SECTION 3.08.        Subsidiaries........................................................... 138
SECTION 3.09.        Litigation; Compliance with Laws....................................... 139
SECTION 3.10.        Federal Reserve Regulations............................................ 139
SECTION 3.11.        Investment Company Act; Public Utility Holding Company Act............. 140
SECTION 3.12.        Use of Proceeds........................................................ 140
SECTION 3.13.        Tax Returns............................................................ 140
SECTION 3.14.        No Material Misstatements.............................................. 141
SECTION 3.15.        Employee Benefit Plans................................................. 141
SECTION 3.16.        Environmental Matters.................................................. 142
SECTION 3.17.        Security Documents..................................................... 143
SECTION 3.18.        Location of Real Property and Leased Premises.......................... 144
SECTION 3.19.        Solvency............................................................... 145
SECTION 3.20.        Labor Matters.......................................................... 146
SECTION 3.21.        Insurance.............................................................. 146

                                           ARTICLE IV

                                           Conditions

SECTION 4.01.        Effectiveness of Restated Credit Agreement............................. 146
SECTION 4.02.        All Credit Events...................................................... 149
SECTION 4.03.        Credit Events Relating to Foreign Subsidiary Borrowers................. 150

                                            ARTICLE V

                                      Affirmative Covenants

SECTION 5.01.        Existence; Businesses and Properties................................... 151
SECTION 5.02.        Insurance.............................................................. 152
SECTION 5.03.        Taxes.................................................................. 153
SECTION 5.04.        Financial Statements, Reports, etc. Furnish to the Administrative
                       Agent (which will furnish such information to the Lenders):.......... 155
SECTION 5.05.        Litigation and Other Notices........................................... 158
SECTION 5.06.        Compliance with Laws................................................... 158
SECTION 5.07.        Maintaining Records; Access to Properties and Inspections.............. 158
SECTION 5.08.        Use of Proceeds........................................................ 159
SECTION 5.09.        Compliance with Environmental Laws..................................... 159
SECTION 5.10.        Further Assurances; Additional Mortgages............................... 159
SECTION 5.11.        Fiscal Year; Accounting................................................ 162
SECTION 5.12.        [Intentionally Omitted]................................................ 162
SECTION 5.13.        Proceeds of Certain Dispositions....................................... 162

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                                                                               3

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
SECTION 5.14.        Post Restatement Effective Date Matters................................ 163
SECTION 5.15.        Collateral Release..................................................... 163

                                            ARTICLE VI

                                        Negative Covenants

SECTION 6.01.        Indebtedness........................................................... 165
SECTION 6.02.        Liens.................................................................. 168
SECTION 6.03.        Sale and Lease-Back Transactions....................................... 171
SECTION 6.04.        Investments, Loans and Advances........................................ 171
SECTION 6.05.        Mergers, Consolidations, Sales of Assets and Acquisitions.............. 174
SECTION 6.06.        Dividends and Distributions............................................ 177
SECTION 6.07.        Transactions with Affiliates........................................... 179
SECTION 6.08.        Business of Holdings, Intermediate Holdings, the U.S. Borrower and
                       the Subsidiaries..................................................... 181
SECTION 6.09.        Limitation on Modifications of Indebtedness; Modifications of
                       Certificate of Incorporation, By-Laws and Certain Other
                       Agreements; etc...................................................... 182
SECTION 6.10.        [Intentionally Omitted.]............................................... 184
SECTION 6.11.        Interest Coverage Ratio................................................ 185
SECTION 6.12.        Leverage Ratio......................................................... 185
SECTION 6.13.        Swap Agreements........................................................ 186

                                           ARTICLE VII

                                        Events of Default

SECTION 7.01.        Events of Default...................................................... 186
SECTION 7.02.        Exclusion of Immaterial Subsidiaries................................... 187
SECTION 7.03.        U.S. Borrower's Right to Cure.......................................... 187

                                          ARTICLE VIII

                                           The Agents

SECTION 8.01.        Appointment............................................................ 191
SECTION 8.02.        Nature of Duties....................................................... 193
SECTION 8.03.        Resignation by the Agents.............................................. 194
SECTION 8.04.        Each Agent in its Individual Capacity.................................. 194
SECTION 8.05.        Indemnification........................................................ 194
SECTION 8.06.        Lack of Reliance on Agents............................................. 195
SECTION 8.07.        Designation of Affiliates for Foreign Currency Loans................... 195

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                                                                               4

                                           ARTICLE IX

                                          Miscellaneous

SECTION 9.01.        Notices...............................................................  196
SECTION 9.02.        Survival of Agreement.................................................  197
SECTION 9.03.        Binding Effect........................................................  197
SECTION 9.04.        Successors and Assigns................................................  198
SECTION 9.05.        Expenses; Indemnity...................................................  202
SECTION 9.06.        Right of Set-off......................................................  205
SECTION 9.07.        Applicable Law........................................................  205
SECTION 9.08.        Waivers; Amendment....................................................  205
SECTION 9.08A        Amendment Fees........................................................  207
SECTION 9.09.        Interest Rate Limitation..............................................  208
SECTION 9.10.        Entire Agreement......................................................  208
SECTION 9.11.        WAIVER OF JURY TRIAL..................................................  208
SECTION 9.12.        Severability..........................................................  208
SECTION 9.13.        Counterparts..........................................................  209
SECTION 9.14.        Headings..............................................................  209
SECTION 9.15.        Jurisdiction; Consent to Service of Process...........................  209
SECTION 9.16.        Confidentiality.......................................................  210
SECTION 9.17.        Conversion of Currencies..............................................  210
SECTION 9.18.        USA PATRIOT Act.......................................................  211

                                            ARTICLE X

                                 Ancillary Facility Adjustments

SECTION 10.01.       Exchange of Interests in Ancillary Facilities.........................  211

                                           ARTICLE XI

                                 Collection Allocation Mechanism

SECTION 11.01.       Implementation of CAM.................................................  213
SECTION 11.02.       Letters of Credit and Unfunded Ancillary Credit Extensions............  215
SECTION 11.03.       Existing Credit Agreement; Effectiveness of this Agreement............  217

Exhibits and Schedules

Exhibit A            Form of Assignment and Acceptance
Exhibit B            Form of Administrative Questionnaire
Exhibit C-1          Form of Borrowing Request
Exhibit C-2          Form of Swingline Borrowing Request
Exhibit D            Form of U.S. Mortgage
Exhibit E            Form of U.S. Collateral Agreement
Exhibit F            Form of Foreign Guarantee
Exhibit G            Form of Finco Guarantee
Exhibit H            [Intentionally Omitted]

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                                                                               5

Exhibit I            [Intentionally Omitted]
Exhibit J            [Intentionally Omitted]
Exhibit K-1          Form of Foreign Subsidiary Borrower Agreement
Exhibit K-2          Form of Foreign Subsidiary Borrower Termination
Exhibit L            Reserve Costs for Mandatory Costs Rate
Exhibit M            [Intentionally Omitted]
Exhibit N            Form of Acceptable Letter of Credit
Exhibit O            Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit P            Form of Reaffirmation Agreement

Schedule 1.01(a)     Acquired Foreign Subsidiaries
Schedule 1.01(b) Foreign Acquirors, Foreign Acquiror Equity Contributions and Foreign Acquiror Loans
Schedule 1.01(c)     Restatement Effective Date Ancillary Facilities
Schedule 1.01(d)     Foreign Pledge Agreements
Schedule 1.01(e)     Foreign Subsidiary Loan Parties
Schedule 1.01(f)     Ancillary Facility Limits
Schedule 1.01(g)     Collateral and Guarantee Requirement
Schedule 1.01(h)     Certain U.S. Subsidiaries
Schedule 1.01(i)     Restatement Effective Date Foreign Subsidiary Borrower
                     Agreements
Schedule 2.01        Commitments
Schedule 2.04(a)     Swingline Dollar Commitments
Schedule 2.04(b)     Swingline Foreign Currency Commitments
Schedule 3.01        Organization and Good Standing
Schedule 3.04        Governmental Approvals
Schedule 3.08(b)     Subsidiaries
Schedule 3.08(c)     Subscriptions
Schedule 3.09        Litigation
Schedule 3.13        Taxes
Schedule 3.18        Mortgaged Properties
Schedule 3.20        Labor Matters
Schedule 3.21        Insurance
Schedule 4.01        Restatement Effective Date Collateral Matters
Schedule 5.14        Post Restatement Effective Date Collateral Matters
Schedule 6.02        Liens
Schedule 6.03        Sale and Lease-Back Transactions
Schedule 6.04(h)     Existing Investments
Schedule 6.07        Transactions with Affiliates

                              FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated
                        as of December 17, 2004 (this "Agreement"), among TRW AUTOMOTIVE HOLDINGS CORP., a Delaware corporation ("Holdings"), TRW AUTOMOTIVE INTERMEDIATE HOLDINGS CORP., a Delaware corporation ("Intermediate Holdings"), TRW AUTOMOTIVE INC. (f/k/a TRW AUTOMOTIVE ACQUISITION CORP.), a Delaware corporation (the "U.S. Borrower"), the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A. (f/k/a JPMORGAN CHASE BANK), as administrative agent (in such capacity, the "Administrative Agent"), and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, BANK OF AMERICA, N.A. and GOLDMAN SACHS CREDIT PARTNERS L.P., each as co-syndication agent (in such capacity, a "Co-Syndication Agent"), and CREDIT SUISSE FIRST BOSTON and THE BANK OF NOVA SCOTIA, each as co-documentation agent (in such capacity, a "Co-Documentation Agent").

                  Pursuant to or in connection with the Purchase Agreement (with such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article I), (a) the Equity Contributions were made, (b) the financing transactions described in this preamble were consummated, (c) the Finco Equity Contribution, the Finco Loan, the Newco UK Equity Contribution, the Newco UK Loan, the Foreign Acquiror Equity Contributions and the Foreign Acquiror Loans were consummated, (d) the Stock Purchases were consummated, and (e) fees and expenses (the "Transaction Costs") incurred in connection with the foregoing were paid.

                  On the Closing Date, (a) Automotive Investors L.L.C., a Delaware limited liability company ("AILLC") and a Fund Affiliate, the Management Group and the Management Equity Vehicle together, contributed not less than $500,000,000 in cash to Holdings in exchange for not less than 500,000 shares of Holdings Common Stock (the "Holdings Equity Contribution"), (b) Holdings contributed (i) the proceeds of the Holdings Equity Contribution and
(ii) a number of shares of Holdings Common Stock (the "Stock Consideration"), that taken together with the shares issued pursuant to the Holdings Equity Contribution had an implied value of not less than $868,000,000, to Intermediate Holdings, in exchange for all the issued and outstanding Equity Interests of Intermediate Holdings (the "Intermediate Holdings Equity Contribution"), (c) Intermediate Holdings contributed to the U.S.

Borrower in exchange for all the issued and outstanding Equity Interests of the U.S. Borrower (i) the cash proceeds of the Intermediate Holdings Equity Contribution, (ii) the Stock Consideration and (iii) 62.7% shares of LucasVarity Holdings purchased by Intermediate Holdings from a subsidiary of Northrop Space and Mission in exchange for the Seller Note and (d) the U.S. Borrower contributed $10,000,000 in cash to Automotive (LV) Corp. in exchange for all the issued and outstanding Equity Interests of Automotive (LV) Corp. (the steps described in clauses (a)-(d) of this paragraph together, the "Equity Contributions").

                  On February 18, 2003, the U.S. Borrower issued and sold in offerings pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") and Regulation S under the Securities Act (a) Senior Notes having an aggregate principal amount of $925,000,000, (b) Senior Notes having an aggregate principal amount of (euro)200,000,000, (c) Senior Subordinated Notes having an aggregate principal amount of $300,000,000 and (d) Senior Subordinated Notes having an aggregate principal amount of (euro)125,000,000.

                  Simultaneously with the consummation of the Equity Contributions, (a) the U.S. Borrower obtained, and made Borrowings in an aggregate amount the Dollar Equivalent of which is not in excess of $1,544,000,000 under, the senior secured credit facilities provided for by the Original Credit Agreement, (b) the U.S. Borrower made the Management Equity Loan and (c) the U.S. Borrower and certain of the Subsidiaries obtained $150,000,000 in proceeds under the Permitted Receivables Financing.

                  Prior to the consummation of the transactions described in the immediately preceding sentence, the U.S. Borrower contributed (euro)12,500 in cash to Finco in exchange for all of the issued and outstanding Equity Interests of Finco (the "Finco Equity Contributions"). Concurrently with the consummation of the transactions described in the immediately preceding paragraph, (a) the U.S. Borrower (i) made the Foreign Acquiror Equity Contributions and the Finco Loan and (ii) contributed no more than $12,000,000 to Automotive Holdings (UK), Ltd. ("Newco UK") in exchange for all the issued and outstanding Equity Interests of Newco UK (the "Newco UK Equity Contribution") and made the Newco UK Loan, (b) Finco used the proceeds of the Finco Loan to make the Foreign Acquiror Loans, (c) the U.S. Borrower purchased from a subsidiary of Northrop Space and Mission all the issued and outstanding shares of LucasVarity Holdings not purchased by Intermediate Holdings (as described above) for $356,510,000 in cash, (d) (i) the Foreign Acquirors used the proceeds of the Foreign Acquiror Equity Contributions and the Foreign Acquiror Loans to purchase from subsidiaries of Northrop Space and Mission all the Equity Interests of the Acquired Foreign Subsidiaries and
(ii) Newco UK used the proceeds of the Newco UK Equity Contribution and the Newco UK Loan to acquire 80.4% of the issued and outstanding LucasVarity shares and all the issued and outstanding Equity Interests in TRW UK Ltd and all the issued and outstanding Equity Interests of TRW INO Ltd., (e) Automotive Holdings (France) S.A.S. purchased no less than 90% of the Equity Interests of TRW France Holdings SAS from Lucas Investments, Limited in exchange for a subordinated note of Automotive Holdings (France) S.A.S. in an aggregate principal amount of up to $542,000,000, (f) Automotive (LV) Corp. purchased from a subsidiary of Northrop Space and Mission 1% of the issued and outstanding LucasVarity shares for $10,000,000 in cash, (g) the U.S. Borrower purchased from a subsidiary of Northrop Space and Mission (i) all the issued and outstanding LucasVarity shares not purchased by Automotive (LV) Corp. or Newco UK, and (ii) all the issued and outstanding shares of TRW Steering & Suspension Co. Ltd., TRW Vehicle Safety Systems and TRW Automotive JV LLC for $280,000,000 in cash and the Stock Consideration, (h) the U.S. Borrower purchased from a subsidiary of Northrop Space and Mission all the issued and outstanding Equity Interests of TRW Auto Holdings Inc. and TRW Automotive U.S. LLC for $1,126,000,000 in cash (the steps described in clauses (c)-(h) of this paragraph together, the "Stock Purchases"). Following the consummation of the Stock Purchases, (i) the U.S. Borrower contributed to LucasVarity 1% of the Equity Interests of Finco acquired by the U.S. Borrower as described in clause (a) above and (j) the U.S. Borrower contributed to Newco UK all the LucasVarity shares purchased by U.S. Borrower (as described in clause (g) above) in exchange for 18.6% of the issued and outstanding shares of Newco UK.

                  The Borrowers borrowed (a) tranche A term loans on the Closing Date, in an aggregate principal amount not in excess of $410,000,000, (b) tranche B-1 term loans on the Closing Date, in an aggregate principal amount not in excess of $1,030,000,000, and (c) tranche B-2 term loans on the Closing Date in an aggregate principal amount in Euros not in excess of (euro)64,814,815.

                  The proceeds of such term loans were used by the U.S. Borrower and the Subsidiaries on the Closing Date, together with (a) the Equity Contributions, (b) up to $12,000,000 in proceeds of U.S. Revolving Facility Loans, (c) the proceeds of the offering and sale of the Senior Notes and the Senior Subordinated Notes and (d) the proceeds of the initial sale on the Closing Date of accounts receivable and related assets under the Permitted Receivables Financing, solely (v) to make the Management Equity Loan, (w) to make the Finco Loan, (x) to make the Foreign Acquiror Loans and the Newco UK Loan, (y) to make the Stock Purchases and (z) to pay the Transaction Costs.

                  On July 22, 2003, Holdings, Intermediate Holdings, the U.S. Borrower, the Administrative Agent and certain Lenders entered into an Amendment and Restatement Agreement (the "First Amendment and Restatement Agreement") pursuant to which the Original Credit Agreement was amended and restated in its entirety (as so amended and restated, the "First Amended and Restated Credit Agreement").

                  On January 9, 2004, Holdings, Intermediate Holdings, the U.S. Borrower, the Administrative Agent and certain Lenders entered into an Amendment and Restatement Agreement (the "Second Amendment and Restatement Agreement") pursuant to which the First Amended and Restated Credit Agreement was amended and restated in its entirety (as so amended and restated, the "Second Amended and Restated Credit Agreement").

                  On February 6, 2004, Holdings completed an initial public offering of 24,137,931 shares of its common stock (the "IPO") and used the proceeds therefrom to (a) repurchase 12,068,965 shares of its common stock from AILLC (the "IPO Repurchase Transaction") and (b) repay a portion of its Senior Notes and Senior Subordinated Notes (both as defined below) as follows: (i) approximately $117,000,000 of such proceeds to repay 35% of its $300,000,000 aggregate principal amount of 11% Senior Subordinated Notes, (ii) approximately $61,000,000 of such proceeds to repay 35% of its (euro)125,000,000 aggregate principal amount of 11.75% Senior Subordinated Notes, (iii) approximately $109,000,000 of such proceeds to repay approximately 11% of its $925,000,000 aggregate principal amount of 9.375% Senior Notes and (iv) approximately $30,000,000 of such proceeds to repay approximately 11% of its (euro)200,000,000 aggregate principal amount of 10.125% Senior Notes.

                  On November 2, 2004, Holdings, Intermediate Holdings, the U.S. Borrower, the Administrative Agent and certain Lenders entered into an Amendment and Restatement Agreement (the "Third Amendment and Restatement Agreement") pursuant to which the Second Amended and Restated Credit Agreement was amended and restated in its entirety (as so amended and restated, the "Existing Credit Agreement").

                  The Existing Credit Agreement provided for the Tranche E Facility, the proceeds of which (together with cash on hand) were utilized to make the Intermediate Holdings Loan. On November 12, 2004, Intermediate Holdings utilized the proceeds of the Intermediate Holdings Loan to repurchase the entire outstanding principal amount of the Seller Note.

            Holdings, Intermediate Holdings, the U.S. Borrower and the Required Restatement Lenders desire to further amend and restate the Existing Credit Agreement as more fully described herein. Subject to the satisfaction of the conditions set forth herein, the Existing Credit Agreement shall be amended and restated as provided herein.

                                   ARTICLE I

                                  Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Dollar Loan.

            "ABR Revolving Borrowing" shall mean a Borrowing comprised of ABR Revolving Loans.

            "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Acceptable Letter of Credit" shall mean a letter of credit that (a) is issued to Lucas by a commercial bank whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (b) has a face amount not less than the outstanding principal amount of the Lucas Notes on the date of issuance of such letter of credit, (c) is in substantially the form of Exhibit N and (d) provides for drawing upon the earlier to occur of (i) the date on which Lucas is required by a judgment of a court of competent jurisdiction to pay amounts in respect of principal due under the Lucas Notes and (ii) 10 Business Days prior to the stated termination date of such letter of credit if such letter of credit has not been replaced with a substantially identical letter of credit.

            "Acquired Foreign Subsidiaries" shall mean the Subsidiaries specified on Schedule 1.01(a).

            "Additional Mortgage" shall have the meaning provided in Section 5.10(c).

            "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

            "Administrative Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.12(c).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

            "Agents" shall mean the Administrative Agent and the Collateral
Agent.

            "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures and the Ancillary Facility Exposures.

            "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Agreement Currency" shall have the meaning assigned to such term in
Section 9.17(b).

            "AILLC" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Ancillary Commitment" shall mean, with respect to any Ancillary Lender, the maximum amount that such Ancillary Lender has agreed to make available from time to time during the Availability Period under Ancillary Facilities created pursuant to Section 2.22 by such Ancillary Lender; provided that at no time shall (a) the sum of (i) the Ancillary Commitment of such Ancillary Lender and (ii) the Available Unused Commitment of such Ancillary Lender exceed (b) the Global Revolving Facility Commitment of such Ancillary Lender.

            "Ancillary Commitment Limit" shall mean $125,000,000; provided that the Ancillary Commitments with respect to the Ancillary Facilities in the jurisdictions set forth on Schedule 1.01(f) shall be limited to the amounts set forth opposite such jurisdictions on such Schedule.

            "Ancillary Credit Extensions" shall mean Funded Ancillary Credit Extensions and Unfunded Ancillary Credit Extensions.

            "Ancillary Facility" shall mean any facility or financial accommodation (including any revolving, overdraft, foreign exchange, guarantee, letter of credit, bonding, credit card or automated payments facility) made available to a Foreign Subsidiary Borrower by a Global Revolving Facility Lender pursuant to Section 2.22.

            "Ancillary Facility Document" shall mean, with respect to any Ancillary Facility, the agreements between the applicable Foreign Subsidiary Borrower and the Ancillary Lender thereunder providing for such Ancillary Facility.

            "Ancillary Facility Exposure" shall mean, at any time with respect to an Ancillary Facility made available by an Ancillary Lender, the sum of the Dollar Equivalents at such time of each of the following amounts (as calculated by such Ancillary Lender using the relevant Exchange Rate at such time):

            (a) the aggregate principal amount under any overdraft, check drawing or other account facilities, determined on the same basis as that for determining any limit on such facilities imposed by the terms of such Ancillary Facility;

            (b) the maximum potential liability (excluding amounts representing interest, fees and similar amounts) under all letters of credit, guarantees and bonds then outstanding under such Ancillary Facility;

            (c) the aggregate principal amount of loans outstanding thereunder; and

            (d) in the case of any other facility or financial accommodation, such other amount as fairly represents the aggregate exposure of such Ancillary Lender under such facility or financial accommodation, as reasonably determined by such Ancillary Lender from time to time in accordance with its usual banking practice for facilities or accommodations of such type.

            "Ancillary Facility Repayment Amount" shall have the meaning assigned to such term in Section 2.22(e)(ii).

            "Ancillary Facility Termination Date" shall have the meaning assigned to such term in Section 2.22(e)(i).

            "Ancillary Lender" shall mean, with respect to an Ancillary Facility, the Global Revolving Facility Lender that has made such Ancillary Facility available pursuant to Section 2.22.

            "Ancillary Replacement Borrowing" shall mean a Global Revolving Facility Borrowing made by an Eligible Borrower upon the termination of an Ancillary Facility pursuant to clause (ii) of the first sentence of Section 2.22(e).

            "Applicable Agent" shall mean (a) with respect to a Loan or Borrowing denominated in Dollars or with respect to any payment that does not relate to any Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in a Foreign Currency, a Swingline Foreign Currency Borrowing or Swingline Foreign Currency Loan, the Administrative Agent or an Affiliate thereof designated pursuant to Section 8.07.

            "Applicable Creditor" shall have the meaning assigned to such term in Section 9.17(b).

            "Applicable Margin" shall mean, for any day, with respect to any Loan that is a Tranche A Term Loan, Tranche A-1 Term Loan, Tranche B Term Loan, Tranche D-1 Term Loan, Tranche D-2 Term Loan, Tranche E Term Loan or a Revolving Loan, or with respect to the Commitment Fees payable hereunder after the Effective Funding Time, as the case may be, the applicable margin per annum set forth below under the caption "Existing Revolving Loan ABR Spread", "Existing Revolving Loan Eurocurrency Spread", "New Revolving Loan ABR Spread", "New Revolving Loan Eurocurrency Spread", "Tranche A Term Loan ABR Spread", "Tranche A Term Loan Eurocurrency Spread", "Tranche A-1 Term Loan ABR Spread", "Tranche A-1 Term Loan Eurocurrency Spread", "Tranche D-1 Term Loan ABR Spread", "Tranche D-1 Term Loan Eurocurrency Spread", "Tranche D-2 Term Loan Eurocurrency Spread", "Tranche E Term Loan and Tranche B Term Loan ABR Spread", "Tranche E Term Loan and Tranche B Term Loan Eurocurrency Spread" or "Commitment Fee Rate", as applicable, based upon the Leverage Ratio or, with respect to the Tranche A-1 Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans, Tranche B Term Loans and Tranche E Term Loans, the ratings assigned to the Facilities by S&P and/or Moody's as of the most recent determination date.

                 Applicable Margins for Existing Revolving Loans

                                                        Existing Revolving
                                    Existing Revolving         Loan
                                         Loan ABR          Eurocurrency
          Leverage Ratio:                 Spread              Spread
-------------------------           ------------------  ------------------
            Category 1
Leverage Ratio greater than 4.375
              to 1.00                     3.25%                4.25%

            Category 2
 Leverage Ratio less than or equal
 to 4.375 to 1.00 but greater than
            3.00 to 1.00                  2.50%                3.50%

            Category 3
Leverage Ratio less than or equal
to 3.00 to 1.00 but greater than
            2.50 to 1.00                  2.00%                3.00%

            Category 4
Leverage Ratio less than or equal
to 2.50 to 1.00 but greater than
       2.00 to 1.00                       1.50%                2.50%

            Category 5
Leverage Ratio less than or equal
        to 2.00 to 1.00                   1.25%                2.25%


                   Applicable Margins for New Revolving Loans,
                  Tranche A Term Loans and Commitment Fee Rates

                                                          New Revolving Loan
                                    New Revolving Loan  and Tranche A Term Loan
                                    and Tranche A Term       Eurocurrency
         Leverage Ratio:             Loan ABR Spread            Spread           Commitment Fee Rate
------------------------            ------------------  -----------------------  -------------------
            Category 1
  Leverage Ratio greater than or
             equal to
           2.25 to 1.00                   0.375%                 1.375%                  0.35%

            Category 2
 Leverage Ratio less than 2.25 to
1.00 but greater than or equal to
           2.00 to 1.00                    0.25%                  1.25%                  0.30%

            Category 3
 Leverage Ratio less than 2.00 to
1.00 but greater than or equal to
           1.75 to 1.00                   0.125%                 1.125%                  0.25%

                                                          New Revolving Loan
                                    New Revolving Loan  and Tranche A Term Loan
                                    and Tranche A Term       Eurocurrency
         Leverage Ratio:             Loan ABR Spread            Spread           Commitment Fee Rate
------------------------            ------------------  -----------------------  -------------------
            Category 4
 Leverage Ratio less than 1.75 to
               1.00                        0.00%                  1.00%                  0.20%

                 Applicable Margins for Tranche A-1 Term Loans,
                 Tranche D-1 Term Loans, Tranche D-2 Term Loans,
                  Tranche E Term Loans and Tranche B Term Loans

                                                                                                   Tranche E      Tranche E
                                                                                                   Term Loan      Term Loan
                      Tranche A-1    Tranche A-1                   Tranche D-1     Tranche D-2        and        and Tranche
                         Term         Term Loan     Tranche D-1    Term Loan        Term Loan      Tranche B     B Term Loan
Leverage Ratio or      Loan ABR     Euro-currency    Term Loan    Euro-currency   Euro-currency    Term Loan    Euro-currency
     Ratings:           Spread         Spread       ABR Spread       Spread          Spread        ABR Spread      Spread
-----------------     -----------   -------------   -----------   -------------   -------------    ----------   -------------
    Category 1
Leverage Ratio
greater than 3.75
      to 1.00            1.50%          2.50%          1.75%         2.75%            2.75%           0.75%         1.75%

    Category 2
  Leverage Ratio
less than or equal
  to 3.75 to 1.00
 but greater than
   3.25 to 1.00          1.25%          2.25%          1.50%         2.50%            2.50%           0.75%         1.75%

    Category 3
  Leverage Ratio
less than or equal
  to 3.25 to 1.00
 but greater than
   2.00 to 1.00          1.00%          2.00%          1.50%         2.50%            2.50%           0.75%         1.75%

    Category 4
  Leverage Ratio
less than or equal
  to 2.00 to 1.00
        OR
Ratings either BB+
 or better by S&P
 or Ba1 or better
    by Moody's           0.75%          1.75%          1.25%         2.25%            2.25%           0.50%         1.50%

    Category 5
Ratings both BB+
or better by S&P
 and Ba1 or better
    by Moody's           0.75%          1.75%          1.00%         2.00%            2.25%           0.50%         1.50%

            For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the U.S. Borrower's fiscal year based upon the consolidated financial information of the U.S. Borrower and the Subsidiaries delivered pursuant to Section 5.04(a) or (b) and (b) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if the U.S. Borrower fails to deliver the consolidated financial information required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.

            For purposes of the foregoing, (i) if either S&P or Moody's shall not have in effect a rating for the Facilities (other than by reason of the circumstances referred to in the following sentence), then such rating agency (or, if an Event of Default has occurred and is continuing, both rating agencies) will have deemed to have established a rating for the Facilities that is below BB+ (in the case of S&P) or below Ba1 (in the case of Moody's) and (ii) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of either S&P or Moody's), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the U.S. Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating of such rating agency shall be determined by reference to the rating most recently in effect from such rating agency prior to such change or cessation.

            For purposes of the Tranche A-1 Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans, Tranche B Term Loans and Tranche E Term Loans, in the event the ratings established or deemed to have been established by S&P or Moody's for the Facilities and the Leverage Ratio shall fall in different

Categories, the Applicable Margin shall be determined by reference to the Category with the lower Applicable Margin.

            "Applicant Party" shall mean, with respect to a Letter of Credit, the Borrower that requested such Letter of Credit.

            "Approved Fund" shall have the meaning assigned to such term in
Section 9.04(b).

            "Asset Disposition" shall mean any sale, transfer or other disposition by Holdings, the U.S. Borrower or any of the Subsidiaries to any person other than a Borrower or any Subsidiary Loan Party of any asset or group of related assets in one or a series of related transactions, the Net Proceeds from which exceed $50,000,000.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the U.S. Borrower, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

            "Automotive (LV) Corp." shall mean Automotive (LV) Corp., a Delaware corporation.

            "Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and (a) in the case of each of Global Revolving Facility Loans, Global Revolving Facility Borrowings, Swingline Foreign Currency Loans and Swingline Foreign Currency Borrowings, the date of termination of the Global Revolving Facility Commitments and (b) in the case of each of U.S. Revolving Facility Loans, U.S. Revolving Facility Borrowings, Swingline Dollar Borrowings and Letters of Credit, the date of termination of the U.S. Revolving Facility Commitments.

            "Available Intercompany Investment Amount" shall mean, at any time with respect to any investment, loan or Guarantee, (a) 10% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such investment, loan or Guarantee for which financial statements have been delivered pursuant to Section 5.04, minus (b) the sum of (x) the aggregate amount of investments made prior to such time by the Borrowers and the Subsidiary Loan Parties in Subsidiaries that are not Loan Parties pursuant to Section 6.04(a) (valued at the time of the making thereof without giving effect to any write-downs or write-offs thereof), (y) the aggregate amount of intercompany loans made prior to such time by the Borrowers and the Subsidiary Loan Parties in Subsidiaries that are not Loan Parties pursuant to

Section 6.04(d) and (z) the aggregate amount of Guarantees provided prior to such time by the Borrowers and the Subsidiary Loan Parties in respect of obligations of Subsidiaries that are not Loan Parties pursuant to Section 6.04(l), plus (c) the sum of (x) the aggregate amount of returns of capital received by the Borrowers and the Subsidiary Loan Parties in cash prior to such time in respect of investments made by them in Subsidiaries that are not Loan Parties pursuant to Section 6.04(a) or Section 6.04(h), (y) the aggregate principal amount of intercompany loans made by the Borrowers and the Subsidiary Loan Parties in Subsidiaries that are not Loan Parties pursuant to Section 6.04(d) or Section 6.04(h) that have been repaid in cash or with assets prior to such time by Subsidiaries that are not Loan Parties to the Borrowers and the Subsidiary Loan Parties, provided that, with respect to the repayment of intercompany loans with assets pursuant to this clause (y), the aggregate principal amount of intercompany loans repaid for purposes of this clause (y) shall not exceed the fair market value of the assets of Subsidiaries that are not Loan Parties received by the Borrowers and the Subsidiary Loan Parties in respect of such repayments (as shall be specified in a certificate delivered by the chief financial officer of the U.S. Borrower to the Administrative Agent at the time of such repayment), and (z) the aggregate reduction prior to such time of Indebtedness of Subsidiaries that are not Loan Parties that had been Guaranteed by the Borrowers and the Subsidiary Loan Parties pursuant to Section 6.04(l) or Section 6.04(h) (other than any such reduction in Indebtedness funded by the Borrowers and the Subsidiary Loan Parties).

            "Available Unused Commitment" shall mean (a) with respect to any Global Revolving Facility Lender prior to the Effective Funding Time, the Existing Available Unused Commitment of such Global Revolving Facility Lender and (b) with respect to any Global Revolving Facility Lender at and after the Effective Funding Time, the New Available Unused Commitment of such New Global Revolving Facility Lender.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowers" shall mean the U.S. Borrower and the Foreign Subsidiary Borrowers.

            "Borrowing" shall mean a group of Loans of a single Type under a single Facility and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

            "Borrowing Minimum" shall mean (a) in the case of an ABR Revolving Borrowing, $5,000,000, (b) in the case of a Eurocurrency Revolving Borrowing denominated in Dollars, $5,000,000, (c) in the case of a Global Revolving Facility Borrowing denominated in a Foreign Currency, the smallest amount of such Foreign Currency that is a multiple of 1,000,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $5,000,000, (d) in the case of a Swingline Dollar Borrowing, $500,000 and (e) in the case of a Swingline Foreign Currency Borrowing, the smallest amount of such Foreign Currency that is a multiple of 500,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $1,000,000.

            "Borrowing Multiple" shall mean (a) in the case of a Revolving Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Swingline Dollar Borrowing, $500,000 and (c) in the case of a Global Revolving Facility Borrowing denominated in a Foreign Currency or a Swingline Foreign Currency Borrowing, 100,000 units of such Foreign Currency.

            "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

            "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Loan denominated in Euros, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

            "Calculation Date" shall mean (a) the last Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Global Revolving Facility Loan denominated in a Foreign Currency, (ii) the issuance, amendment, renewal or extension of a Foreign Currency Letter of Credit or (iii) a request for a Swingline Foreign Currency Borrowing and (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.

            "CAM" shall mean the mechanism for the allocation and exchange of interests in the Loans and extensions of credit under

Ancillary Facilities, participations in Letters of Credit and collections thereunder established under Article XI.

            "CAM Dollar Lender" shall mean each Lender other than a CAM Euro Lender.

            "CAM Euro Lender" shall mean a Lender that has made or holds only Tranche D-2 Loans.

            "CAM Exchange" shall mean the exchange of the Lenders' interests provided for in Section 11.01.

            "CAM Exchange Date" shall mean the first date after the Closing Date on which there shall occur (a) any event described in paragraph (h) or (i) of
Section 7.01 with respect to any Borrower or (b) an acceleration of Loans pursuant to Section 7.01.

            "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the Dollar Equivalent, determined using the Exchange Rates calculated as of the CAM Exchange Date, of the aggregate Obligations in respect of Loans (other than Swingline Loans) owed to such Lender, (ii) the Revolving L/C Exposure, if any, of such Lender, (iii) the Swingline Exposure, if any, of such Lender, and (iv) the Ancillary Facility Exposure, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the Dollar Equivalent, determined using the Exchange Rates calculated as of the CAM Exchange Date, of the aggregate Obligations in respect of Loans (other than Swingline Loans) owed to all the Lenders, (ii) the aggregate Revolving L/C Exposure of all the Lenders, (iii) the Swingline Exposures of all Lenders and (iv) the Ancillary Facility Exposures of all Lenders, in each case immediately prior to the CAM Exchange Date; provided that, for purposes of clause (a) above, the Obligations owed to a Swingline Lender will be deemed not to include any Swingline Loans except to the extent provided in clause (a)(iii) above.

            "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the U.S. Borrower and the Subsidiaries shall not include (a) expenditures to the extent they are made with the proceeds of the issuance of Equity Interests of Holdings after the Closing Date or with funds that would have constituted Net Proceeds under clause (a) of the definition of the term "Net

Proceeds" (but that will not constitute Net Proceeds as a result of the first proviso to such clause (a)), (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the U.S. Borrower and the Subsidiaries within 12 months of receipt of such proceeds, (c) interest capitalized during such period, (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business and (g) investments in respect of a Permitted Business Acquisition.

            "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Cash Interest Expense" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, the sum of Interest Expense of the U.S. Borrower and the Subsidiaries for such period less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense (and without duplication), the amortization of any financing fees paid by, or on behalf of, the U.S. Borrower or any of the Subsidiaries, including such fees paid in connection with the Restatement Transactions (including any such fees paid by Holdings from the proceeds of distributions from the U.S. Borrower) and
(c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements.

            A "Change in Control" shall be deemed to occur if:

            (a) at any time, (i) Holdings shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and the U.S. Borrower pursuant to Section 6.05(b)), unless and until such time as Intermediate Holdings (or such surviving entity) is merged with Holdings pursuant to Section 6.05(b),
      (ii) Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and Holdings pursuant to Section 6.05(b)) shall fail to own directly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the U.S. Borrower, unless and until such time as Intermediate Holdings (or such surviving entity) is merged with the U.S. Borrower pursuant to Section 6.05(b), (iii) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the board of directors of Holdings or a Permitted Holder nor (B) appointed by directors so nominated or (iv) a "Change in Control" shall occur under the Senior Note Indentures or the Senior Subordinated Note Indentures;

            (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), other than the Permitted Holders or any combination of the Permitted Holders, shall own beneficially, directly or indirectly, in the aggregate Equity Interests representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the Permitted Holders own beneficially, directly or indirectly, a smaller percentage of such ordinary voting power at such time than the Equity Interests owned by such other person or group.

            "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or

(c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

            "Charges" shall have the meaning assigned to such term in Section 9.09.

            "Closing Date" shall mean February 28, 2003.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agent" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

            "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

            "Collateral and Guarantee Requirement" shall mean the requirement that:

            (a) the Collateral Agent shall have received (i) from Holdings, Intermediate Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the U.S. Collateral Agreement duly executed and delivered on behalf of such person, (ii) from each Subsidiary listed on
      Schedule 1.01(d), a counterpart of a Foreign Pledge Agreement with respect to the amount of the Equity Interests of each Foreign Subsidiary listed opposite such Subsidiary on such Schedule, duly executed and delivered on behalf of such party, (iii) except as set forth on Schedule 1.01(g), from each Foreign Subsidiary Loan Party a counterpart of a Foreign Security Agreement and a Foreign Mortgage, duly executed and delivered on behalf of such Foreign Subsidiary, (iv) except as set forth on Schedule 1.01(g), from each Foreign Subsidiary Loan Party a counterpart of the Foreign Guarantee, duly executed and delivered on behalf of each such person, (v) from Finco, a counterpart of the Finco Guarantee and Foreign Pledge Agreements, with respect to its interest in certain of the Foreign Acquiror Notes, in each case, duly executed and delivered on behalf of Finco and (vi) from the U.S.

      Borrower and each Domestic Subsidiary Loan Party thereto a counterpart of the First-Tier Subsidiary Pledge Agreement, duly executed and delivered on behalf of each such person;

            (b) in the case of any person that becomes a Domestic Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received from such subsidiary (i) a supplement to the U.S. Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Domestic Subsidiary Loan Party, (ii) if such Subsidiary owns Equity Interests of a Foreign Subsidiary that, as a result the law of the jurisdiction or organization of such Foreign Subsidiary, cannot be pledged to the Collateral Agent under the U.S. Collateral Agreement, a counterpart of a Foreign Pledge Agreement with respect to such Equity Interests (provided that in no event shall more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, other than Finco, be pledged to secure Obligations of the U.S. Borrower), duly executed and delivered on behalf of such Subsidiary and (iii) a supplement to the First-Tier Subsidiary Pledge Agreement or a Foreign Pledge Agreement, as applicable, with respect to the portion that is not being pledged pursuant to clause (ii) above of the Equity Interests of a Foreign Subsidiary owned by it, duly executed and delivered on behalf of such Subsidiary;

            (c) in the case of any person that becomes a Foreign Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) from such person (x) subject to clause (iii) of Section 5.10(f), a counterpart of a Foreign Security Agreement and (if applicable) a Foreign Mortgage, duly executed and delivered on behalf of such person and (y) a supplement to the Foreign Guarantee, in the form specified therein, duly executed and delivered on behalf of such person and (ii) from the parent of such Foreign Subsidiary, a counterpart of a Foreign Pledge Agreement duly executed and delivered on behalf of such parent;

            (d) all the issued and outstanding Equity Interests (i) of (A) Intermediate Holdings (or the surviving entity of any merger of Intermediate Holdings and the U.S. Borrower pursuant to Section 6.05(b)), until such time as Intermediate Holdings (or such surviving entity) is merged with Holdings (or the surviving entity of any merger of Intermediate Holdings and Holdings) pursuant to Section 6.05(b), (B) the U.S. Borrower, until such time as the U.S. Borrower is merged with Intermediate Holdings pursuant to Section 6.05(b), (C) each Domestic Subsidiary

      Loan Party, (D) each Foreign Subsidiary Loan Party, (E) each Wholly Owned Subsidiary directly owned by or on behalf of (1) the U.S. Borrower, (2) a Subsidiary listed on Schedule 1.01(e), (3) any Domestic Subsidiary Loan Party or (4) subject to clause (iii) of Section 5.10(f), any person that becomes a Foreign Subsidiary Loan Party after the Closing Date, (ii) of any other person owned on the Closing Date directly by or on behalf by any Loan Party, subject to Section 5.10(h) and except to the extent that a pledge of such Equity Interests would violate applicable law or a contractual obligation binding upon such Equity Interests as of the Closing Date and for so long as such restriction exists and (iii) subject to Section 5.10(h), that are acquired by a Loan Party after the Closing Date, shall have been pledged pursuant to the U.S. Collateral Agreement or a Foreign Pledge Agreement, as applicable (provided that in no event shall more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, other than Finco, be pledged to secure Obligations of the U.S. Borrower), and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

            (e) all Indebtedness of Holdings, Intermediate Holdings, the U.S. Borrower and each Subsidiary having an aggregate principal amount that has a Dollar Equivalent in excess of $10,000,000 (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the U.S. Borrower and the Subsidiaries) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the U.S. Collateral Agreement or a Foreign Pledge Agreement, as applicable, and the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

            (f) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

            (g) the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into on the Closing Date with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance, paid for by the U.S. Borrower, issued by a nationally recognized title insurance company insuring the Lien of each U.S. Mortgage specified on Schedule 3.18 as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02 and Liens arising by operation of law, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (iii) such legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; and

            (h) each Loan Party shall have obtained (i) all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder, (B) in the case of each Domestic Subsidiary Loan Party, the performance of its obligations thereunder and (C) in the case of each Foreign Subsidiary Loan Party, the performance of its obligations under the Foreign Guarantee and
      (ii) in the case of a Foreign Subsidiary Loan Party, all material consents and approvals required to be obtained by it in connection with the performance by it of its obligations under the Security Documents (other than the Foreign Guarantee).

            "Collateral Release Period" shall mean any period after the repayment of all outstanding Tranche B Term Loans, Tranche E Term Loans and, if applicable, Incremental Extensions of Credit during which the senior unsecured debt obligations of the U.S. Borrower have Investment Grade Ratings (determined without regard to any form of credit enhancement). Each Collateral Release Period shall commence upon written notice by the U.S. Borrower to the Administrative Agent and shall terminate on the first date following the commencement of such Collateral Release Period on which the senior unsecured debt obligations of the U.S. Borrower cease to have Investment Grade Ratings (determined without regard to any form of credit enhancement).

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.12(a).

            "Commitments" shall mean, (a) with respect to any Lender, such Lender's Global Revolving Facility Commitment, U.S. Revolving Facility Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment, or any commitment in respect of any Incremental Extension of Credit, and (b) with respect to any Swingline Lender, its Swingline Dollar Commitment or Swingline Foreign Currency Commitment, as applicable.

            "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (iii) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the U.S. Borrower) shall be excluded, (iv) the Net Income for such period of any person that is not a subsidiary of such person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period, (v) the Net Income for such period of any subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, (vi) in the case of the U.S. Borrower, Consolidated Net Income for such period shall be decreased by the amount of all payments made during such period pursuant to Sections 6.06(b) and used by Holdings or Intermediate Holdings to make payments that reduce the Consolidated Net Income of Holdings or Intermediate Holdings, as applicable, for such period, (vii) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period and (viii) Consolidated Net Income for such period shall be (x) increased by the amount of the net after-tax premium paid in respect of debt repurchases or redemptions during such period and (y) decreased by any net after-tax gains in respect of debt repurchases or redemptions during such period.

            "Consolidated Total Assets" shall mean, as of any date, the total assets of the U.S. Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date.

            "Consolidated Total Debt" at any date shall mean the sum of (without duplication), (a) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of the U.S. Borrower and the Subsidiaries determined on a consolidated basis on such date plus (b) the "Aggregate Principal Balance" (as defined in the Receivables Loan Agreement) or any analogous term in any replacement or amendment of the Receivables Loan Agreement plus, (c) without duplication, the aggregate principal amount of any financing of, or Net Investment in, accounts receivable that constitutes a Permitted Receivables Financing.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Co-Syndication Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Credit Event" shall have the meaning assigned to such term in
Article IV.

            "Cumulative Net Income Amount" shall mean, at any time, an amount equal to (a) the product of (i) Consolidated Net Income for the period (taken as one accounting period) commencing January 1, 2005 to the end of the most recently completed fiscal quarter for which financial statements are delivered pursuant to Section 5.04 and (ii) 0.50, minus (b) the aggregate amount of such Consolidated Net Income that has been utilized, or committed to be utilized, prior to such time to purchase or redeem, or pay dividends or make other distributions in respect of, Equity Interests of Holdings pursuant to Section 6.06(e)(ii), minus (c) the aggregate amount of such Consolidated Net Income that has been utilized, or committed to be utilized, prior to such time to purchase, redeem, retire or otherwise acquire Senior Notes, Senior Subordinated Notes or Permitted Notes Refinancing Indebtedness pursuant to clause (E)(2) of Section 6.09(b)(i).

            "Cure Amount" shall have the meaning provided in Section 7.03.

            "Cure Right" shall have the meaning provided in Section 7.03.

            "Current Assets" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the U.S. Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (including the Michigan Single Business Tax and similar Taxes) and (b) in the event that the Permitted Receivables Financing is accounted for off-balance sheet, (x) gross accounts receivable sold by the U.S. Borrower or any Subsidiary pursuant to a Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

            "Current Liabilities" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the U.S. Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any debt or Capital Lease Obligations, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits (including the Michigan Single Business Tax and similar Taxes), (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, (f) the current portion of the obligations of the U.S. Borrower and the Subsidiaries under the Trust Agreement between Lucas and Fidelity Management Trust dated as of October 1, 1995, with respect to the Varity Automotive Inc. Deferred Compensation Plan and the Varity Automotive Inc. Deferred Compensation Trust Agreement dated as of November 1, 1997, with respect to the Varity Automotive Supplemental Compensation and Deferred Compensation Plan and (g) accruals for add-backs to EBITDA included in clauses (a)(v) through (a)(ix) of paragraph (B) of the definition of such term.

            "Debt Service" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Total Debt for such period (whether or not such payments are made).

            "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender or Ancillary Lender with respect to which a Lender Default is in effect.

            "Designated Non-Cash Consideration" shall mean all non-cash consideration received by the U.S. Borrower or any Subsidiary in respect of any sale, transfer or other disposition of assets pursuant to Section 6.05(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, which certificate shall set forth the fair market value of such Designated Non-Cash Consideration and the basis of such valuation.

            "Dividend Payment Amount" shall mean (a) at any time during the fiscal year ending December 31, 2005, an amount equal to (i) $50,000,000, minus
(ii) the aggregate amount of payments made during such fiscal year and prior to such time pursuant to Section 6.06(e)(i) and (b) at any time during each fiscal year thereafter, an amount equal to (i) $25,000,000, plus (ii) any portion of the Dividend Payment Amount for prior fiscal years not utilized to make payments pursuant to Section 6.06(e)(i) during such prior fiscal years, minus (iii) the aggregate amount of payments made during the current fiscal year and prior to such time pursuant to Section 6.06(e)(i).

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "Dollar Equivalent" shall mean, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.03(b) using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

            "Dollar Letter of Credit" shall mean a Letter of Credit denominated in Dollars.

            "Domestic Subsidiary Loan Party" shall mean each Wholly Owned Subsidiary that is not (a) a Foreign Subsidiary, (b) the Receivables Subsidiary,
(c) the Transferor or (d) listed on Schedule 1.01(h).

            "EBITDA" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period:

      (A) for purposes only of calculating the Leverage Ratio in connection with the determination of the Applicable Margin in respect of the Existing Revolving Loans, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period

            PLUS (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through
            (x) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined) (i) provision for Taxes based on income or profits of the U.S. Borrower and the Subsidiaries (including the Michigan Single Business Tax and similar Taxes) for such period and provision for Taxes based on income or profits of Holdings and Intermediate Holdings during such period to the extent paid using the proceeds of dividends made by the U.S. Borrower in accordance with Section 6.06(b), (ii) Interest Expense of the U.S. Borrower and the Subsidiaries for such period,
            (iii) depreciation and amortization expense of the U.S. Borrower and the Subsidiaries for such period, (iv) any fees, expenses or charges related to any equity offering, any investment or acquisition permitted hereunder or occurring prior to the Closing Date, any recapitalization permitted hereunder or any Indebtedness permitted to be incurred hereunder (whether or not successful) and fees, expenses, charges or change of control payments related to the Transactions (including fees to the Fund and Fund Affiliates) or the acquisition by Northrop Grumman Corporation of TRW Inc., (v) the amount of any cash restructuring or other nonrecurring charges incurred not in excess of (A) $30,000,000 in fiscal year 2004 or (B) $50,000,000 in any fiscal year thereafter, (vi) any other noncash charges, including increases in costs of sales resulting from purchase accounting in relation to the Transactions or any acquisition (but excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), (vii) the amount of any minority interest expense, (viii) noncash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, (ix) the amount of management, consulting, monitoring and advisory fees paid to the Fund and/or Fund Affiliates (or any accruals related to such fees) during such period not to exceed $7,500,000 during any four quarter period and (x) any expense relating to defined benefits pension or post-retirement benefit plans (provided that, for purposes of subclauses (vi) and (viii) of this clause (a), any noncash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made),

            MINUS (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through
            (iii) and (v) of this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (i) the amount of any minority interest income, (ii) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations,
            (iii) any income relating to defined benefits pension or post-retirement benefit plans, (iv) any cash payment relating to defined benefits pension or post-retirement benefit plans net of any amounts receivable from Northrop Grumman Corporation pursuant to the Purchase Agreement for post-retirement benefits plans (provided that any such amounts calculated pursuant to this clause (iv) shall be reduced by $35,000,000 with respect to fiscal year 2004, and $20,000,000 with respect to fiscal year 2005) and (v) noncash items increasing Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period); and

      (B) for all other purposes under this Agreement, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period:

            PLUS (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through
            (ix) of this clause (a) reduced such Consolidated Net

            Income for the respective period for which EBITDA is being determined) (i) provision for Taxes based on income or profits of the U.S. Borrower and the Subsidiaries (including the Michigan Single Business Tax and similar Taxes) for such period and provision for Taxes based on income or profits of Holdings and Intermediate Holdings during such period to the extent paid using the proceeds of dividends made by the U.S. Borrower in accordance with Section 6.06(b), (ii) Interest Expense of the U.S. Borrower and the Subsidiaries for such period, (iii) depreciation and amortization expense of the U.S. Borrower and the Subsidiaries for such period,
            (iv) any fees, expenses or charges related to any equity offering, any investment or acquisition permitted hereunder or occurring prior to the Closing Date, any recapitalization permitted hereunder or any Indebtedness permitted to be incurred hereunder (whether or not successful) and fees, expenses, charges or change of control payments related to the Transactions (including fees to the Fund and Fund Affiliates) or the acquisition by Northrop Grumman Corporation of TRW Inc., (v) the amount of any cash restructuring or other nonrecurring charges incurred not in excess of (A) $30,000,000 in fiscal year 2004 or (B) $50,000,000 in any fiscal year thereafter,
            (vi) any other noncash charges, including increases in costs of sales resulting from purchase accounting in relation to the Transactions or any acquisition (but excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period and any noncash expense relating to defined benefits pension or post-retirement benefit plans), (vii) the amount of any minority interest expense, (viii) noncash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations and (ix) the amount of management, consulting, monitoring and advisory fees paid to the Fund and/or Fund Affiliates (or any accruals related to such fees) during such period not to exceed $7,500,000 during any four quarter period (provided that, for purposes of subclauses (vi) and (viii) of this clause (a), any noncash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made),

            MINUS (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through
            (iii) of this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (i) the amount of any minority interest income, (ii) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations and (iii) noncash items increasing Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period, (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) or (C) which constitute noncash gains or income relating to defined benefits pension or post-retirement benefit plans).

      "Effective Funding Date" shall mean the date on which (a) the Tranche A Term Borrowings, Tranche B Term Borrowings and New Revolving Borrowings are converted or made pursuant to Section 2.01 and (b) all Tranche A-1 Term Borrowings, Tranche D Term Borrowings and Existing Revolving Borrowings are converted or repaid in full.

      "Effective Funding Time" shall mean the time on the Effective Funding Date at which all Tranche A-1 Term Loans, Tranche D Term Loans and Existing Revolving Loans are repaid with the proceeds of, or (in the case of Tranche A-1 Term Loans and Tranche D-1 Term Loans) are converted into, Tranche A Loans, Tranche B Loans and New Revolving Loans, respectively, pursuant to Section 2.01.

      "Eligible Borrower" shall mean the U.S. Borrower or any Foreign Subsidiary Borrower that has been designated under Section 2.20 to make Borrowings under the Global Revolving Facilities.

      "EMU Legislation" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

            "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

            "Environmental Laws" shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

            "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Contributions" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Equity Interests" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with Holdings, Intermediate Holdings, the U.S. Borrower or a Subsidiary is treated as a single employer under Section 414(b) or
(c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings, Intermediate Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, Intermediate Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by Holdings, Intermediate Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, Intermediate Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, Intermediate Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Euro" or "(euro)" shall mean the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

            "Euro Equivalent" shall mean, on any date of determination, (a) with respect to any amount in Euros, such amount and (b) with respect to any amount in Dollars or any Foreign Currency other than Euros, the equivalent in Euros of such amount or determined by the Administrative Agent pursuant to Section 1.03(b) using the Exchange Rate with respect to such currency of the time in effect under the provisions of such Section.

            "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

            "Eurocurrency Loan" shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

            "Eurocurrency Revolving Borrowing" shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

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                                                                              33

            "Eurocurrency Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Eurocurrency Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning given such term in Section 7.01.

            "Excess Cash Flow" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the U.S. Borrower and the Subsidiaries on a consolidated basis for such Excess Cash Flow Period,

            MINUS, without duplication, (a) Debt Service for such Excess Cash Flow Period, (b) (i) any voluntary prepayments of Term Loans during such Excess Cash Flow Period, (ii) any permanent voluntary reductions during such Excess Cash Flow Period of Revolving Credit Commitments to the extent that an equal amount of Revolving Loans was simultaneously repaid and
      (iii) any voluntary prepayment permitted hereunder of term Indebtedness during such Excess Cash Flow Period to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness, so long as the amount of such prepayment is not already reflected in Debt Service, (c) (i) Capital Expenditures by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other investments permitted hereunder (less any amounts received in respect thereof as a return of capital), (d) Capital Expenditures that the U.S. Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period, provided that the U.S. Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the U.S. Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow

      Period, (e) Taxes paid in cash by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries, (f) an amount equal to any increase in Working Capital of the U.S. Borrower and the Subsidiaries for such Excess Cash Flow Period,
      (g) to the extent not deducted in determining EBITDA, consulting, monitoring and advisory fees paid to the Fund and Fund Affiliates during such Excess Cash Flow Period, (h) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Interest Expense, (i) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by Holdings during such Excess Cash Flow Period and permitted dividends paid by the U.S. Borrower or by any Subsidiary to any person other than the U.S. Borrower or any of the other Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06, (j) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as noncash reductions of the Consolidated Net Income of the U.S. Borrower and the Subsidiaries in a prior Excess Cash Flow Period and (y) reserves or accruals established in purchase accounting, (k) extraordinary special charges or any nonrecurring loss paid in cash during such Excess Cash Flow Period, (l) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, (m) the amount, if any, by which consolidated deferred revenues of the U.S. Borrower and the Subsidiaries decreased during such Excess Cash Flow Period, (n) the amount related to items that were added to Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment, or an accrual for a cash payment, by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period, (o) the amount of minority interest expense added to Consolidated Net Income in calculating EBITDA for such

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                                                                              35

      Excess Cash Flow Period and (p) any income relating to defined benefits pension or post-retirement benefit plans and any cash payment relating to defined benefits pension or post-retirement benefit plans net of any amounts received by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary from Northrop Grumman Corporation pursuant to the Purchase Agreement for post-retirement benefit plans,

            PLUS, without duplication, (q) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period, (r) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to
      Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings), (s) all amounts referred to in clause (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,
      (t) to the extent any Capital Expenditures and the corresponding delivery of equipment referred to in clause (d) above do not occur in the Excess Cash Flow Period of the U.S. Borrower specified in the certificate of the U.S. Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in the Excess Cash Flow Period of the U.S. Borrower specified in such certificates, (u) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense, (v) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(c)), (w) to the extent deducted in the computation of EBITDA, interest income, (x) the amount, if any, by which consolidated deferred revenues of the U.S. Borrower and the Subsidiaries increased during such Excess Cash Flow Period, (y) the amount related to items that were deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented cash received by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period, (z) the amount of minority interest income deducted from Consolidated Net Income in calculating EBITDA for such Excess Cash Flow Period and (aa) any expense relating to defined benefits pension or post-retirement benefit plans.

            "Excess Cash Flow Period" shall mean (i) the period taken as one accounting period beginning on January 1, 2005 and ending on December 31, 2005, and (ii) each fiscal year of the U.S. Borrower ended thereafter.

            "Exchange Rate" shall mean on any day, for purposes of determining the Dollar Equivalent or Euro Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars or Euros (as applicable), as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars or Euros (as applicable) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" shall mean, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax (other

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                                                                              37

than a withholding tax levied upon any amounts payable to such Foreign Lender in respect of any interest in any Loan or Ancillary Credit Extension acquired by such Foreign Lender pursuant to Section 11.01) that is in effect and would apply to amounts payable hereunder to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to any withholding tax pursuant to Section 2.17(a).

            "Exempted Intercompany Investment" shall mean (a)(i) any investment or series of related investments (valued at the time of the making thereof) by any Borrower or Subsidiary Loan Party in any Subsidiary that is not a Loan Party, (ii) any intercompany loan or series of related intercompany loans by any Borrower or Subsidiary Loan Party to any Subsidiary that is not a Loan Party or
(iii) any Guarantee or series of related Guarantees provided by any Borrower or Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party, in each case in an amount not in excess of $10,000,000 and (b) any keep-well or similar contingent arrangement provided to Automotive Holdings (France), S.A.S. by a Loan Party (provided that amounts paid in respect of any such keep-well or similar arrangement shall not constitute an Exempted Intercompany Investment).

            "Existing Available Unused Commitment" shall mean, with respect to any Global Revolving Facility Lender at any time prior to the Effective Funding Time, an amount equal to the amount by which (a) the Existing Global Revolving Facility Commitment of such Global Revolving Facility Lender at such time exceeds (b) the sum of (x) the Existing Global Revolving Facility Credit Exposure of such Global Revolving Facility Lender at such time and (y) the Ancillary Commitment (if any) of such Global Revolving Facility Lender at such time. For purposes of calculating any Global Revolving Facility Lender's Existing Available Unused Commitment in connection with an Ancillary Replacement Borrowing, the amount of the Ancillary Commitment of such Global Revolving Facility Lender shall be reduced by the amount of the Ancillary Commitment being terminated.

            "Existing Credit Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Existing Global Revolving Facility" shall mean the Existing Global Revolving Facility Commitments and the extensions of credit made thereunder by the applicable Global Revolving Facility Lenders.

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                                                                              38

            "Existing Global Revolving Facility Commitment" shall mean, with respect to each Global Revolving Facility Lender, the commitment of such Global Revolving Facility Lender to make Existing Global Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Global Revolving Facility Lender's Existing Global Revolving Facility Credit Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under
Section 9.04. The amount of each Global Revolving Facility Lender's Existing Global Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Global Revolving Facility Lender shall have assumed its Existing Global Revolving Facility Commitment, as applicable. The aggregate amount of the Existing Global Revolving Facility Commitments on the date hereof is $325,000,000.

            "Existing Global Revolving Facility Credit Exposure" shall mean, at any time prior to the Effective Funding Time, the sum of (a) the aggregate principal amount of the Existing Global Revolving Facility Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of the Existing Global Revolving Facility Loans denominated in a Foreign Currency outstanding at such time and (c) the Swingline Foreign Currency Exposure at such time. The Existing Global Revolving Facility Credit Exposure of any Global Revolving Facility Lender at any time prior to the Effective Funding Time shall be the sum of (a) the aggregate principal amount of such Global Revolving Facility Lender's Existing Global Revolving Facility Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such Global Revolving Facility Lender's Existing Global Revolving Facility Loans denominated in a Foreign Currency outstanding at such time and (c) such Global Revolving Facility Lender's ratable share (based on Existing Available Unused Commitments) of the Swingline Foreign Currency Exposure at such time.

            "Existing Global Revolving Facility Lender" shall mean a Lender with an Existing Global Revolving Facility Commitment or with outstanding Existing Global Revolving Facility Loans.

            "Existing Global Revolving Facility Loan" shall mean a Loan made by a Global Revolving Facility Lender in respect of an Existing Global Revolving Facility Commitment pursuant to Section 2.01. Each Existing Global Revolving Facility Loan denominated in Dollars shall be a Eurocurrency Loan or an ABR

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                                                                              39

Loan, and each Existing Global Revolving Facility Loan denominated in a Foreign Currency shall be a Eurocurrency Loan.

            "Existing Revolving Loans" shall mean the Existing Global Revolving Facility Loans and the Existing U.S. Revolving Facility Loans.

            "Existing U.S. Revolving Facility" shall mean the Existing U.S. Revolving Facility Commitments and the extensions of credit made hereunder in respect thereof by the U.S. Revolving Facility Lenders.

            "Existing U.S. Revolving Facility Commitment" shall mean, with respect to each U.S. Revolving Facility Lender, the commitment of such U.S. Revolving Facility Lender to make Existing U.S. Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Existing U.S. Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Existing U.S. Revolving Facility Lender's Existing U.S. Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such U.S. Revolving Facility Lender shall have assumed its Existing U.S. Revolving Facility Commitment, as applicable. The aggregate amount of the Existing U.S. Revolving Facility Commitments on the date hereof is $175,000,000.

            "Existing U.S. Revolving Facility Credit Exposure" shall mean, at any time prior to the Effective Funding Time, the sum of (a) the aggregate principal amount of the Existing U.S. Revolving Facility Loans outstanding at such time, (b) the Swingline Dollar Exposure at such time and (c) the Revolving L/C Exposure at such time. The Existing U.S. Revolving Facility Credit Exposure of any Lender at any time prior to the Effective Funding Time shall be such Lender's Existing U.S. Revolving Facility Percentage of the Existing U.S. Revolving Facility Credit Exposure at such time.

            "Existing U.S. Revolving Facility Lender" shall mean a Lender with an Existing U.S. Revolving Facility Commitment or with outstanding Existing U.S. Revolving Facility Loans.

            "Existing U.S. Revolving Facility Loan" shall mean a Loan made by a U.S. Revolving Facility Lender in respect of an Existing U.S. Revolving Facility Commitment pursuant to Section 2.01. Each Existing U.S. Revolving Facility Loan shall be a Eurocurrency Loan or an ABR Loan.

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                                                                              40

            "Existing U.S. Revolving Facility Percentage" shall mean, with respect to any Existing U.S. Revolving Facility Lender, the percentage of the total Existing U.S. Revolving Facility Commitments represented by such Lender's Existing U.S. Revolving Facility Commitment. If the Existing U.S. Revolving Facility Commitments have terminated or expired, the Existing U.S. Revolving Facility Percentages shall be determined based upon the Existing U.S. Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

            "Facility" shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that (a) prior to the Effective Funding Time, there are six Facilities, i.e., the Tranche A-1 Facility, the Tranche D-1 Facility, the Tranche D-2 Facility, the Tranche E Facility, the Existing Global Revolving Facility and the Existing U.S. Revolving Facility and (b) at and after the Effective Funding Time, there will be five Facilities, i.e., the Tranche A Facility, the Tranche B Facility, the Tranche E Facility, the New Global Revolving Facility and the New U.S. Revolving Facility.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

            "Financial Officer" of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

            "Financial Performance Covenants" shall mean the covenants of the U.S. Borrower set forth in Sections 6.11 and 6.12.

            "Finco" shall mean TRW Automotive Finance (Luxembourg) S.A R.L., a company organized under the laws of Luxembourg and a Wholly Owned Subsidiary.

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                                                                              41

            "Finco Equity Contribution" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Finco Guarantee" shall mean the Finco Guarantee Agreement, in the form of Exhibit G, between Finco and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

            "Finco Loan" shall mean the loan from the U.S. Borrower to Finco on the Closing Date in an aggregate principal amount equal to approximately $681,501,000 out of the proceeds of Loans made to the U.S. Borrower on the Closing Date, which loan has been evidenced by a note and pledged pursuant to the Collateral and Guarantee Requirement.

            "First Amended and Restated Credit Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "First Amendment and Restatement Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "First-Tier Subsidiary Pledge Agreement" shall mean the First-Tier Subsidiary Pledge Agreement among the Subsidiaries party thereto and the Collateral Agent.

            "Foreign Acquiror Equity Contributions" shall mean direct or indirect equity contributions from the U.S. Borrower to each Foreign Acquiror on the Closing Date in the respective amount set forth on Schedule 1.01(b) in exchange for all the issued and outstanding Equity Interests of such Foreign Acquiror.

            "Foreign Acquiror Loans" shall mean loans from Finco to the Foreign Acquirors on the Closing Date in the respective principal amounts set forth on
Schedule 1.01(b) out of the proceeds of the Finco Loan, which loans are evidenced by notes or other instruments reasonably satisfactory to the Collateral Agent.

            "Foreign Acquirors" shall mean the Wholly Owned Subsidiaries set forth on Schedule 1.01(b).

            "Foreign Currency" shall mean (a) with respect to an Ancillary Facility, any currency reasonably acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars and
(b) otherwise, Euros and Sterling.

            "Foreign Currency Letter of Credit" shall mean a Letter of Credit denominated in a Foreign Currency.

            "Foreign Guarantee" shall mean the Foreign Guarantee Agreement, in the form of Exhibit F, among the Foreign Subsidiary Loan Parties and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

            "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the U.S. Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Mortgages" shall mean the mortgages, deeds of trust, charges, assignments of leases and rents and other security documents delivered on or prior to the Restatement Effective Date with respect to Mortgaged Properties located outside the United States of America or pursuant to Section 5.10, each in form and substance reasonably satisfactory to the Collateral Agent.

            "Foreign Perfection Certificate" shall mean a certificate with respect to a Foreign Subsidiary Loan Party in the form approved by the Collateral Agent.

            "Foreign Pledge Agreement" shall mean (a) each pledge agreement listed on Schedule 1.01(d) and (b) each other pledge agreement with respect to the Pledged Collateral delivered pursuant to Section 5.10 with respect to a Foreign Subsidiary Loan Party or Foreign Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, in each case, as amended, supplemented or otherwise modified from time to time.

            "Foreign Security Agreement" shall mean one or more security agreements, charges, mortgages or pledges with respect to the Collateral (other than Pledged Collateral or Collateral that is subject to a Foreign Mortgage) of a Foreign Subsidiary Loan Party, each in form and substance reasonably satisfactory to the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

            "Foreign Subsidiary" shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "Foreign Subsidiary Borrower" shall mean, at any time, each Foreign Subsidiary Loan Party that (a) has entered into a Restatement Effective Date Foreign Subsidiary Borrower Agreement or (b) has been designated as a Foreign Subsidiary Borrower by the U.S. Borrower pursuant to Section 2.20, other than a Foreign

Subsidiary Borrower that has ceased to be a Foreign Subsidiary Borrower as provided in Section 2.20.

            "Foreign Subsidiary Borrower Agreement" shall mean a Foreign Subsidiary Borrower Agreement substantially in the form of Exhibit K-1.

            "Foreign Subsidiary Borrower Termination" shall mean a Foreign Subsidiary Borrower Termination substantially in the form of Exhibit J-2.

            "Foreign Subsidiary Loan Party" shall mean (a) each Foreign Subsidiary that is set forth on Schedule 1.01(e) and (b) each Wholly Owned Foreign Subsidiary that has met the requirements of Section 5.10(f) after the Restatement Effective Date.

            "Fortuna" means Fortuna Assurance Company, a captive insurance company that provides insurance coverage solely for the benefit of the U.S. Borrower and the Subsidiaries.

            "Fund" shall mean Blackstone Capital Partners IV Merchant Banking Fund L.P., a Delaware limited partnership.

            "Fund Affiliate" shall mean (i) each Affiliate of the Fund that is neither an operating company nor a company controlled by an operating company and (ii) each general partner of the Fund or any Fund Affiliate who is a partner or employee of the Blackstone Group L.P.

            "Funded Ancillary Credit Extension" shall mean, at any time, an extension of credit under an Ancillary Facility in respect of which the applicable Ancillary Lender has advanced funds to, or on behalf of, the Foreign Subsidiary Borrower thereunder.

            "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

            "Global Lending Office" shall mean, as to any Global Revolving Facility Lender, the applicable branch, office or Affiliate of such Global Revolving Facility Lender designated by such Global Revolving Facility Lender to make Loans denominated in a Foreign Currency.

            "Global Revolving Facilities" shall mean (a) prior to the Effective Funding Time, the Existing Global Revolving Facility and (b) at or after the Effective Funding Time, the New Global Revolving Facility.

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                                                                              44

            "Global Revolving Facility Borrowing" shall mean a Borrowing comprised of Global Revolving Facility Loans.

            "Global Revolving Facility Commitment" shall mean (a) prior to the Effective Funding Time, an Existing Global Revolving Facility Commitment and (b) at or after the Effective Funding Time, a New Global Revolving Facility Commitment.

            "Global Revolving Facility Credit Exposure" shall mean (a) prior to the Effective Funding Time, the Existing Global Revolving Facility Credit Exposure and (b) at and after the Effective Funding Time, the New Global Revolving Facility Credit Exposure.

            "Global Revolving Facility Lender" shall mean an Existing Global Revolving Facility Lender or a New Global Revolving Facility Lender, as applicable.

            "Global Revolving Facility Loans" shall mean (a) prior to the Effective Funding Time, the Existing Global Revolving Facility Loans and (b) at or after the Effective Funding Time, the New Global Revolving Facility Loans.

            "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any person (the "guarantor") shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

            "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Holdings" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Holdings Common Stock" shall mean common stock issued by Holdings.

            "Holdings Equity Contribution" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Incremental Extensions of Credit" shall have the meaning assigned to such term in Section 2.23.

            "Incremental Facility Amendment" shall have the meaning assigned to such term in Section 2.23.

            "Incremental Facility Closing Date" shall have the meaning assigned to such term in Section 2.23.

            "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and (j) all obligations of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

            "Installment Date" shall mean a Tranche A Installment Date, a Tranche A-1 Installment Date, a Tranche B Installment Date, a Tranche D Installment Date or a Tranche E Installment Date, as applicable.

            "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of February 28, 2003, among JPMorgan Chase Bank, as Administrative Agent, the Receivables Subsidiary, the U.S. Borrower and the Collateral Agent.

            "Interest Coverage Ratio" shall have the meaning given such term in
Section 6.11.

            "Interest Election Request" shall mean a request by a Borrower to convert or continue a Term Borrowing or Revolving Borrowing in accordance with
Section 2.07.

            "Interest Expense" shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with the Permitted Receivables Financing which are payable to any person other than the U.S. Borrower or a Subsidiary Loan Party and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the U.S. Borrower and the Subsidiaries with respect to Swap Agreements.

            "Interest Payment Date" shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter, (c) with respect to any Swingline Dollar Loan, the day that such Swingline Dollar Loan is required to be repaid pursuant to Section 2.09(a) and (d) with respect to any Swingline Foreign Currency Loan, the last day of the Interest Period applicable to such Swingline Foreign Currency Loan or any day otherwise agreed to by the Swingline Foreign Currency Lenders.

            "Interest Period" shall mean, (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the applicable Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11 and (b) as to any Swingline Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Foreign Currency Borrowing, which shall not be later than the seventh day thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Intermediate Holdings" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Intermediate Holdings Equity Contribution" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Investment Grade Ratings" shall mean a rating of both (a) BBB- or better from S&P and (b) Baa3 or better from Moody's.

            "IPO" shall have the meaning assigned to such term in the preamble to this Agreement.

            "IPO Repurchase Transaction" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Intermediate Holdings Loan" shall mean the loan from the U.S. Borrower to Intermediate Holdings in an aggregate principal amount of $499,000,000 made with the proceeds of the Tranche E Term Loans and approximately $200,000,000 of cash of the U.S. Borrower, which loan has been evidenced by a note and pledged pursuant to the Collateral and Guarantee Requirement.

            "Issuing Bank" shall mean JPMorgan Chase Bank, N.A., each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.12(b).

            "Judgment Currency" shall have the meaning assigned to such term in
Section 9.17(b).

            "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

            "L/C Participation Fee" shall have the meaning assigned such term in
Section 2.12(b).

            "Lender" shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a "Lender" hereunder pursuant to
Section 9.04 or pursuant to an Incremental Facility Amendment.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), (ii) a Lender having notified in writing the applicable Borrower and/or the Applicable Agent that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06 or (iii) the refusal of an Ancillary Lender to extend credit under an Ancillary Facility other than a refusal in accordance with the terms of the applicable Ancillary Facility Document and the terms hereof.

            "Lenders' Presentation" shall mean the Lenders' Presentation dated November 17, 2004, as modified or supplemented prior to the Restatement Effective Date.

            "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.05 (including each letter of credit issued under the Existing Credit Agreement and outstanding at the Effective Funding Time).

            "Leverage Ratio" shall mean, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) has occurred during the relevant Test Period, EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

            "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMorgan Chase Bank, N.A., at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security Documents, the Ancillary Facility Documents, the Intercreditor Agreement, any promissory note issued under Section 2.09(e) and any Incremental Facility Amendment.

            "Loan Parties" shall mean Holdings, Intermediate Holdings, the Borrowers and the Subsidiary Loan Parties.

            "Loans" shall mean the Term Loans, the Revolving Loans, the Swingline Loans and any loans made in respect of any Incremental Extension of Credit.

            "Local Time" shall mean (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.

            "London Administrative Office" shall mean the office of the Administrative Agent at 125 London Wall, London EC2Y 5AJ, England, Attention of Loans Agency Division, Nichola Hall (Telecopy No. 011-44-207-777-2360).

            "Lucas" shall mean Lucas Industries Limited, a company organized under the Laws of England and Wales.

            "Lucas Notes" shall mean the 10-7/8% Bonds due 2020 of Lucas issued under the Trust Deed between Lucas and The Law Debenture Trust Corporation p.l.c. dated January 10, 1989.

            "LucasVarity" shall mean Lucas-Varity Unlimited, a company organized under the laws of England and Wales.

            "LucasVarity Holdings" shall mean LucasVarity Automotive Holding Co., a Delaware corporation.

            "Majority Lenders" of any Facility shall mean, at any time, Lenders under such Facility having Loans, Ancillary Commitments and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility, Ancillary

Commitments and unused Commitments under such Facility at such time.

            "Management Equity Loan" shall mean (a) the loan on the Closing Date by the U.S. Borrower or Holdings to the Management Equity Vehicle in an aggregate principal amount not in excess of $12,000,000 and (b) if applicable, the loan on the Closing Date by the U.S. Borrower to Holdings in an aggregate principal amount equal to the loan, if any, by Holdings to the Management Equity Vehicle on the Closing Date.

            "Management Equity Vehicle" shall mean trust accounts pursuant to escrow agreements dated as of February 21, 2003, and as of the Closing Date.

            "Management Group" shall mean the group consisting of the directors, executive officers and other management personnel of the U.S. Borrower, Holdings and Intermediate Holdings on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the stockholders of the U.S. Borrower, Holdings, or Intermediate Holdings, as applicable, was approved by a vote of a majority of the directors of the U.S. Borrower, Holdings or Intermediate Holdings, as applicable, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the U.S. Borrower, Holdings or Intermediate Holdings, as applicable, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the U.S. Borrower, Holdings or Intermediate Holdings, as applicable.

            "Margin Stock" shall have the meaning given such term in Regulation
U.

            "Material Adverse Effect" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the business, operations, properties, assets or financial condition of the U.S. Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Restatement Transactions or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any Issuing Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.

            "Material Indebtedness" shall mean Indebtedness (other than Loans, Ancillary Credit Extensions and Letters of Credit) of any one or more of the Loan Parties in an aggregate principal amount exceeding $50,000,000.

            "Maximum Rate" shall have the meaning provided in Section 9.09.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgaged Properties" shall mean the owned real properties of the Loan Parties set forth on Schedule 3.18.

            "Mortgages" shall mean the U.S. Mortgages and the Foreign Mortgages.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which a Borrower, Holdings, Intermediate Holdings or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Net Income" means, with respect to any person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

            "Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the U.S. Borrower or any of the Subsidiaries (other than those pursuant to Section 6.05(a), (b), (c), (e),
(f), (g), (i) or (j)), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to the Senior Notes or Senior Subordinated Notes), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable as a result thereof, provided that, if no Event of Default exists and the U.S. Borrower shall deliver a certificate of a Responsible Officer of the U.S. Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the U.S. Borrower's intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets (including inventory) useful in the business of the U.S. Borrower and the Subsidiaries, or make investments pursuant to Section 6.04(j), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period, and provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $10,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year (excluding any proceeds that do not constitute Net Proceeds during such fiscal year pursuant to clause (x) of this proviso) shall exceed $50,000,000, and (b) 100% of the cash proceeds from the incurrence, issuance or sale by the U.S. Borrower or any of the Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01 (other than 6.01(m)), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings, Intermediate Holdings or the U.S. Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Fund.

            "New Available Unused Commitment" shall mean, with respect to any Global Revolving Facility Lender at any time, an amount equal to the amount by which (a) the New Global Revolving Facility Commitment of such Global Revolving Facility Lender at such time exceeds (b) the sum of (x) the New Global Revolving Facility Credit Exposure of such Global Revolving Facility Lender at such time and (y) the Ancillary Commitment (if any) of such Global Revolving Facility Lender at such time. For purposes of calculating any Global Revolving Facility Lender's New Available Unused Commitment in connection with an Ancillary Replacement Borrowing, the amount of the Ancillary Commitment of such New Global Revolving Facility Lender shall be reduced by the amount of the Ancillary Commitment being terminated.

            "New Global Revolving Facility" shall mean the New Global Revolving Facility Commitments and the extensions of credit made thereunder by the Global Revolving Facility Lenders.

            "New Global Revolving Facility Commitment" shall mean, with respect to each Global Revolving Facility Lender, the commitment of such Global Revolving Facility Lender to make New Global Revolving Facility Loans at or after the Effective Funding Time pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender's New Global Revolving Facility Credit Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under
Section 9.04. The amount of each Global Revolving Facility Lender's New Global Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Global Revolving Facility Lender shall have assumed its New Global Revolving Facility Commitment, as applicable. The aggregate amount of the New Global Revolving Facility Commitments on the date hereof is $500,000,000.

            "New Global Revolving Facility Credit Exposure" shall mean, at any time at and after the Effective Funding Time, the sum of (a) the aggregate principal amount of the New Global Revolving Facility Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of the New Global Revolving Facility Loans denominated in a Foreign Currency outstanding at such time and (c) the Swingline Foreign Currency Exposure at such time. The New Global Revolving Facility Credit Exposure of any Global Revolving Facility Lender at any time at and after the Effective Funding Time shall be the sum of (a) the aggregate principal amount of such Global Revolving Facility Lender's New Global Revolving Facility Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such Global Revolving Facility Lender's New Global Revolving Facility Loans denominated in a Foreign Currency outstanding at such time and
(c) such Global Revolving Facility Lender's ratable share (based on New Available Unused Commitments) of the Swingline Foreign Currency Exposure at such time.

            "New Global Revolving Facility Lender" shall mean a Lender with a New Global Revolving Facility Commitment or with outstanding New Global Revolving Facility Loans.

            "New Global Revolving Facility Loan" shall mean a Loan made by a Global Revolving Facility Lender in respect of a New Global Revolving Facility Commitment pursuant to Section 2.01. Each New Global Revolving Facility Loan denominated in Dollars shall be a Eurocurrency Loan or an ABR Loan, and each New Global Revolving Facility Loan denominated in a Foreign Currency shall be a Eurocurrency Loan.

            "New Revolving Facility Lenders" shall mean the New Global Revolving Facility Lenders and the New U.S. Revolving Facility Lenders.

            "New Revolving Borrowing" shall mean a Borrowing of New Revolving Loans.

            "New Revolving Loans" shall mean the New Global Revolving Facility Loans and the New U.S. Revolving Facility Loans.

            "New U.S. Revolving Facility" shall mean the New U.S. Revolving Facility Commitments and the extensions of credit made hereunder by the New U.S. Revolving Facility Lenders.

            "New U.S. Revolving Facility Commitment" shall mean, with respect to each U.S. Revolving Facility Lender, the commitment of such U.S. Revolving Facility Lender to make New U.S. Revolving Facility Loans at or after the Effective Funding Time pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender's New U.S. Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The amount of each U.S. Revolving Facility Lender's New U.S. Revolving Facility Commitment on the date hereof is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such U.S. Revolving Facility Lender shall have assumed its New U.S. Revolving Facility Commitment, as applicable. The aggregate amount of the New U.S. Revolving Facility Commitments on the date hereof is $400,000,000.

            "New U.S. Revolving Facility Credit Exposure" shall mean, at any time at and after the Effective Funding Time, the sum of (a) the aggregate principal amount of the New U.S. Revolving Facility Loans outstanding at such time, (b) the Swingline Dollar Exposure at such time and (c) the Revolving L/C Exposure at such time. The New U.S. Revolving Facility Credit Exposure of any Lender at any time at and after the Effective Funding Time shall be such Lender's New U.S. Revolving Facility Percentage of the New U.S. Revolving Facility Credit Exposure at such time.

            "New U.S. Revolving Facility Lender" shall mean a Lender with a New U.S. Revolving Facility Commitment or with outstanding New U.S. Revolving Facility Loans.

            "New U.S. Revolving Facility Loan" shall mean a Loan made by a U.S. Revolving Facility Lender in respect of a New U.S.

Revolving Facility Commitment pursuant to Section 2.01. Each New U.S. Revolving Facility Loan shall be a Eurocurrency Loan or an ABR Loan.

            "New U.S. Revolving Facility Percentage" shall mean, with respect to any U.S. Revolving Facility Lender, the percentage of the total New U.S. Revolving Facility Commitments represented by such Lender's New U.S. Revolving Facility Commitment. If the New U.S. Revolving Facility Commitments have terminated or expired, the New U.S. Revolving Facility Percentages shall be determined based upon the New U.S. Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

            "Newco UK" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Newco UK Equity Contribution" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Newco UK Loan" shall mean the loan from the U.S. Borrower to Newco UK on the Closing Date in an aggregate principal amount equal to $725,740,000 out of the proceeds of Loans made to the U.S. Borrower on the Closing Date, which loan is evidenced by a note and pledged pursuant to a Foreign Pledge Agreement.

            "Northrop Space and Mission" shall mean Northrop Grumman Space & Mission Systems Corp., an Ohio corporation.

            "Notice of Termination" shall have the meaning assigned to such term in Section 2.22(e)(ii).

            "Obligations" shall mean the "Obligations", as such term is defined in the U.S. Collateral Agreement, and the "Foreign Obligations", as such term is defined in the Foreign Guarantee.

            "Original Credit Agreement" shall mean the Credit Agreement dated as of February 27, 2003 among Holdings, Intermediate Holdings, the U.S. Borrower, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, as administrative agent, Credit Suisse First Boston, acting through its Cayman Islands Branch, Lehman Commercial Paper Inc., and Deutsche Bank Securities Inc., each as co-syndication agent, and Bank of America, N.A., as documentation agent.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

            "Participant" shall have the meaning assigned to such term in
Section 9.04(c).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Perfection Certificates" shall mean the U.S. Perfection Certificate and the Foreign Perfection Certificates.

            "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors' qualifying shares) in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such person or division is engaged in the same or a similar line of business as the U.S. Borrower and the Subsidiaries or a reasonable extension, development or expansion of such line of business or a business ancillary to such line of business, (b) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (c) immediately after giving effect thereto:
(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) the Equity Interests of any acquired or newly formed corporation, partnership, association or other business entity are held directly by (A) the U.S. Borrower, (B) a Wholly Owned Subsidiary that is a Domestic Subsidiary Loan Party or (C) if such corporation, partnership, association or other business entity is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia, a Foreign Subsidiary Loan Party and, in each case, such acquired or newly formed Subsidiary shall become a Subsidiary Loan Party and all actions required to be taken with respect to such acquired or newly formed Subsidiary Loan Party under Section 5.10 shall have been taken and
(iv)(A) the U.S. Borrower and the Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries, and the U.S. Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the U.S. Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any


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                                                                              58

acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

            "Permitted Cure Security" means an equity security of Holdings (or the surviving entity in any merger of Holdings permitted under Section 6.05(b)) having no mandatory redemption, repurchase or similar requirements prior to December 31, 2012, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

            "Permitted Holder" shall mean the Fund, the Fund Affiliates and the Management Group.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits having a Dollar Equivalent that is in excess of $500,000,000 and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (c) repurchase obligations with a term of not more than 365 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (f) in the case of any Foreign Subsidiary:
(i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or


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                                                                              59

equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the U.S. Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); (g) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (a) through (e) above; (h) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and (i) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 5% of the total assets of the U.S. Borrower and the Subsidiaries, on a consolidated basis, as of the end of the U.S. Borrower's most recently completed fiscal year.

            "Permitted Lucas Refinancing Indebtedness" shall mean any Indebtedness of (a) the U.S. Borrower, Lucas or any Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance") the Lucas Notes (it being understood that the assumption by any Subsidiary of the obligations in respect of the Lucas Notes shall constitute such a Refinancing) or (b) Lucas issued to Northrop Space and Mission upon the drawing of an Acceptable Letter of Credit pursuant to the Letter Agreement dated as of February 5, 2003, between Northrop Grumman Corporation and BCP Acquisition Company LLC; provided that the proceeds of such Acceptable Letter of Credit are applied to repay the Lucas Notes or are held in an escrow account reasonably satisfactory to the Administrative Agent until such proceeds are so applied; provided, further, that, in either case, (v) the principal amount of such Permitted Lucas Refinancing Indebtedness does not exceed the principal amount of Lucas Notes being Refinanced (plus unpaid accrued interest and premium thereon), unless such excess could be incurred under any provision of Section 6.01 (other than clause
(a) thereof), (w) the stated maturity of such Permitted Lucas Refinancing Indebtedness is no earlier than 180 days after the Tranche B Maturity Date or the maturity date for any outstanding Incremental Extension of Credit, (x) such Permitted Lucas Refinancing Indebtedness does not require any scheduled amortization, principal or sinking fund payments earlier than 180 days after the Tranche B Maturity Date or the maturity date for any outstanding Incremental Extension of Credit, (y) such Permitted Lucas Refinancing Indebtedness is not secured by any


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                                                                              60

collateral and (z) all other terms (excluding interest rates and redemption premiums) of such Permitted Lucas Refinancing Indebtedness are not less favorable to the Lenders in any material respect than those contained in the Senior Notes (or, if such Permitted Lucas Refinancing Indebtedness is subordinated to the Obligations, the Senior Subordinated Notes); provided that
(i) in the event of any Refinancing resulting from the assumption of the Lucas Notes by a Subsidiary, such Permitted Lucas Refinancing Indebtedness may have the same terms as the Lucas Notes and (ii) such Permitted Lucas Refinancing Indebtedness may be guaranteed by the U.S. Borrower and the Subsidiaries.

            "Permitted Notes Refinancing Indebtedness" means any Indebtedness of the U.S. Borrower issued to Refinance all or any portion of the Senior Notes or Senior Subordinated Notes (or previous refinancings thereof constituting Permitted Notes Refinancing Indebtedness); provided that (a) the principal amount of such Permitted Notes Refinancing Indebtedness does not exceed the principal amount of the Senior Notes or Senior Subordinated Notes being Refinanced (plus unpaid accrued interest and premium thereon), (b) the stated maturity of such Permitted Notes Refinancing Indebtedness is no earlier than 180 days after the Tranche B Maturity Date or the maturity date for any outstanding Incremental Extension of Credit, (c) such Permitted Notes Refinancing Indebtedness does not require any scheduled amortization, principal or sinking fund payments earlier than 180 days after the Tranche B Maturity Date or the maturity date for any outstanding Incremental Extension of Credit, (d) with respect to any Refinancing of Senior Subordinated Notes, such Permitted Notes Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms no less favorable to the Lenders than those contained in the Senior Subordinated Notes Documents, (e) such Permitted Notes Refinancing Indebtedness does not have different obligors or guarantors than those with respect to the Senior Notes or Senior Subordinated Notes, (f) such Permitted Notes Refinancing Indebtedness is not secured by any collateral and (g) all other terms (excluding interest rates and redemption premiums) of such Permitted Refinancing Indebtedness are not less favorable to the Lenders in any material respect than those contained in the Senior Notes or Senior Subordinated Notes, as applicable.

            "Permitted Receivables Documents" means the U.S. Receivables Purchase Agreement, the Receivables Transfer Agreement and the Receivables Loan Agreement and all other documents and agreements relating to the Permitted Receivables Financing.

            "Permitted Receivables Financing" shall mean (a)(i) the sale by the U.S. Borrower and certain Subsidiaries of


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                                                                              61

accounts receivable to the Transferor pursuant to the U.S. Receivables Purchase Agreement and (ii) the sale of such accounts receivable by the Transferor to the Receivables Subsidiary pursuant to the Receivables Transfer Agreement, (b) the loans made by the lenders under the Receivables Loan Agreement to the Receivables Subsidiary to finance the purchase of such accounts receivables and loans or (c) any sale or financing by a Foreign Subsidiary of its accounts receivable (including any bills of exchange) or by the U.S. Borrower or any Subsidiary of accounts receivable (including any bills of exchange) owing by an obligor domiciled outside the United States, provided that (A) any such sale or financing shall provide for recourse to such Foreign Subsidiary or the U.S. Borrower (as applicable) only to the extent customary for similar sales or financings in the jurisdiction relevant to such sale or financing and (B) the sum of, without duplication, (x) the aggregate principal amounts financed pursuant to clauses (a) and (b) of this definition, (y) the aggregate principal amounts financed pursuant to clause (c) of this definition and (z) the aggregate Net Investment in accounts receivable pursuant to clause (c) shall not exceed $600,000,000 at any time. For the purpose of this definition, "Net Investment" means the cash purchase price paid by the buyer in connection with its purchase of accounts receivable (including any bills of exchange) less the amount of collections received in respect of such accounts receivable and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the U.S. Borrower.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings, Intermediate Holdings, the U.S. Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledged Collateral" shall have the meaning assigned to such term in the U.S. Collateral Agreement or a Foreign Pledge Agreement, as applicable.

            "primary obligor" shall have the meaning given such term in the definition of the term Guarantee.


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                                                                              62

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

            "Pro Forma Basis" shall mean, as to any person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period last ended on or before the occurrence of such event (the "Reference Period"):

            (i) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition and to any Permitted Business Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Permitted Business Acquisition" and Section 2.23, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated or the date of the applicable Incremental Extension of Credit as the case may be); and

            (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Permitted Business Acquisition" and Section 2.23 occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated or the date of the applicable Incremental Extension of Credit, as the case may
      be) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing


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                                                                              63

      floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of "Pro Forma Basis" shall be determined in good faith by a Responsible Officer of the U.S. Borrower and, for any fiscal period ending on or prior to the first anniversary of a Permitted Business Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions reasonably expected to result from such Permitted Business Acquisition, Asset Disposition or other similar transaction, less the amount of costs reasonably expected to be incurred by the U.S. Borrower and the Subsidiaries to achieve such cost savings, to the extent that the U.S. Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the U.S. Borrower setting forth such operating expense reductions and the costs to achieve such reductions and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and the costs to achieve such reductions.

            "Projections" shall mean the projections of the U.S. Borrower and the Subsidiaries included in the Lenders' Presentation and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, Intermediate Holdings, the U.S. Borrower or a Subsidiary prior to the Restatement Effective Date in connection with the Restatement Transactions.

            "Public Offering" shall mean any public sale of common stock of Holdings, other than public offerings with respect to the common stock of Holdings registered on Form S-8 under the Securities Act (or any successor form thereto).

            "Public Offering Net Proceeds" shall mean the cash proceeds from any Public Offering, net of all fees (including investment banking fees), discounts, commissions, costs and other expenses, in each case incurred in connection with such Public Offering. In connection with the calculation of the Public Offering Net Proceeds with respect to any Public Offering, all fees, discounts, commissions, costs and expenses shall be allocated among the shares sold in such Public Offering on a pro rata basis.

            "Purchase Agreement" shall mean the Master Purchase Agreement between BCP Acquisition Company L.L.C. and Northrop

Grumman Corporation dated as of November 18, 2002, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

            "Quotation Day" shall mean, with respect to any Eurocurrency Borrowing or Swingline Foreign Currency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

            "Reaffirmation Agreement" shall mean the Reaffirmation Agreement, attached hereto as Exhibit P, among Holdings, Intermediate Holdings, the U.S. Borrower and the other Reaffirming Parties (as defined therein), as amended, supplemented or otherwise modified from time to time.

            "Receivables Loan Agreement" shall mean the Receivables Loan Agreement dated as of February 28, 2003, by and among the Receivables Subsidiary, the conduit lenders and committed lenders from time to time party thereto, JPMorgan Chase Bank, Credit Suisse First Boston, Lehman Commercial Paper Inc. and Deutsche Bank A.G., New York Branch, as funding agents, and JPMorgan Chase Bank, as administrative agent, as it may be amended, supplemented or otherwise modified to the extent permitted by Section 6.09 and (b) any agreement replacing the Receivables Loan Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Loan Agreement and that are otherwise no more adverse in any material respect to the Lenders than the applicable terms of such Receivables Loan Agreement.

            "Receivables Subsidiary" shall mean TRW Auto Global Receivables, LLC, a Delaware limited liability company.

            "Receivables Transfer Agreement" shall mean (a) the Transfer Agreement dated as of February 28, 2003, between the Transferor and the Receivables Subsidiary, relating to the Permitted Receivables Financing, as it may be amended, supplemented or otherwise modified to the extent permitted by
Section 6.09 and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse in any material respect to the Lenders than the applicable terms of such Receivables Transfer Agreement.

            "Reference Period" shall have the meaning assigned to such term in the definition of the term "Pro Forma Basis".

            "Refinance" shall have the meaning assigned to such term in the definition of "Permitted Lucas Refinancing Indebtedness", and "Refinanced" and "Refinancing" shall have the meanings correlative thereto.

            "Register" shall have the meaning assigned to such term in Section 9.04(b).

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Related Parties" means, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

            "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

            "Required Issuance Date" shall mean, with respect to any claimed breach of the terms of, or default under, the Lucas Notes, (a) the date that is no later than the second Business Day prior to the expiration of any grace period applicable to such claimed breach or default (unless the trustee under the Lucas Notes has theretofore been enjoined from declaring the Lucas Notes to be immediately due and payable, in which event such date shall be deferred until the earliest of (i) the 90th day after the date of issuance of such injunction,
(ii) the second Business Day prior to the date on which Lucas reasonably determines that such injunction is likely to be lifted or to expire and (iii) two

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                                                                              66

Business Days after such injunction is lifted or expires) or (b) the date that is no later than the second Business Day after the date on which the trustee with respect to the Lucas Notes delivers written notice declaring the Lucas Bonds to be immediately due and payable without having provided Lucas an opportunity to remedy such claimed breach or default.

            "Required Lenders" shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures, (d) unused U.S. Revolving Facility Commitments (excluding Commitments to make Swingline Loans), (e) Available Unused Commitments, (f) Ancillary Commitments, (g) unfunded Tranche A Term Loan Commitments and (h) unfunded Tranche B Term Loan Commitments, that taken together, represent more than 50% of the sum of (i) all Loans (other than Swingline Loans) outstanding,
(ii) Revolving L/C Exposures, (iii) Swingline Exposures, (iv) unused U.S. Revolving Facility Commitments (excluding commitments to make Swingline Loans),
(v) the total Available Unused Commitments, (vi) Ancillary Commitments, (vii) all unfunded Tranche A Term Loan Commitments and (viii) all unfunded Tranche B Term Loan Commitments at such time. For purposes of the foregoing, the (i) Loans, Revolving L/C Exposures, Swingline Exposures, unused U.S. Revolving Facility Commitment, Available Unused Commitment, Ancillary Commitment, unfunded Tranche A Term Loan Commitment and unfunded Tranche B Term Loan Commitment of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time and (ii) in determining the Required Lenders at any time prior to the Effective Funding Time, the Available Unused Commitments shall include both the Existing Available Unused Commitments and the New Available Unused Commitments.

            "Required Percentage" shall mean, with respect to an Excess Cash Flow Period, (i) 50%, if the Leverage Ratio at the end of such Excess Cash Flow Period is greater than or equal to 3.25 to 1.00, (ii) 25%, if the Leverage Ratio at the end of such Excess Cash Flow Period is greater than or equal to 2.50 to
1.00 but less than 3.25 to 1.00 and (iii) 0%, if the Leverage Ratio at the end of such Excess Cash Flow Period is less than 2.50 to 1.00.

            "Required Restatement Lenders" shall mean (a) the Required Lenders (as defined in the Existing Credit Agreement), (b) each of the New Revolving Facility Lenders, (c) each of the Tranche A Term Loan Lenders and (d) each of the Tranche B Term Loan Lenders.

            "Reserve Account" shall have the meaning assigned to such term in
Section 11.02(a).

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                                                                              67

            "Reset Date" shall have the meaning assigned to such term in Section 1.03(a).

            "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

            "Restatement Effective Date" shall mean the date on which the conditions specified in Section 4.01 are satisfied (or waived by the Required Restatement Lenders).

            "Restatement Effective Date Ancillary Facility" shall mean each Ancillary Facility made available on the Restatement Effective Date and set forth on Schedule 1.01(c).

            "Restatement Effective Date Foreign Subsidiary Borrower Agreement" shall mean a Foreign Subsidiary Borrower Agreement listed on Schedule 1.01(i) entered into by Foreign Subsidiary Borrowers listed on such schedule on the Restatement Effective Date.

            "Restatement Transactions" shall mean the execution and delivery of this Agreement by each Person party thereto, the satisfaction of the conditions to the effectiveness thereof and the consummation of the transactions contemplated thereby.

            "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

            "Revolving Credit Commitment" shall mean a Global Revolving Facility Commitment or a U.S. Revolving Facility Commitment.

            "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum at such time, without duplication, of (a) such Lender's Global Revolving Facility Credit Exposure and (b) such Lender's U.S. Revolving Facility Credit Exposure.

            "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

            "Revolving Credit Maturity Date" shall mean February 28, 2009 or, if the Effective Funding Time occurs, January 10, 2010.

            "Revolving L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit denominated in Dollars outstanding at such time, (b) the Dollar

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                                                                              68

Equivalent of the aggregate undrawn amount of all Letters of Credit denominated in a Foreign Currency outstanding at such time, (c) the aggregate principal amount of all L/C Disbursements (i) made in Dollars that have not yet been reimbursed at such time or (ii) made in a Foreign Currency and converted into Dollars pursuant to Section 2.05(e) or 2.05(k) and (d) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements made in a Foreign Currency that have not yet been reimbursed or converted into Dollars pursuant to
Section 2.05(e) or 2.05(k). The Revolving L/C Exposure of any U.S. Revolving Facility Lender at any time shall mean its U.S. Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

            "Revolving Loans" shall mean Global Revolving Facility Loans and U.S. Revolving Facility Loans.

            "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.03.

            "S&P" shall mean Standard & Poor's Ratings Group, Inc.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Second Amendment and Restatement Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Second Restatement Effective Date" shall mean January 9, 2004.

            "Secured Parties" shall mean the "Secured Parties" as defined in the U.S. Collateral Agreement.

            "Securities Act" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Security Documents" shall mean the Mortgages, the U.S. Collateral Agreement, the Foreign Pledge Agreements, the Foreign Security Agreements, the Foreign Guarantee, the Finco Guarantee, the Reaffirmation Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

            "Seller Note" shall mean the subordinated Indebtedness in an aggregate principal amount of $600,000,000 issued on the Closing Date by Intermediate Holdings and evidenced by a note,

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                                                                              69

which Indebtedness was repaid in full on November 12, 2004 with the proceeds of the Intermediate Holdings Loan.

            "Senior Note Documents" shall mean the Senior Notes and the Senior
Note Indentures.

            "Senior Note Indentures" shall mean the Indentures dated as of February 18, 2003, among the U.S. Borrower, the Subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

            "Senior Notes" shall mean the U.S. Borrower's 9.375% Senior Notes due 2013 and 10.125% Senior Notes due 2013, in each case issued pursuant to the Senior Note Indentures and any notes issued by the U.S. Borrower in exchange for, and as contemplated by, the Senior Notes with substantially identical terms as the Senior Notes.

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes and the Senior Subordinated Note Indentures.

            "Senior Subordinated Note Indentures" shall mean the Indentures dated as of February 18, 2003, among the U.S. Borrower, the Subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

            "Senior Subordinated Notes" shall mean the U.S. Borrower's 11% Senior Subordinated Notes due 2013 and 11.75% Senior Subordinated Notes due 2013, in each case issued pursuant to the Senior Subordinated Note Indentures and any notes issued by the U.S. Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes.

            "Statutory Reserves" shall mean, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or other similar percentages (expressed as a decimal) established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such

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                                                                              70

currency or by reference to which interest rates applicable to Loans in such currency are determined.

            "Sterling" or "(pound)" shall mean the lawful money of the United Kingdom.

            "Stock Consideration" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Stockholders Agreement" shall mean the Stockholders Agreement dated as of February 28, 2003, among the Fund and Northrop Grumman Corporation, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

            "Stock Purchases" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Subordinated Intercompany Debt" shall have the meaning assigned to such term in Section 6.01(d).

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" shall mean a subsidiary of the U.S. Borrower.

            "Subsidiary Loan Party" shall mean each Subsidiary that is (a) a Domestic Subsidiary Loan Party or (b) a Foreign Subsidiary Loan Party.

            "Swap Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by

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                                                                              71

current or former directors, officers, employees or consultants of the U.S. Borrower or a Subsidiary shall be a Swap Agreement.

            "Swingline Borrowing Request" shall mean a request by a Borrower substantially in the form of Exhibit C-2.

            "Swingline Dollar Borrowing" shall mean a Borrowing comprised of Swingline Dollar Loans.

            "Swingline Dollar Commitment" shall mean, with respect to each Swingline Dollar Lender, the commitment of such Swingline Dollar Lender to make Swingline Dollar Loans pursuant to Section 2.04. The amount of each Swingline Dollar Lender's Swingline Dollar Commitment on the Restatement Effective Date is set forth on Schedule 2.04(a). The aggregate amount of the Swingline Dollar Commitments on the Restatement Effective Date is $75,000,000.

            "Swingline Dollar Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Dollar Borrowings at such time. The Swingline Dollar Exposure of any U.S. Revolving Facility Lender at any time shall mean its U.S. Revolving Facility Percentage of the aggregate Swingline Dollar Exposure at such time.

            "Swingline Dollar Lender" shall mean a Lender with a Swingline Dollar Commitment or outstanding Swingline Dollar Loans.

            "Swingline Dollar Loans" shall mean the swingline loans denominated in Dollars and made to the U.S. Borrower pursuant to Section 2.04.

            "Swingline Exposure" shall mean at any time the sum of the Swingline Dollar Exposure and the Swingline Foreign Currency Exposure.

            "Swingline Foreign Currency Borrowing" shall mean a Borrowing comprised of Swingline Foreign Currency Loans.

            "Swingline Foreign Currency Commitment" shall mean, with respect to each Swingline Foreign Currency Lender, the commitment of such Swingline Foreign Currency Lender to make Swingline Foreign Currency Loans pursuant to Section
2.04. The amount of each Swingline Foreign Currency Lender's Swingline Foreign Currency Commitment on the Restatement Effective Date is set forth on Schedule 2.04(b). The aggregate amount of the Swingline Foreign Currency Commitments on the Restatement Effective Date is $50,000,000.

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                                                                              72

            "Swingline Foreign Currency Exposure" shall mean at any time the Dollar Equivalent of the aggregate principal amount of all outstanding Swingline Foreign Currency Loans at such time. The Swingline Foreign Currency Exposure of any Global Revolving Facility Lender at any time shall mean its ratable share (based on Available Unused Commitments) of the aggregate Swingline Foreign Currency Exposure at such time.

            "Swingline Foreign Currency Lender" shall mean a Lender with a Swingline Foreign Currency Commitment or outstanding Swingline Foreign Currency Loans.

            "Swingline Foreign Currency Loans" shall mean the swingline loans denominated in a Foreign Currency and made to a Foreign Subsidiary Borrower pursuant to Section 2.04.

            "Swingline Foreign Currency Rate" shall mean with respect to any Swingline Foreign Currency Borrowing, (a) for an Interest Period of 1 day or 7 days, the rate per annum determined by the Applicable Agent on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen page), for a period equal to such Interest Period or (b) for any other Interest Period, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Swingline Foreign Currency Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMorgan Chase Bank, N.A., Deutsche Bank A.G. and Bank of America, N.A. on the Quotation Day.

            "Swingline Lender" shall mean (i) the Swingline Dollar Lenders, in their respective capacities as Lenders of Swingline Dollar Loans, and (ii) the Swingline Foreign Currency Lenders, in their respective capacities as Lenders of Swingline Foreign Currency Loans.

            "Swingline Loans" shall mean the Swingline Dollar Loans and the Swingline Foreign Currency Loans.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority.

            "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

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                                                                              73

            "Term Loans" shall mean the Tranche A Term Loans, the Tranche A-1 Term Loans, the Tranche B Term Loans, the Tranche D-1 Term Loans, the Tranche D-2 Term Loans and the Tranche E Term Loans. Each Tranche A Term Loan, each Tranche A-1 Term Loan, each Tranche B Term Loan, each Tranche D-1 Term Loan and each Tranche E Term Loan shall be a Eurocurrency Term Loan or an ABR Term Loan. Each Tranche D-2 Term Loan shall be a Eurocurrency Term Loan.

            "Test Period" shall mean, on any date of determination, the period of four consecutive fiscal quarters of the U.S. Borrower then last ended (taken as one accounting period).

            "Third Amendment and Restatement Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Total Revolving Credit Commitment" shall mean, (a) at any time prior to the Effective Funding Time, the total Existing Global Revolving Facility Commitments and the total Existing U.S. Revolving Facility Commitments, as in effect at such time, and (b) at any time at and after the Effective Funding Time, the total New Global Revolving Facility Commitments and the total New U.S. Revolving Facility Commitments, as in effect at such time.

            "Tranche A Facility" shall mean the Tranche A Term Loan Commitments and the Tranche A Term Loans converted or made hereunder.

            "Tranche A Installment Date" shall have the meaning assigned to such term in Section 2.10(a).

            "Tranche A Maturity Date" shall mean January 10, 2010.

            "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

            "Tranche A Term Loan Commitment" shall mean, with respect to each Lender, the agreement of such Lender to convert Tranche A-1 Term Loans to Tranche A Terms Loans, or the commitment of such Lender to make Tranche A Term Loans, in each case as set forth in Section 2.01. The aggregate amount of the Tranche A Term Loan Commitments on the date hereof is $400,000,000.

            "Tranche A Term Loans" shall mean the Tranche A Term Loans converted from Tranche A-1 Term Loans or made by the Lenders to the U.S. Borrower pursuant to Section 2.01.

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                                                                              74

            "Tranche A-1 Facility" shall mean the Tranche A-1 Term Loans made or converted pursuant to the Second Amendment and Restatement Agreement.

            "Tranche A-1 Installment Date" shall have the meaning assigned to such term in Section 2.10(b).

            "Tranche A-1 Maturity Date" shall mean February 28, 2009.

            "Tranche A-1 Term Borrowing" shall mean a Borrowing comprised of Tranche A-1 Term Loans.

            "Tranche A-1 Term Loans" shall mean the Tranche A-1 Term Loans made by the Lenders to the U.S. Borrower or converted from Existing Tranche A Term Loans pursuant to the Second Amendment and Restatement Agreement.

            "Tranche B Facility" shall mean the Tranche B Term Loan Commitments and the Tranche B Term Loans converted or made hereunder.

            "Tranche B Installment Date" shall have the meaning assigned to such term in Section 2.10(c).

            "Tranche B Maturity Date" shall mean June 30, 2012.

            "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

            "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the agreement of such Lender to convert Tranche D-1 Term Loans to Tranche B Term Loans, or the commitment of such Lender to make Tranche B Term Loans, in each case as set forth in Section 2.01. The aggregate amount of the Tranche B Term Loan Commitments on the date hereof is $600,000,000.

            "Tranche B Term Loans" shall mean the Tranche B Term Loans converted from Tranche D-1 Term Loans or made by the Lenders to the U.S. Borrower pursuant to Section 2.01.

            "Tranche D Installment Date" shall have the meaning assigned to such term in Section 2.10(d).

            "Tranche D Maturity Date" shall mean February 28, 2011.

            "Tranche D Term Borrowing" shall mean a Tranche D-1 Term Borrowing or a Tranche D-2 Term Borrowing.
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                                                                              75

            "Tranche D Term Loans" shall mean the Tranche D-1 Term Loans and the Tranche D-2 Term Loans.

            "Tranche D-1 Facility" shall mean the Tranche D-1 Term Loans made or converted pursuant to the Second Amendment and Restatement Agreement.

            "Tranche D-1 Term Borrowing" shall mean a Borrowing comprised of Tranche D-1 Term Loans.

            "Tranche D-1 Term Loans" shall mean the Tranche D-1 Term Loans made by the Lenders to the U.S. Borrower or converted from Existing Tranche C-1 Term Loans pursuant to the Second Amendment and Restatement Agreement.

            "Tranche D-2 Facility" shall mean the Tranche D-2 Term Loans made or converted pursuant to the Second Amendment and Restatement Agreement.

            "Tranche D-2 Term Borrowing" shall mean a Borrowing comprised of Tranche D-2 Term Loans.

            "Tranche D-2 Term Loans" shall mean the Tranche D-2 Term Loans made by the Lenders to the U.S. Borrower or converted from Existing Tranche C-2 Term Loans pursuant to the Second Amendment and Restatement Agreement.

            "Tranche E Facility" shall mean the Tranche E Term Loans made pursuant to the Third Amendment and Restatement Agreement.

            "Tranche E Installment Date" shall mean the meaning assigned to such term in Section 2.10(e).

            "Tranche E Maturity Date" shall mean October 31, 2010.

            "Tranche E Term Borrowing" shall mean a Borrowing comprised of Tranche E Term Loans.

            "Tranche E Term Loans" shall mean the Tranche E Term Loans made by the Lenders to the U.S. Borrower pursuant to the Third Amendment and Restatement Agreement.

            "Transaction Costs" shall have the meaning given such term in the preamble to this Agreement.

            "Transactions" shall mean all the transactions described in the preamble to, or otherwise contemplated by, this Agreement or the Purchase Agreement.

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                                                                              76

            "Transferor" shall mean TRW Automotive Receivables, LLC, a Delaware limited liability company.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the Swingline Foreign Currency Rate.

            "Unfunded Ancillary Credit Extension" shall mean, at any time, an extension of credit under an Ancillary Facility in respect of which the applicable Ancillary Lender has not previously advanced funds to, or on behalf of, the Foreign Subsidiary Borrower but in respect of which such Ancillary Lender remains obligated so to advance funds.

            "U.S. Borrower" shall have the meaning assigned to such term in the introductory paragraph of this Agreement, provided that unless the context requires otherwise, if the U.S. Borrower merges with Intermediate Holdings (or the surviving entity of any merger of Holdings or Intermediate Holdings) pursuant to Section 6.05(b), the surviving entity in such merger shall be deemed to be the U.S. Borrower for all purposes under this Agreement and all terms and conditions applicable to Intermediate Holdings or Holdings, as applicable, shall cease to be in force and effect.

            "U.S. Collateral Agreement" shall mean the U.S. Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit E, among Holdings, Intermediate Holdings, the U.S. Borrower, each Domestic Subsidiary Loan Party and the Collateral Agent.

            "U.S. Lending Office" shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans in Dollars.

            "U.S. Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents delivered on the Closing Date, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties located in the United States of America or pursuant to Section 5.10, each substantially in the form of Exhibit D.

            "U.S. Perfection Certificate" shall mean a certificate in the form of Annex I to the U.S. Collateral Agreement or any other form approved by the Collateral Agent.

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                                                                              77

            "U.S. Receivables Purchase Agreement" shall mean (a) the Receivables Purchase Agreement dated as of February 28, 2003, among the Receivables Subsidiary, Transferor, the U.S. Borrower and the Subsidiaries party thereto, related to the Permitted Receivables Financing, as it may be amended, supplemented or otherwise modified to the extent permitted by Section 6.09 and
(b) any agreement replacing such agreement, provided that such replacing agreement contains terms that are substantially similar to the agreement being replaced and that are otherwise no more adverse in any material respect to the Lenders than the applicable terms of the agreement being replaced.

            "U.S. Revolving Facilities" shall mean (a) prior to the Effective Funding Time, the Existing U.S. Revolving Facility and (b) at or after the Effective Funding Time, the New U.S. Revolving Facility.

            "U.S. Revolving Facility Borrowing" shall mean a Borrowing comprised of U.S. Revolving Facility Loans.

            "U.S. Revolving Facility Commitment" shall mean (a) prior to the Effective Funding Time, an Existing U.S. Revolving Facility Commitment and (b) at or after the Effective Funding Time, a New U.S. Revolving Facility Commitment.

            "U.S. Revolving Facility Credit Exposure" shall mean (a) prior to the Effective Funding Time, the Existing U.S. Revolving Facility Credit Exposure and (b) at and after the Effective Funding Time, the New U.S. Revolving Facility Credit Exposure.

            "U.S. Revolving Facility Lender" shall mean an Existing U.S. Revolving Facility Lender or a New U.S. Revolving Facility Lender, as applicable.

            "U.S. Revolving Facility Loans" shall mean the Existing U.S. Revolving Facility Loans and the New U.S. Revolving Facility Loans.

            "U.S. Revolving Facility Percentage" shall mean, (a) with respect to an U.S. Revolving Facility Lender prior to the Effective Funding Time, the Existing U.S. Revolving Facility Percentage of such U.S. Revolving Facility Lender and (b) with respect to a U.S. Revolving Facility Lender at and after the Effective Funding Time, the New U.S. Revolving Facility Percentage of such U.S. Revolving Facility Lender.

            "Wholly Owned Subsidiary" of any person means a subsidiary of such person, all of the Equity Interests of which

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                                                                              78

(other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise indicates, all references herein to a "Wholly Owned Subsidiary" are references to a Wholly Owned Subsidiary of the U.S. Borrower.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital" shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

            SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before

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                                                                              79

such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the purposes of determining compliance with Section 6.01 through Section 6.10 with respect to any amount in a currency other than Dollars, amounts shall be deemed to equal the Dollar Equivalent thereof determined using the Exchange Rate calculated as of the Business Day on which such amounts were incurred or expended, as applicable.

            SECTION 1.03. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date and (ii) give notice thereof to the Borrowers. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of an Exchange Rate calculated as of a specified date) be the Exchange Rates employed in converting any amounts between Dollars and each of the Foreign Currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Loans denominated in Foreign Currencies then outstanding (after giving effect to any Loans denominated in Foreign Currencies made or repaid on such date) and the Revolving L/C Exposure and (ii) notify the Lenders, each Issuing Bank and the Borrowers of the results of such determination.

            SECTION 1.04. Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with
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                                                                              80

respect to such Borrowing, at the end of the then current Interest Period.

                  (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euros.

                  (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

            SECTION 1.05. Effectuation of Transfers. Each of the representations and warranties of Holdings, Intermediate Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Restatement Transactions, unless the context otherwise requires.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees (i) to make (A) Global Revolving Facility Loans denominated in Dollars to the U.S. Borrower from its U.S. Lending Office and (B) Global Revolving Facility Loans denominated in Dollars or Foreign Currencies to Foreign Subsidiary Borrowers from its Global Lending Office, in the case of clauses (A) and (B) from time to time during the Availability Period in an aggregate principal amount that will not result in (1) such Lender's Global Revolving Facility Credit Exposure exceeding (x) such Lender's Global Revolving Facility Commitment minus (y) such Lender's Ancillary Commitment or
(2) the Global Revolving Facility Credit Exposure exceeding (x) the total Global Revolving Facility Commitments minus (y) the total Ancillary Commitments, and
(ii) to make U.S. Revolving Facility Loans denominated in Dollars to the U.S.

Borrower from its U.S. Lending Office from time to time during the Availability Period in an aggregate principal amount that will not result in (A) such Lender's U.S. Revolving Facility Credit Exposure exceeding such Lender's U.S. Revolving Facility Commitment or (B) the U.S. Revolving Facility Credit Exposure exceeding the total U.S. Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

                  (b) (i) Subject to the terms and conditions set forth herein, at the Effective Funding Time (A) each Lender agrees to convert all or a portion of its Tranche A-1 Term Loans into a principal amount of Tranche A Term Loans equal to the principal amount of Tranche A-1 Term Loans so converted (or, pursuant to clause (ii) below, to make Tranche A Term Loans to the U.S. Borrower) in a principal amount equal to the Tranche A Term Loan Commitment of such Lender and (B) each Lender agrees to convert all or a portion of its Tranche D-1 Term Loans into a principal amount of Tranche B Term Loans equal to the principal amount of Tranche D-1 Term Loans so converted (or, pursuant to clause (ii) below, to make Tranche B Term Loans to the U.S. Borrower) in a principal amount equal to the Tranche B Term Loan Commitment of such Lender.

            (ii) It is understood and agreed that (A) any Lender that holds any Tranche A-1 Term Loans may elect, by delivering notice to the Administrative Agent, to make Tranche A Term Loans to the U.S. Borrower at the Effective Funding Time in a principal amount equal to (x) the Tranche A Term Loan Commitment of such Lender minus (y) the aggregate principal amount of Tranche A-1 Term Loans of such Lender being converted into Tranche A Term Loans hereunder and (B) any Lender that holds any Tranche D-1 Term Loans may elect, by delivering notice to the Administrative Agent, to make Tranche B Term Loans to the U.S. Borrower at the Effective Funding Time in a principal amount equal to
(x) the Tranche B Term Loan Commitment of such Lender minus (y) the aggregate principal amount of Tranche D-1 Term Loans of such Lender being converted into Tranche B Term Loans hereunder. Any notice to the Administrative Agent delivered by a Lender pursuant to this clause (ii) shall specify (1) the amount of the Tranche A Term Loan Commitment and/or Tranche B Term Loan Commitment of such Lender, as applicable, (2) the principal amount of Tranche A Term Loans and/or Tranche B Term Loans to be made by such Lender at the Effective Funding Time, as the case may be, and (3) the principal amount of Tranche A-1 Term Loans and/or Tranche D-1 Term Loans held by such Lender, if any, that are to be converted into Tranche A Term Loans and/or Tranche B Term Loans hereunder pursuant to paragraph (a)(i) above.

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                                                                              82

            (iii) Subject to the terms and conditions set forth herein, (A) each Lender that does not hold any Tranche A-1 Term Loans agrees to make a Tranche A Term Loan to the U.S. Borrower at the Effective Funding Time in a principal amount equal to the Tranche A Term Loan Commitment of such Lender and (B) each Lender that does not hold any Tranche D-1 Term Loans agrees to make a Tranche B Term Loan to the U.S. Borrower in a principal amount equal to the Tranche B Term Loan Commitment of such Lender.

            (iv) Each reference in this Agreement to the "making" of any Tranche A Term Loan or Tranche B Term Loan, or words of similar import, shall, in the case of such Lender, be deemed to include each conversion of Tranche A-1 Term Loans and Tranche D-1 Term Loans pursuant to paragraph (a)(i) above. Without limiting the generality of the foregoing, it is understood that the Tranche A Term Loans and Tranche B Term Loans into which the Tranche A-1 Term Loans and Tranche D-1 Term Loans are so converted shall be treated identically to the Tranche A Term Loans and Tranche B Term Loans being funded (and not being converted) at the Effective Funding Time and shall have identical Interest Periods in identical proportions and durations as all other Tranche A Term Loans or Tranche B Term Loans, as applicable (and, for these purposes, any Interest Periods for Tranche A-1 Term Loans or Tranche D-1 Term Loans that are Eurocurrency Term Loans in effect at the Effective Funding Time shall be terminated at the Effective Funding Time, and any such converting Lender shall be paid accrued interest on its Tranche A-1 Term Loans and Tranche D-1 Term Loans being so converted, together with any amounts payable under Section 2.16, as if the Tranche A-1 Term Loans or Tranche D-1 Term Loans, as the case may be, were being prepaid in full at the Effective Funding Time).

                  (c) All Tranche A-1 Term Loans, Tranche D Term Loans, Tranche E Term Loans and Existing Revolving Loans outstanding under the Existing Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein until the Effective Funding Time. At the Effective Funding Time, (i) all Tranche A-1 Term Loans, Tranche D Term Loans and Existing Revolving Loans will be converted or repaid as provided herein and (ii) all Tranche E Term Loans outstanding at such time shall remain outstanding hereunder on the terms set forth herein.

                  (d) Amounts repaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under

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the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Dollar Commitments or Swingline Foreign Currency Commitments, as applicable); provided, however, that Global Revolving Facility Loans under the Global Revolving
Facility shall be made by the Global Revolving Facility Lenders ratably in accordance with their respective Available Unused Commitments on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Borrowing denominated in Dollars (other than a Swingline Dollar Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith and (ii) each Borrowing denominated in a Foreign Currency (other than a Swingline Foreign Currency Borrowing) shall be comprised entirely of Eurocurrency Loans. Each Swingline Dollar Borrowing shall be an ABR Borrowing. Each Swingline Foreign Currency Borrowing shall be comprised entirely of Swingline Foreign Currency Loans. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15, 2.17 or 2.21 solely in respect of increased costs resulting from such exercise.

                  (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Revolving Borrowing that is an Ancillary Replacement Borrowing shall be permitted to be in an amount necessary to finance Ancillary Credit Extensions under an Ancillary Facility being terminated pursuant to Section 2.22(e). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire

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                                                                              84

      unused balance of the U.S. Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Dollar Borrowing and Swingline Foreign Currency Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) 10 Eurocurrency Borrowings outstanding under each of the Tranche A Facility, the Tranche A-1 Facility, the Tranche B Facility, the Tranche D-1 Facility, Tranche D-2 Facility and the Tranche E Facility and (ii) 35 Eurocurrency Borrowings outstanding under each of the Global Revolving Facility and the U.S. Revolving Facility (not including Ancillary Replacement Borrowings).

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, Tranche A Maturity Date, Tranche A-1 Maturity Date, Tranche B Maturity Date, Tranche D Maturity Date or Tranche E Maturity Date, as applicable.

            SECTION 2.03. Requests for Borrowings. Except in the case of an Ancillary Replacement Borrowing (which shall be governed by Section 2.22(e)), to request a Revolving Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) the Borrower requesting such Borrowing;

                  (ii) whether the requested Borrowing is to be a Global
            Revolving Facility Borrowing, a U.S. Revolving
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                                                                              85

            Facility Borrowing, a Tranche A Term Borrowing or a Tranche B Term Borrowing;

                  (iii) in the case of a Global Revolving Facility Borrowing requested by a Foreign Subsidiary Borrower, the Foreign Currency in which such Borrowing is to be denominated;

                  (iv) the aggregate amount of the requested Borrowing
            (expressed in Dollars or the applicable Foreign Currency);

                  (v) the date of such Borrowing, which shall be a Business Day;

                  (vi) in the case of a Borrowing denominated in Dollars,
            whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

                  (vii) in the case of a Eurocurrency Borrowing, the initial
            Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period"; and

                  (viii) the location and number of the applicable Borrower's account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing, unless such Global Revolving Facility Borrowing (i) is denominated in a Foreign Currency and (ii) is being requested by a Foreign Subsidiary Borrower, in which case such Global Revolving Facility Borrowing shall be a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, (i) each Swingline Dollar Lender agrees to make Swingline Dollar Loans to the U.S. Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Dollar Loans made by such Swingline Dollar Lender exceeding such Swingline Dollar Lender's Swingline Dollar Commitment or (y) the U.S. Revolving Facility Credit Exposure exceeding the U.S.

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Revolving Facility Commitments and (ii) each Swingline Foreign Currency Lender agrees to make Swingline Foreign Currency Loans to the Foreign Subsidiary Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Foreign Currency Loans made by such Swingline Foreign Currency Lender exceeding such Swingline Foreign Currency Lender's Swingline Foreign Currency Commitment or (y) the sum of the Global Revolving Facility Credit Exposure and the total Ancillary Commitments exceeding the total Global Revolving Facility Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Dollar Borrowing or Swingline Foreign Currency Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

                        (b) To request a Swingline Dollar Borrowing or Swingline
            Foreign Currency Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Dollar Borrowing or Swingline Foreign Currency Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) in the case of a Swingline Foreign Currency Borrowing, the Borrower requesting such Borrowing, (ii) the requested date (which shall be a Business Day), (iii) in the case of a Swingline Foreign Currency Borrowing, the Foreign Currency in which such Swingline Foreign Currency Borrowing is to be denominated, (iv) the amount of the requested Swingline Dollar Borrowing (expressed in Dollars) or Swingline Foreign Currency Borrowing (expressed in the applicable Foreign Currency), as applicable, and (v) in the case of a Swingline Foreign Currency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of the term "Interest Period". The Applicable Agent shall promptly advise each Swingline Dollar Lender (in the case of a notice relating to a Swingline Dollar Borrowing) or each Swingline Foreign Currency Lender (in the case of a notice relating to a Swingline Foreign Currency Borrowing) of any such notice received from a Borrower and the amount of such Swingline Lender's Swingline Loan to be made as part of the requested Swingline Dollar Borrowing or Swingline Foreign Currency Borrowing, as applicable. Each Swingline Dollar Lender shall make each Swingline Dollar Loan to be made by it hereunder in accordance with

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            Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Swingline Dollar Lenders. The Applicable Agent will make such Swingline Dollar Loans available to the U.S. Borrower by promptly crediting the amounts so received, in like funds, to the general deposit account of the U.S. Borrower with the Applicable Agent (or, in the case of a Swingline Dollar Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank). Each Swingline Foreign Currency Lender shall make each Swingline Foreign Currency Loan to be made by it hereunder in accordance with
            Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Swingline Foreign Currency Lenders. The Applicable Agent will make such Swingline Foreign Currency Loans available to the applicable Foreign Subsidiary Borrower by (i) promptly crediting the amounts so received, in like funds, to the general deposit account with the Applicable Agent of the applicable Foreign Subsidiary Borrower most recently designated to the Applicable Agent or (ii) by wire transfer of the amounts received in immediately available funds to the general deposit account of the applicable Foreign Subsidiary Borrower most recently designated to the Applicable Agent.

                        (c) A Swingline Lender may by written notice given to
            the Applicable Agent (and to the other Swingline Dollar Lenders or Swingline Foreign Currency Lenders, as applicable) not later than 10:00 a.m., Local Time, on any Business Day require (i) in the case of a Swingline Dollar Lender, the U.S. Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Dollar Loans made by it or (ii) in the case of a Swingline Foreign Currency Lender, the Global Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Foreign Currency Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the U.S. Revolving Facility Lenders or Global Revolving Facility Lenders, as applicable, will participate. Promptly upon receipt of such notice, the Applicable Agent will give notice thereof to each such Lender, specifying in such notice such Lender's U.S. Revolving Facility Percentage or such Global

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                                                                              88

            Revolving Facility Lender's ratable share (based on Available Unused Commitments), as applicable, of such Swingline Loan or Loans. Each U.S. Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent, for the account of the applicable Swingline Dollar Lender, such U.S. Revolving Facility Lender's U.S. Revolving Facility Percentage of such Swingline Dollar Loan or Loans. Each Global Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent, for the account of the applicable Swingline Foreign Currency Lender, such Global Revolving Facility Lender's ratable share (based on Available Unused Commitments) of such Swingline Foreign Currency Loan or Loans. Each Global Revolving Facility Lender and each U.S. Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Foreign Currency Loans and Swingline Dollar Loans, as applicable, pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section
            2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Applicable Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Applicable Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Agent; any such amounts received by the Applicable Agent shall be promptly remitted by the Applicable Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted

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            shall be repaid to such Swingline Lender or to the Applicable Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Dollar Letters of Credit and Foreign Currency Letters of Credit for its own account, in each case in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Revolving Credit Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Applicant Party to, or entered into by the Applicant Party with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit outstanding at the Effective Funding Time shall remain outstanding hereunder on the terms set forth herein.

                        (b) Notice of Issuance, Amendment, Renewal, Extension;
            Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Applicant Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, (subject to paragraph (n) of this Section) the currency in which such Letter of Credit is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Applicant Party also shall submit a letter of credit

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                                                                              90

            application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Applicant Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Revolving L/C Exposure shall not exceed $250,000,000 and (ii) the U.S. Revolving Facility Credit Exposure shall not exceed the total U.S. Revolving Facility Commitments.

                        (c) Expiration Date. Each Letter of Credit shall expire
            at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)).

                        (d) Participations. By the issuance of a Letter of
            Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the U.S. Revolving Facility Lenders, such Issuing Bank hereby grants to each U.S. Revolving Facility Lender, and each U.S. Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such U.S. Revolving Facility Lender's U.S. Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the applicable Issuing Bank, such U.S. Revolving Facility Lender's U.S. Revolving Facility Percentage of (i) each L/C Disbursement made by such Issuing Bank in Dollars and (ii) the Dollar Equivalent, determined using the Exchange Rates calculated as of the date such payment is required, of each L/C Disbursement made by such Issuing Bank in a Foreign Currency and, in each case, not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason (or, if such reimbursement payment was refunded in a Foreign

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                                                                              91

            Currency, the Dollar Equivalent thereof determined using the Exchange Rates calculated as of the date of such refund). Each U.S. Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                        (e) Reimbursement. If the applicable Issuing Bank shall
            make any L/C Disbursement in respect of a Letter of Credit, the U.S. Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement in Dollars or (subject to the immediately succeeding sentence) the applicable Foreign Currency, not later than 5:00 p.m., New York City time, on the Business Day immediately following the date the U.S. Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, provided that in the case of any L/C Disbursement made in Dollars with respect to a Letter of Credit issued for the account of the U.S. Borrower, the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
            Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Dollar Borrowing, as applicable, in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Dollar Borrowing. If the U.S. Borrower fails to reimburse any L/C Disbursement when due, then (i) if such payment relates to a Foreign Currency Letter of Credit, automatically and with no further action required, the obligation to reimburse the applicable L/C Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, determined using the Exchange Rates calculated as of the date when such payment was due, of such L/C Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Bank and each other U.S. Revolving Facility Lender of the applicable L/C Disbursement, the Dollar Equivalent thereof (if such L/C Disbursement relates to a Foreign Currency Letter of Credit), the payment then due from the U.S. Borrower in respect thereof and, in the case of a U.S. Revolving Facility Lender, such Lender's U.S. Revolving

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                                                                              92

            Facility Percentage thereof. Promptly following receipt of such notice, each U.S. Revolving Facility Lender shall pay to the Administrative Agent in Dollars its U.S. Revolving Facility Percentage of the payment then due from the U.S. Borrower (determined as provided in clause (i) of the immediately preceding sentence, if such payment relates to a Foreign Currency Letter of Credit), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in Dollars the amounts so received by it from the U.S. Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that U.S. Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a U.S. Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Dollar Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such L/C Disbursement.

                        (f) Obligations Absolute. The obligation of the U.S.
            Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,
            (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor

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                                                                              93

            any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to an Applicant Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Applicant Party to the extent permitted by applicable law) suffered by such Applicant Party that are caused by (i) such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank's refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                        (g) Disbursement Procedures. The applicable Issuing Bank
            shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent, the Applicant Party and the U.S. Borrower (if the U.S. Borrower is not the Applicant Party) by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse such Issuing Bank and the U.S. Revolving Facility Lenders with respect to any such L/C Disbursement.

                        (h) Interim Interest. If an Issuing Bank shall make any
            L/C Disbursement, then, unless the U.S. Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the U.S. Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the U.S. Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply; provided, further, that, in the case of a L/C Disbursement made under a Foreign Currency Letter of Credit, the amount of interest due with respect thereto shall (i) in the case of any L/C Disbursement that is reimbursed on or before the date such L/C Disbursement is required to be reimbursed under paragraph (e) of this Section, (A) be payable in the applicable Foreign Currency and (B) bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such L/C Disbursement plus the Applicable Margin applicable to Eurocurrency Revolving Loans at such time and (ii) in the case of any L/C Disbursement that is reimbursed after the date such L/C Disbursement is required to be reimbursed under paragraph (e) of this Section,
            (A) be payable in Dollars, (B) accrue interest on the Dollar Equivalent, determined using the Exchange Rates calculated as of the date such L/C Disbursement was made, of such L/C Disbursement, (C) bear interest at the rate per annum then applicable to ABR Revolving Loans and (D) Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any U.S. Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such U.S. Revolving Facility Lender to the extent of such payment.

                        (i) Replacement of an Issuing Bank. An Issuing Bank may
            be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The

            Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
            Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

                        (j) Cash Collateralization. If any Event of Default
            shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or
            (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the U.S. Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, U.S. Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portion of such amount attributable to undrawn Foreign Currency Letters of Credit or L/C Disbursements in a Foreign Currency that the U.S. Borrower is not late in reimbursing pursuant to Section 2.05(e) shall be deposited with the Administrative Agent in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and L/C Disbursements and (ii) upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind. The U.S. Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit pursuant to this paragraph or pursuant to Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of
            (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the U.S. Borrower, in each case, in Permitted Investments and at the risk and expense of the U.S. Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the U.S. Borrower under this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all Events of Default have been cured or waived. If the U.S. Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower as and to the extent that, after giving effect to such return, the U.S. Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

                        (k) Conversion. In the event that the Loans become
            immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the U.S. Borrower is at such time or thereafter become required to reimburse or otherwise pay to the Administrative Agent in respect of L/C Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the U.S. Borrower has deposited cash collateral pursuant to

            Section 2.05(j), if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied),
            (ii) that the U.S. Revolving Facility Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to an Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed L/C Disbursements made under any Foreign Currency Letter of Credit and (iii) that constitute each U.S. Revolving Facility Lender's participation in any L/C Disbursement made under a Foreign Currency Letter of Credit, in each case, shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Exchange Rates calculated as of such date (or in the case of any L/C Disbursement made after such date, on the date such L/C Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to an Agent, an Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

                        (l) Additional Issuing Banks. From time to time, the
            U.S. Borrower may by notice to the Administrative Agent designate up to four Lenders (in addition to JPMorgan Chase Bank, N.A.) that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Banks. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

                        (m) Reporting. Unless otherwise requested by the
            Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week and the first Business Day of each fiscal quarter, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week or the preceding fiscal quarter, as applicable, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

                        (n) Notwithstanding any other provision of this
            Agreement, if, after the Closing Date, any Change in Law shall make it unlawful for an Issuing Bank to issue Letters of Credit denominated in a Foreign Currency, then by prompt written notice thereof to the Borrowers and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), such Issuing Bank may declare that Letters of Credit will not thereafter be issued by it in the affected Foreign Currency or Foreign Currencies, whereupon the affected Foreign Currency or Foreign Currencies shall be deemed (for the duration of such declaration) not to constitute a Foreign Currency for purposes of the issuance of Letters of Credit by such Issuing Bank.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Applicable Agent (i) in New York City, in the case of Loans denominated in Dollars, or (ii) in London, in the case of Loans denominated in a Foreign Currency and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Dollar Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                        (b) Unless the Applicable Agent shall have received
            notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans (in the case of a Borrowing denominated in Dollars) or the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency). If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, t he applicable Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Foreign Currency Borrowings or Swingline Dollar Borrowings, which may not be converted or continued.

                        (b) To make an election pursuant to this Section, the
            applicable Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and denominated in the Foreign Currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the applicable Borrower.

                        (c) Each telephonic and written Interest Election
            Request shall specify the following information in compliance with
            Section 2.02:


                        (i) the Borrowing to which such Interest Election
                  Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to
                  such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR
                  Borrowing or a Eurocurrency Borrowing; provided that the resulting Borrowing is required to be a Eurocurrency Borrowing in the case of a Borrowing denominated in a Foreign Currency; and

                        (iv) if the resulting Borrowing is a Eurocurrency
                  Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

                        (d) Promptly following receipt of an Interest Election
            Request, the Applicable Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

                        (e) If the applicable Borrower fails to deliver a timely
            Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest

            Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration commencing on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration.

                  SECTION 2.08. Termination and Reduction of Commitments. (a)
      (i) Unless previously terminated, (A) the Existing U.S. Revolving Facility Commitments and Existing Global Revolving Facility Commitments shall terminate on the earlier of (1) the Effective Funding Date (at the Effective Funding Time on such date) and (2) February 28, 2009 and (B) the New U.S. Revolving Facility Commitments and New Global Revolving Facility Commitments shall terminate (1) on January 12, 2005, if the Effective Funding Time does not occur by 5:00 p.m., New York City time, on such date, or (2) otherwise, on January 10, 2010.

                  (ii) Unless previously terminated, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on January 12, 2005.

                        (b) The U.S. Borrower (on behalf of itself and all
            Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that
            (i) each reduction of the Commitments under any Facility shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Credit Commitments) and (ii) the U.S. Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (x) the Global Revolving Facility Credit Exposure plus the total Ancillary Facility Commitments would exceed the total Global Revolving Facility Commitments or (y) the U.S. Revolving Facility Credit Exposure would exceed the total U.S. Revolving Facility Commitments.

                        (c) The U.S. Borrower shall notify the Administrative
            Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the U.S. Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the U.S. Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities (including the New Global Revolving Facility and the New U.S. Revolving Facility), in which case such notice may be revoked by the U.S. Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each U.S. Revolving Facility Lender the then unpaid principal amount of each Existing U.S. Revolving Facility Loan made by such Lender to the U.S. Borrower on the earlier of (A) the Effective Funding Date (at the Effective Funding Time on such date) and (B) the Revolving Credit Maturity Date, (ii) to the Applicable Agent for the account of each Global Revolving Facility Lender the then unpaid amount of each Existing Global Revolving Facility Loan made by such Lender to the U.S. Borrower on the earlier of (A) the Effective Funding Date (at the Effective Funding Time on such date) and (B) the Revolving Credit Maturity Date, (iii) to the Applicable Agent for the account of each U.S. Revolving Facility Lender the then unpaid principal amount of each New U.S. Revolving Facility Loan made by such Lender to the U.S. Borrower on the Revolving Credit Maturity Date, (iv) to the Applicable Agent for the account of each Global Revolving Facility Lender the then unpaid principal amount of each New Global Revolving Facility Loan made by such Lender to the U.S. Borrower on the

      Revolving Credit Maturity Date, (v) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Term Loan made by such Lender as provided in Section 2.10 and (vi) to the Swingline Dollar Lender the then unpaid principal amount of each Swingline Dollar Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Dollar Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Dollar Loan is made; provided that on each date that a U.S. Revolving Facility Borrowing is made by the U.S. Borrower (including on the Effective Funding Date), the U.S. Borrower shall repay all Swingline Dollar Loans then outstanding. Each Foreign Subsidiary Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Existing Global Revolving Facility Lender the then unpaid principal amount of each Existing Global Revolving Facility Loan made by such Lender to such Foreign Subsidiary Borrower on the earlier of (A) the Effective Funding Date (at the Effective Funding Time on such date) and
      (B) the Revolving Credit Maturity Date, (ii) to the Applicable Agent for the account of each Global Revolving Facility Lender the then unpaid principal amount of each New Global Revolving Facility Loan made by such Lender to such Foreign Subsidiary Borrower on the Revolving Credit Maturity Date and (iii) to each Swingline Foreign Currency Lender the then unpaid principal amount of each Swingline Foreign Currency Loan made by such Lender on the earlier of the Revolving Credit Maturity Date and the last day of the Interest Period applicable to such Swingline Foreign Currency Loan; provided that the Foreign Subsidiary Borrowers shall repay all Swingline Foreign Currency Loans on the Effective Funding Date.

                        (b) Each Lender shall maintain in accordance with its
            usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                        (c) Each Applicable Agent shall maintain accounts in
            which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by such Applicable Agent hereunder for the account of the Lenders and each Lender's share thereof.

                        (d) The entries made in the accounts maintained pursuant
            to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or an Applicable Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                        (e) Any Lender may request that Loans made by it be
            evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Applicable Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Repayment of Term Loans and Revolving Loans. (a) Subject to adjustment pursuant to paragraph (g) of this Section, the U.S. Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche A Installment Date"):

Date                                                     Amount
----                                                     ------
March 31, 2007                                       $15,000,000.00
June 30, 2007                                        $15,000,000.00
September 30, 2007                                   $15,000,000.00
December 31, 2007                                    $15,000,000.00
March 31, 2008                                       $40,000,000.00
June 30, 2008                                        $40,000,000.00
September 30, 2008                                   $40,000,000.00
December 31, 2008                                    $40,000,000.00
March 31, 2009                                       $45,000,000.00
June 30, 2009                                        $45,000,000.00
September 30, 2009                                   $45,000,000.00
Tranche A Maturity Date                              $45,000,000.00

                        (b) Subject to adjustment pursuant to paragraph (g) of
            this Section, the U.S. Borrower shall repay Tranche A-1 Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche A-1 Installment Date"):

 Date                                                    Amount
 ----                                                    ------
March 31, 2007                                       $25,200,000.00
June 30, 2007                                        $38,500,000.00
September 30, 2007                                   $38,500,000.00
December 31, 2007                                    $38,500,000.00
March 31, 2008                                       $38,500,000.00
June 30, 2008                                        $42,700,000.00
September 30, 2008                                   $42,700,000.00
December 31, 2008                                    $42,700,000.00
Tranche A-1 Maturity Date                            $42,700,000.00

                        (c) Subject to adjustment pursuant to paragraph (g) of
            this Section, the U.S. Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche B Installment Date"):

March 31, 2005                                         $  1,500,000.00
June 30, 2005                                          $  1,500,000.00
September 30, 2005                                     $  1,500,000.00
December 31, 2005                                      $  1,500,000.00
March 31, 2006                                         $  1,500,000.00
June 30, 2006                                          $  1,500,000.00
September 30, 2006                                     $  1,500,000.00
December 31, 2006                                      $  1,500,000.00
March 31, 2007                                         $  1,500,000.00
June 30, 2007                                          $  1,500,000.00
September 30, 2007                                     $  1,500,000.00
December 31, 2007                                      $  1,500,000.00
March 31, 2008                                         $  1,500,000.00
June 30, 2008                                          $  1,500,000.00
September 30, 2008                                     $  1,500,000.00
December 31, 2008                                      $  1,500,000.00
March 31, 2009                                         $  1,500,000.00
June 30, 2009                                          $  1,500,000.00
September 30, 2009                                     $  1,500,000.00
December 31, 2009                                      $  1,500,000.00
March 31, 2010                                         $  1,500,000.00
June 30, 2010                                          $  1,500,000.00
September 30, 2010                                     $  1,500,000.00
December 31, 2010                                      $  1,500,000.00
March 31, 2011                                         $  1,500,000.00
June 30, 2011                                          $  1,500,000.00
September 30, 2011                                     $  1,500,000.00
December 31, 2011                                      $  1,500,000.00
March 31, 2012                                         $  1,500,000.00
Tranche B Maturity Date                                $556,500,000.00

                        (d) Subject to adjustment pursuant to paragraph (g) of
            this Section, the U.S. Borrower shall repay Tranche D Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche D Installment Date"):

                                                                                    Amount of
                                                 Amount of Tranche D-1 Term        Tranche D-2
                                                      Borrowings                 Term Borrowings
   Date                                              to be Repaid                 to be Repaid
   ----                                              ------------                 ------------
December 31, 2004                                $      2,000,000.00          (euro)    232,500.00
March 31, 2005                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2005                                    $      2,000,000.00          (euro)    232,500.00
September 30, 2005                               $      2,000,000.00          (euro)    232,500.00
December 31, 2005                                $      2,000,000.00          (euro)    232,500.00
March 31, 2006                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2006                                    $      2,000,000.00          (euro)    232,500.00
September 30, 2006                               $      2,000,000.00          (euro)    232,500.00
December 31, 2006                                $      2,000,000.00          (euro)    232,500.00
March 31, 2007                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2007                                    $      2,000,000.00          (euro)    232,500.00
September 30, 2007                               $      2,000,000.00          (euro)    232,500.00
December 31, 2007                                $      2,000,000.00          (euro)    232,500.00
March 31, 2008                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2008                                    $      2,000,000.00          (euro)    232,500.00
September 30, 2008                               $      2,000,000.00          (euro)    232,500.00
December 31, 2008                                $      2,000,000.00          (euro)    232,500.00
March 31, 2009                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2009                                    $      2,000,000.00          (euro)    232,500.00
September 30, 2009                               $      2,000,000.00          (euro)    232,500.00
December 31, 2009                                $      2,000,000.00          (euro)    232,500.00
March 31, 2010                                   $      2,000,000.00          (euro)    232,500.00
June 30, 2010                                    $      1,760,000.00          (euro)    232,500.00
September 30, 2010                               $    374,240,000.00          (euro) 43,477,500.00
December 31, 2010                                $      1,760,000.00          (euro)    232,500.00
Tranche D Maturity Date                          $    374,240,000.00          (euro) 43,477,500.00

                        (e) Subject to adjustment pursuant to paragraph (g) of
            this Section, the U.S. Borrower shall repay Tranche E Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche E Installment Date"):

  Date                                                                          Amount
  ----                                                                          ------
March 31, 2005                                                            $    750,000.00
June 30, 2005                                                             $    750,000.00
September 30, 2005                                                        $    750,000.00
December 31, 2005                                                         $    750,000.00
March 31, 2006                                                            $    750,000.00
June 30, 2006                                                             $    750,000.00
September 30, 2006                                                        $    750,000.00
December 31, 2006                                                         $    750,000.00
March 31, 2007                                                            $    750,000.00
June 30, 2007                                                             $    750,000.00
September 30, 2007                                                        $    750,000.00
December 31, 2007                                                         $    750,000.00
March 31, 2008                                                            $    750,000.00
June 30, 2008                                                             $    750,000.00
September 30, 2008                                                        $    750,000.00
December 31, 2008                                                         $    750,000.00
March 31, 2009                                                            $    750,000.00
June 30, 2009                                                             $    750,000.00
September 30, 2009                                                        $    750,000.00
December 31, 2009                                                         $    750,000.00
March 31, 2010                                                            $    750,000.00
June 30, 2010                                                             $    750,000.00
September 30, 2010                                                        $    750,000.00
Tranche E Maturity Date                                                   $282,750,000.00

                        (f) To the extent not previously paid, (i) all Tranche A
            Term Loans shall be due and payable on the Tranche A Maturity Date,
            (ii) all Tranche A-1 Term Loans shall be due and payable on the earlier of (A) the Effective Funding Date (at the Effective Funding Time on such date) and (B) the Tranche A-1 Maturity Date, (iii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, (iv) all Tranche D Term Loans shall be due and payable on the earlier of (A) the Effective Funding Date (at the Effective Funding Time on such date) and (B) the Tranche D Maturity Date and (v) all Tranche E Term Loans shall be due and payable on the Tranche E Maturity Date.

                        (g) Except as set forth in paragraph (h) below:

                        (i) all Net Proceeds to be applied at any time to prepay
            Term Borrowings pursuant to Section 2.11(c) (other than Net Proceeds from the issuance of Indebtedness permitted by Section 6.01(m)) shall be applied (A) prior to the Effective Funding Time, to the Tranche A-1 Term Borrowings, Tranche D-1 Term Borrowings, Tranche D-2 Term Borrowings and Tranche E Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof and

            (B) after the Effective Funding Time, to the Tranche A Term Borrowings, Tranche B Term Borrowings and Tranche E Term Borrowings ratably in accordance with the respective principal amounts outstanding thereof;

                  (ii) all Net Proceeds from the issuance of Indebtedness
            permitted by Section 6.01(m) shall be applied to prepay Term Borrowings as directed by the U.S. Borrower;

                  (iii) Excess Cash Flow to be applied at any time to prepay
            Term Borrowings pursuant to Section 2.11(d) shall be applied to the Term Borrowings as directed by the U.S. Borrower; and

                  (iv) each prepayment of principal of the Term Borrowings
            pursuant to Section 2.11(a) shall be applied to the Term Borrowings as directed by the U.S. Borrower.

Prepayments made pursuant to Section 2.11 shall be applied to each Term Borrowing, (A) in the case of prepayments made pursuant to Section 2.11(a),
Section 2.11(c) (in the case of prepayments with Net Proceeds from the issuance of Indebtedness permitted by Section 6.01(m)) or Section 2.11(d) prior to the Effective Funding Time, to reduce scheduled amortization payments under paragraphs (b), (d) and (e) above as directed by the U.S. Borrower, (B) in the case of prepayments made pursuant to Section 2.11(a), Section 2.11(c) (in the case of prepayments with Net Proceeds from the issuance of Indebtedness permitted by Section 6.01(m)) or Section 2.11(d) after the Effective Funding Time, to reduce scheduled amortization payments under paragraphs (a), (c) and
(e) above as directed by the U.S. Borrower, (C) in the case of prepayments made pursuant to Section 2.11(c) (other than prepayments with Net Proceeds from the issuance of Indebtedness permitted by Section 6.01(m)) prior to the Effective Funding Time, (1) to reduce in order of maturity the scheduled amortization payments under paragraphs (b), (d) and (e) above occurring within the 12-month period after the date of such payment in respect of such Term Borrowing and (2) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments in respect of such Term Borrowing and (D) in the case of prepayments made pursuant to
Section 2.11(c) (other than prepayments with Net Proceeds from the issuance of Indebtedness permitted by Section 6.01(m)) after the Effective Funding Time, (1) to reduce in order of maturity the scheduled amortization payments under paragraphs (a), (c) and (e) above occurring within the 12-month period after the date of such payment in respect of such Term Borrowing and (2) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments in respect of such Term Borrowing. For purposes of determining any allocation made ratably or on a pro rata basis contemplated under this paragraph at any time, the amount of any Tranche D-2 Term Loan shall be the Dollar Equivalent of the principal amount thereof, determined using the Exchange Rate calculated as of the date of such prepayment. For purposes of determining the amount of any prepayment of Tranche D-2 Term Borrowings pursuant to Section 2.11(c) or 2.11(d), the applicable Exchange Rate on the date such prepayment is to be made shall be used.

                  (h) Any Lender holding Tranche B Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans or Tranche E Term Loans may elect, on not less than two Business Days' prior written notice to the Administrative Agent with respect to any mandatory prepayment made pursuant to Section 2.11(c) or 2.11(d), not to have such prepayment applied to such Lender's Tranche B Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans or Tranche E Term Loans, as applicable, in which case (i) so long as Tranche A Term Borrowings or Tranche A-1 Term Borrowings, as applicable, are outstanding (A) an amount equal to 50% of the amount not so applied shall be applied to prepay Tranche A Term Loans or Tranche A-1 Term Borrowings, as applicable, and shall reduce scheduled payments under Section 2.10(a) or Section 2.10(b), as applicable, after the date of any prepayment on the same basis as is provided for the respective types of payments pursuant to
      Section 2.10(g) and (B) 50% of the amount not so applied shall be retained by the U.S. Borrower and (ii) once all Tranche A Term Borrowings and Tranche A-1 Term Borrowings, as applicable, have been repaid in full, the amount not so applied shall be retained by the U.S. Borrower.

                  (i) Prior to any repayment of any Borrowing under any Facility hereunder, the U.S. Borrower or the applicable Foreign Subsidiary Borrower, as applicable, shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Applicable Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing (x) in the case of the Global Revolving Facility, shall be applied to the Global Revolving Facility Loans included in the repaid Borrowing such that each Global Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Global Revolving Facility Credit Exposures of the Global Revolving Facility Lenders at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Dollar Borrowing or a Swingline Foreign Currency Borrowing hereunder, the U.S. Borrower or the applicable Foreign Subsidiary Borrower, as applicable, shall select the Borrowing or Borrowings to be repaid and shall notify the Applicable Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.11. Prepayment of Loans. (a) The applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(i).

                  (b) In the event and on such occasion that (i) (A) the sum of
      (1) the Global Revolving Facility Credit Exposure and (2) the total Ancillary Commitments exceeds (B) (x) 105% of the total Global Revolving Facility Commitments solely as a result of currency fluctuations or (y) the total Global Revolving Facility Commitments (other than as a result of currency fluctuations), the Borrowers under the Global Revolving Facility shall prepay Global Revolving Facility Borrowings or Swingline Foreign Currency Borrowings made to such Borrowers, or reduce total Ancillary Commitments, in an aggregate amount equal to the amount by which (A) the sum of (1) the Global Revolving Facility Credit Exposure and (2) the total Ancillary Commitments exceeds (B) the total Global Revolving Facility Commitments or (ii) the U.S. Revolving Facility Credit Exposure exceeds
      (A) 105% of the total U.S. Revolving Facility Commitments solely as a result of currency fluctuations or (B) the total U.S. Revolving Facility Commitments (other than as a result of currency fluctuations), the U.S. Borrower shall prepay U.S. Revolving Facility Borrowings or Swingline Dollar Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to the amount by which the U.S. Revolving Facility Credit Exposure exceeds the total U.S. Revolving Facility Commitments.

                  (c) The U.S. Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Borrowings in accordance with paragraphs (g) through (i) of Section 2.10.

                  (d) Not later than 90 days after the end of each Excess Cash Flow Period, the U.S. Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to the Required Percentage of such Excess Cash Flow to prepay Term Borrowings in accordance with paragraphs (g) through (i) of Section 2.10. Not later than the date on which the U.S. Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under
      Section 5.04(a), the U.S. Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the U.S. Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

                  (e) All voluntary prepayments of (i) Tranche D Term Loans effected on or prior to the first anniversary of the Second Restatement Effective Date or (ii) Tranche B Term Loans effected on or prior to the first anniversary of the Effective Funding Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the Facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the Applicable Margin (or similar interest rate spread) applicable to such new term loans is or, upon the satisfaction of certain conditions, could be less than the Applicable Margin applicable to the Tranche D Term Loans or Tranche B Term Loans, as applicable, as of the date hereof.

            SECTION 2.12. Fees. (a) The U.S. Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, 10 Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the sum of (i) the daily unused amount of the U.S. Revolving Facility Commitment, (ii) the daily amount of the Available Unused Commitment and (iii) the daily unused amount of the Ancillary Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to
(A) prior to the Effective Funding Time, (x) 0.75% per annum in respect of each day on which the Aggregate Revolving Credit Exposure (excluding the Swingline Exposures) is less than or equal to 50% of the Total Revolving Credit Commitment or the Leverage Ratio is greater than 3.25 to 1.00, (y) 0.50% per annum in respect of each day on which the Aggregate Revolving Credit Exposure (excluding the Swingline Exposures) represents more than 50% of the Total Revolving Credit Commitment or the Leverage Ratio is less than or equal to 3.25 to 1.00 but greater than 2.00 to 1.00 and (z) 0.375%, if the Leverage Ratio is less than or equal to 2.00 to 1.00 (without regard to the Aggregate Revolving Credit Exposure) and (B) at or after the Effective Funding Time, at the rates set forth under the caption "Commitment Fee Rate" in the definition of "Applicable Margin". All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein, provided that (1) no Commitment Fees shall be payable to Lenders in respect of the New Global Revolving Facility Commitments or the New U.S. Revolving Facility Commitments for any period prior to the Effective Funding Time, (2) all Commitment Fees accruing through and including the Effective Funding Date shall be payable on the Effective Funding Date and (3) all Commitment Fees accruing after the Effective Funding Date shall be payable in the manner described above.

                  (b) The U.S. Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) from time to time agrees to pay (i) to each U.S. Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, 10 Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's U.S. Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the U.S. Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Borrowings effective for each day in such period minus the amount of Issuing Bank Fees (as defined below) set forth in clause (ii)(x) below and (ii) to each Issuing Bank, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the U.S. Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily average stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank's customary documentary and processing charges (collectively, "Issuing Bank Fees"). For the purposes of the foregoing,
      (i) all L/C Participation Fees accruing through and including the Effective Funding Date shall be payable on the Effective Funding Date to the U.S. Revolving Facility Lenders that have Existing U.S. Revolving Facility Commitments in the manner described above (and shall be calculated by reference to the Applicable Margin for Eurocurrency Existing Revolving Borrowings) and (ii) all L/C Participation Fees accruing after the Effective Funding Date shall be payable to the U.S. Revolving Facility Lenders that have New U.S. Revolving Facility Commitments in the manner described above (and shall be calculated by reference to the Applicable Margin for Eurocurrency New Revolving Borrowings). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (c) The U.S. Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Administrative Agent Fee

      Letter dated as of November 16, 2004, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the "Administrative Agent Fees").

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Dollar Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) The Swingline Foreign Currency Loans comprising each Swingline Foreign Currency Borrowing shall bear interest at the Swingline Foreign Currency Rate plus 1.50% per annum plus the Applicable Margin then in effect for Eurocurrency Revolving Borrowings.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (x) payable in Dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or
      (y) payable in a Foreign Currency, the rate set forth in clause (i) of this sentence; provided that this paragraph (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

                  (e) Accrued interest on each Loan shall be payable in arrears
      (i) on each Interest Payment Date for such Loan, (ii) in the case of Existing Global Revolving Facility Loans, upon termination of the Existing Global Revolving Facility Commitments, (iii) in the case of

      Existing U.S. Revolving Facility Loans, upon termination of the Existing U.S. Revolving Facility Commitments, (iv) in the case of New Global Revolving Facility Loans, upon termination of the New Global Revolving Facility Commitments, (v) in the case of New U.S. Revolving Facility Loans, upon termination of the New U.S. Revolving Facility Commitments,
      (vi) in the case of the Tranche A Term Loans, on the Tranche A Maturity Date, (vii) in the case of the Tranche A-1 Term Loans, on the earlier of the Effective Funding Date (at the Effective Funding Time on such date) and the Tranche A-1 Maturity Date, (viii) in the case of the Tranche B Term Loans, and on the Tranche B Maturity Date, (ix) in the case of the Tranche D Term Loans, on the earlier date the Effective Funding Date (at the Effective Funding Time on such date) and the Tranche D Maturity Date and (x) in the case of the Tranche E Term Loans, on the Tranche E Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

            (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

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            (b) the Applicable Agent is advised by the Required Lenders or the
      Majority Lenders under the Global Revolving Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, an ABR Borrowing or (B) if such Borrowing is denominated in a Foreign Currency, as a Borrowing bearing interest at such rate as the Majority Lenders under the Global Revolving Facility and the applicable Borrower shall agree adequately reflects the costs to the Global Revolving Facility Lenders of making or maintaining their Loans, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing (if such Borrowing is requested to be made in Dollars) or shall be made as a Borrowing bearing interest at such rate as the Majority Lenders under the Global Revolving Facility shall agree adequately reflects the costs to the Global Revolving Facility Lenders of making the Loans comprising such Borrowing.

            SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or those for which payment has been requested pursuant to Section 2.21) or Issuing Bank; or

                  (ii) impose on any Lender or Issuing Bank or the London
            interbank market any other condition affecting this Agreement, Eurocurrency Loans or Swingline Foreign Currency Loans made by such Lender or any Letter of Credit or participation therein (except those for which payment has been requested pursuant to Section 2.21);

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and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurocurrency Loan or Swingline Foreign Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower (in the case of a Loan) or the U.S. Borrower (in the case of a Letter of Credit) will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the applicable Borrower (in the case of a Loan) or the U.S. Borrower (in the case of a Letter of Credit) shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or
      (b) of this Section shall be delivered to the applicable Borrower (in the case of a Loan) or the U.S. Borrower (in the case of a Letter of Credit) and shall be conclusive absent manifest error. The applicable Borrower (in the case of a Loan) or the U.S. Borrower (in the case of a Letter of Credit) shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

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                  (d) Promptly after any Lender or any Issuing Bank has
      determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the applicable Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Swingline Foreign Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to
Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or Swingline Foreign Currency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Foreign Currency of a comparable amount and period

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                                                                             119

from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Agents, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, Lender or Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing

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                                                                             120

      such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other person.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17 or 2.21, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be
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deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account designated to the U.S. Borrower by each Applicable Agent, except payments to be made directly to the applicable Issuing Bank or the applicable Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.21 and 9.05 shall be made directly to the persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated,
(ii) reimbursement obligations shall, subject to Sections 2.05(e) and 2.05(k), be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated or (iii) any other amount due hereunder or under another Loan Document (other than an Ancillary Facility Document) shall be made in Dollars. Any payment required to be made by an Applicable Agent hereunder shall be deemed to have been made by the time required if such Applicable Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Applicable Agent to make such payment. Any amount payable by any Applicable
Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euros.

            (b) If at any time insufficient funds are received by and available to the Applicable Agent from any Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

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            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount

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                                                                             123

      due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or 2.21, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.21, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15 or 2.21, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to

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      assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and
      (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or 2.21 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Borrower may have against any Lender that is a Defaulting Lender.

                  (c) In connection with any proposed waiver, amendment or modification of this Agreement or any Loan Document pursuant to Section 9.08(b) (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Facility pursuant to clause (vii) or (viii) of Section 9.08(b), the consent of the Majority Lenders participating in such Facility) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 2.19(c) being referred to as a "Non-Consenting Lender"), then the U.S. Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (ii) such Non-Consenting

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                                                                             125

      Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the U.S. Borrower (in the case of all other amounts, including amounts under Sections 2.15, 2.16 and 2.17).

            SECTION 2.20. Foreign Subsidiary Loan Parties. On or after the Closing Date, the U.S. Borrower may designate any Foreign Subsidiary that is a Wholly Owned Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Foreign Subsidiary Borrower Agreement executed by such Foreign Subsidiary and the U.S. Borrower. Each such designation shall specify whether such Foreign Subsidiary shall be entitled (i) to make Borrowings under the Global Revolving Facility and request Letters of Credit under the U.S. Revolving Facility and/or (ii) to request the creation of Ancillary Facilities under Section 2.22, and each such designation shall be subject to the consent of the Administrative Agent (which consent shall not unreasonably be withheld). Upon the execution by the U.S. Borrower and delivery to the Administrative Agent of a Foreign Subsidiary Borrower Termination with respect to any Foreign Subsidiary Borrower, such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement; provided that no Foreign Subsidiary Borrower Termination will become effective as to any Foreign Subsidiary Borrower (other than to terminate such Foreign Subsidiary Borrower's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower or any Foreign Currency Letter of Credit for the account of such Foreign Subsidiary Borrower shall be outstanding hereunder or any Ancillary Facility under which Ancillary Credit Extensions may be made available to such Foreign Subsidiary Borrower has not been previously terminated. Promptly following receipt of any Foreign Subsidiary Borrower Agreement or Foreign Subsidiary Borrower Termination, the Administrative Agent shall send a copy thereof to each Revolving Credit Lender. The U.S. Borrower shall be entitled to designate any Foreign Subsidiary that complies with the requirements described in Section 5.10(f) as a Foreign Subsidiary Loan Party.

            SECTION 2.21. Additional Reserve Costs. (a) For so long as any Lender is required to make special deposits with the Bank of England or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans or Swingline Foreign Currency

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                                                                             126

Loans, such Lender shall be entitled to require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit L hereto.

                  (b) For so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserves or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans Swingline Foreign Currency Loans, such Lender shall be entitled to require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

                  (c) Any additional interest owed pursuant to paragraph (a) or
      (b) above shall be determined by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the applicable Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

            SECTION 2.22. Ancillary Facilities. (a) General. If a Foreign Subsidiary Borrower and a Global Revolving Facility Lender agree, subject to (i) compliance with the requirements set forth in this Section 2.22 and (ii) such Foreign Subsidiary Borrower having complied with Sections 2.20 and 4.03, such Global Revolving Facility Lender shall be permitted to provide an Ancillary Facility on a bilateral basis to such Foreign Subsidiary Borrower. The total Ancillary Commitments shall not at any time exceed the Ancillary Commitment Limit. During the period from and including the Closing Date to and including the Effective Funding Date (at the Effective Funding Time on such date), Ancillary Facilities may be provided solely by Global Revolving Facility Lenders that have Existing Global Revolving Facility Commitments, and during the period from and including the Effective Funding Date (commencing at the Effective Funding Time on such date), Ancillary Facilities may be provided solely

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by Global Revolving Facility Lenders that have New Global Revolving Facility
Commitments.

                  (b) Creation of Ancillary Facilities. To request the creation of an Ancillary Facility, a Foreign Subsidiary Borrower shall deliver to the Administrative Agent not later than 10 Business Days prior to the first date on which such Ancillary Facility is proposed to be made available:

                  (i) a notice in writing specifying:

                        (A) the Foreign Subsidiary Borrower to which extensions
                  of credit will be made available thereunder;

                        (B) the first date on which such Ancillary Facility
                  shall be made available and the expiration date of such Ancillary Facility (which shall be no later than the Revolving Credit Maturity Date);

                        (C) the type of Ancillary Facility being provided;

                        (D) the identity of the Ancillary Lender; and

                        (E) the amount of the Ancillary Commitment with respect
                  to such Ancillary Facility (which shall be expressed in Dollars and shall not (x) exceed the Available Unused Commitment of such Ancillary Lender on the first date on which such Ancillary Facility shall be made available or (y) when combined with all Ancillary Commitments of the Ancillary Lenders, exceed the Ancillary Commitment Limit) and the Foreign Currencies in which such Ancillary Facilities shall be made available.

                  (ii) a copy of the Ancillary Facility Document with respect to such Ancillary Facility (which shall be reasonably acceptable to the Administrative Agent), together with a certificate of a Responsible Officer certifying that the terms of such Ancillary Facility satisfy the requirements set forth in clauses (i)(B) and (i)(E) above and in paragraph (d) of this Section; and

                  (iii) such other information that the

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            Administrative Agent may reasonably request in connection with such
            Ancillary Facility.

The Administrative Agent shall give notice to each Global Revolving Facility Lender of such matters (provided that any notice with respect to any Ancillary Facility provided prior to the Effective Funding Time shall be given solely to the Global Revolving Facility Lenders that have Existing Global Revolving Facility Commitments and any notice with respect to any Ancillary Facility provided after the Effective Funding Time shall be given solely to the Global Revolving Facility Lenders that have New Global Revolving Facility Commitments). Notwithstanding anything to the contrary, the 10 Business Day notice period specified in the first sentence of this paragraph shall not apply to any Restatement Effective Date Ancillary Facility.

                  (c) Amendment of Ancillary Facilities. To request an amendment of an Ancillary Facility, the applicable Foreign Subsidiary Borrower shall deliver to the Administrative Agent, not later than five Business Days prior to the effective date of such amendment, (i) a notice in writing (A) identifying the Ancillary Facility to be amended, (B) the effective date of such Amendment and (C) the documentation relating to such proposed amendment (which shall be reasonably satisfactory to the Administrative Agent) and (ii) a certificate of a Responsible Officer certifying that the terms of such Ancillary Facility, after giving effect to such proposed amendment, satisfy the requirements set forth in clauses (i)(B) and (i)(E) of paragraph (b) of this Section and in paragraph (d) of this Section. The Administrative Agent shall give notice to each Global Revolving Facility Lender of such matters (provided that any notice with respect to any Ancillary Facility made available prior to the Effective Funding Time shall be given solely to the Global Revolving Facility Lenders that have Existing Global Revolving Facility Commitments and any notice with respect to any Ancillary Facility made available after the Effective Funding Time shall be given solely to the Global Revolving Facility Lenders that have New Global Revolving Facility Commitments).

                  (d) Terms of Ancillary Facility. Each Ancillary Facility shall contain terms and conditions acceptable to the applicable Ancillary Lender and the applicable Foreign Subsidiary Borrower thereunder; provided that such terms shall at all times: (i) be based upon normal commercial terms at the time of the creation of such Ancillary Facility pursuant to paragraph (b) of this Section; (ii) permit extensions of credit thereunder to be made only to

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                                                                             129

      such Foreign Subsidiary Borrower; (iii) provide that the Ancillary Commitment of the applicable Ancillary Lender under such Ancillary Facility shall not exceed such Ancillary Lender's Available Unused Commitment and that, in the event and on such occasion that such Ancillary Commitment exceeds such Available Unused Commitment, such Ancillary Commitment shall be automatically reduced by the amount of such excess;
      (iv) provide that the Ancillary Commitment under such Ancillary Facility be canceled, and that all extensions of credit under such Ancillary Facility be repaid, not later than the Revolving Credit Maturity Date; (v) provide that the conditions set forth in Section 4.02 shall be conditions to each extension of credit under such Ancillary Facility; and (vi) not provide for the payment of commitment fees in respect of the Ancillary Commitment for such Ancillary Facility.

                  (e) Termination and Demand for Repayment.

                  (i) Any Ancillary Facility shall be permitted to be terminated by the applicable Ancillary Lender in accordance with the terms of such Ancillary Facility and, upon the effective date of such termination (an "Ancillary Facility Termination Date"), all Ancillary Credit Extensions under such Ancillary Facility shall be refinanced with the proceeds of an Ancillary Replacement Borrowing as set forth below, unless the Loans shall have been accelerated pursuant to Section 7.01.

                  (ii) Notwithstanding anything to the contrary set forth in the
            Ancillary Facility Document relating to the Ancillary Facility to be terminated, the Ancillary Lender seeking to terminate an Ancillary Facility shall deliver to the Applicable Agent, with a copy to the applicable Foreign Subsidiary Borrower, a written notice of termination (a "Notice of Termination") not later than five Business Days prior to the Ancillary Facility Termination Date specified in such Notice of Termination for such Ancillary Facility. Each such Notice of Termination shall specify:

                       (A) the names of the applicable Foreign Subsidiary
                  Borrower and Ancillary Lender;

                       (B) the aggregate amount of Ancillary Credit Extensions
                  under the applicable Ancillary Facility (which shall not exceed the Ancillary Commitment in respect of such Ancillary Facility)

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                                                                             130

                  (the "Ancillary Facility Repayment Amount"); and

                        (C) the applicable Ancillary Facility Termination Date.

                  (iii) Following receipt of a Notice of Termination with
            respect to an Ancillary Facility, the applicable Foreign Subsidiary Borrower shall deliver to the Applicable Agent a written notice not later than 2:00 p.m., Local Time, three Business Days prior to the Ancillary Facility Termination Date with respect to such Ancillary Facility, which notice shall specify the following information relating to an Ancillary Replacement Borrowing:

                        (A) the name of the Eligible Borrower that shall make
                  such Ancillary Replacement Borrowing;

                        (B) the currency in which such Ancillary Replacement
                  Borrowing is to be denominated (which shall be Dollars, Euros or Sterling);

                        (C) the initial Interest Period to be applicable to such
                  Ancillary Replacement Borrowing, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period"; and

                        (D) the location and number of the applicable Eligible
                  Borrower's account to which funds are to be disbursed.

                  (iv) On the Ancillary Facility Termination Date for an
            Ancillary Facility, the Global Revolving Facility Lenders shall make Loans composing an Ancillary Replacement Borrowing in an aggregate principal amount equal to the Ancillary Facility Repayment amount in accordance with Sections 2.02 and 2.06.

                  (v) The Eligible Borrower to which such Ancillary Replacement
            Borrowing is made shall use the proceeds of such Ancillary Replacement Borrowing solely (i) to repay to the applicable Ancillary Lender all Funded Ancillary Credit Extensions under such terminated Ancillary Facility and (ii) to deposit cash collateral with such Ancillary Lender in respect of all Unfunded Ancillary Credit Extensions under such terminated Ancillary Facility. Each deposit of cash collateral pursuant to this paragraph shall be held by

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                                                                             131

            the applicable Global Revolving Facility Lender as collateral for the payment and performance of the obligations of the applicable Foreign Subsidiary Borrower in respect of Unfunded Ancillary Credit Extensions under such terminated Ancillary Facility. Such Global Revolving Facility Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided that, on the CAM Exchange Date, the Administrative Agent shall assume exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the applicable Global Revolving Facility Lender and (ii) at any other time, the applicable Eligible Borrower, in each case, in Permitted Investments and at the risk and expense of such Eligible Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the applicable Global Revolving Facility Lender to offset amounts payable in respect of Unfunded Ancillary Credit Extensions made under such terminated Ancillary Facility. In the event that after the Ancillary Facility Termination Date for an Ancillary Facility but prior to the CAM Exchange Date, an Unfunded Ancillary Credit Extension made under such terminated Ancillary Facility shall expire without requiring payment, the portion of the cash collateral deposited hereunder with respect to such expired Unfunded Ancillary Credit Extension shall be distributed to the applicable Eligible Borrower.

                        (f) Cancelation by Foreign Subsidiary Borrower. The Foreign Subsidiary Borrower to which an Ancillary Facility has been made available shall be permitted at any time to request the cancelation of all or a portion of such Ancillary Facility by delivery of a notice in writing to the Administrative Agent and the applicable Ancillary Lender, specifying the Ancillary Facility to be canceled and the proposed cancelation date. Such notice shall be delivered not less than five Business Days prior to the proposed cancelation date. Such cancelation shall be effective as of the proposed cancelation date unless the Ancillary Facility Exposure under such Ancillary Facility has not been reduced to zero as of such date.

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                                                                             132

                        (g) Additional Information. Each Ancillary Lender shall
                  report in writing to the Administrative Agent on the first Business Day of each fiscal quarter (i) the Ancillary Facility Exposure for each day during the preceding fiscal quarter for each Ancillary Facility under which it is an Ancillary Lender and (ii) the portion (expressed in Dollars) of its Ancillary Commitment that was unused on each day during the preceding fiscal quarter for each Ancillary Facility under which it is an Ancillary Lender. In addition, each Foreign Subsidiary Borrower to which an Ancillary Facility has been made available and each Ancillary Lender shall, upon request by the Administrative Agent, promptly supply the Administrative Agent with any information relating to the operation of such Ancillary Facility (including the Ancillary Facility Exposure) as the Administrative Agent may reasonably request.

                        (h) Conflict with Loan Documents. In the event of any
                  conflict between the terms of an Ancillary Facility Document and any other Loan Document (other than an Ancillary Facility Document), the terms of such other Loan Document shall govern.

                        (i) Termination and Expiration of Ancillary Commitments.
                  On each date on which an Ancillary Facility expires, is terminated or is canceled (in whole or in part), the Available Unused Commitment of the Ancillary Lender under such Ancillary Facility shall be increased by an amount equal to the portion of such Ancillary Facility that has expired or been canceled, unless the Global Revolving Facility Commitments shall have been previously terminated.

                        (j) Effect of Restatement Transactions on Ancillary
                  Facilities. With respect to each Ancillary Facility that is outstanding at the Effective Funding Time:

                        (i) to the extent such Ancillary Facility was provided
                     by a Global Revolving Facility Lender that will have a New Global Revolving Facility Commitment, such Ancillary Facility shall remain outstanding after the Effective Funding Time as an Ancillary Facility under this Agreement; provided that if, at the Effective Funding Time, the Ancillary Commitment of such Lender with respect to such Ancillary Facility exceeds the New Available Unused Commitment of such Lender, such Ancillary Facility shall be automatically reduced by the amount of such excess (with any

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                                                                             133

            required repayment of Ancillary Credit Extensions as a result of such reduction being financed with the proceeds of an Ancillary Replacement Borrowing under the New Global Revolving Credit Facility at the Effective Funding Time); and

                  (ii) to the extent such Ancillary Facility was provided by a
            Global Revolving Facility Lender that will not have a New Global Revolving Facility Commitment, such Ancillary Facility shall be automatically terminated (with any required repayment of Ancillary Credit Extensions as a result of such termination being financed with the proceeds of a new Ancillary Facility provided by a New Global Revolving Facility Lender pursuant to this Section 2.22 or the proceeds of an Ancillary Replacement Borrowing under the New Global Revolving Credit Facility at the Effective Funding Time).

                  (k) Increase in Ancillary Commitments at Effective Funding Time. With respect to any Ancillary Facility outstanding at the Effective Funding Time that will remain outstanding after the Effective Funding Time pursuant to clause (j)(i) above, the applicable New Global Revolving Facility Lender and Foreign Subsidiary Borrower may elect to increase the Ancillary Commitment with respect to such Ancillary Facility; provided that, after giving effect thereto, (i) the total Ancillary Commitments do not exceed the Ancillary Commitment Limit and (ii) the Ancillary Commitment of such New Global Revolving Facility Lender does not exceed the New Available Unused Commitment of such New Global Revolving Facility Lender. Any increase in the Ancillary Commitment with respect to any Ancillary Facility shall be considered an amendment of such Ancillary Facility subject to the terms of paragraph (c) above.

            SECTION 2.23. Incremental Extensions of Credit. At any time after January 10, 2005, subject to the terms and conditions set forth herein, the U.S. Borrower may from time to time, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders), request to add additional term loans (the "Incremental Extensions of Credit") in minimum principal amounts of $50,000,000; provided that immediately prior to and after giving effect to any Incremental Facility Amendment (as defined below), (a) no Default or Event of Default has occurred and is continuing or shall result therefrom and (b) on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter of the U.S. Borrower for which financial statements have been delivered pursuant to Section 5.04, the U.S. Borrower and

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                                                                             134

the Subsidiaries shall be in compliance with the covenants contained in Section
6.11 and 6.12. The Incremental Extensions of Credit (a) shall be in an aggregate principal amount not exceeding $300,000,000, (b) shall rank pari passu or junior in right of payment and right of security in respect of the Collateral with the Tranche B Term Loans and (c) other than amortization, pricing and maturity date, shall have terms substantially similar to those with respect to the Tranche B Term Loans as in effect immediately prior to the effectiveness of the applicable Incremental Facility Amendment; provided that (i) if the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the Incremental Extensions of Credit exceeds the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Tranche B Lenders) relating to the Tranche B Term Loans by more than 0.25%, the Applicable Margin relating to the Tranche B Term Loans shall be adjusted to be equal to the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit) relating to the applicable Incremental Extensions of Credit minus 0.25%, (ii) the Incremental Extensions of Credit shall not have a final maturity date earlier than the Tranche B Maturity Date and (iii) the Incremental Extensions of Credit shall not have a weighted average life that is shorter than that of the then-remaining weighted average life of the Tranche B Term Loans. Any Person that elects to extend Incremental Extensions of Credit shall be reasonably satisfactory to the U.S. Borrower and the Administrative Agent (any such Person being called an "Additional Lender") and shall become a Lender under this Agreement, pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement, giving effect to the modifications permitted by this Section 2.23, and, as appropriate, the other Loan Documents, executed by the U.S. Borrower, each Additional Lender and the Administrative Agent. Commitments in respect of Incremental Extensions of Credit shall be Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof (each, an "Incremental Facility Closing Date") of each of the conditions set forth in Section 4.02 (it being understood that all references to "the date of such Borrowing" in such Section 4.02 shall be deemed to refer to the Incremental Facility

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                                                                             135

Closing Date"). The proceeds of the Incremental Extensions of Credit shall be used for general corporate purposes of the Borrower and the Subsidiaries.

                                  ARTICLE III

                         Representations and Warranties

            Each of Holdings, Intermediate Holdings and the Borrowers represents and warrants to each of the Lenders that:

            SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, Intermediate Holdings, the U.S. Borrower and each of the Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by Holdings, Intermediate Holdings, the U.S. Borrower, and each of the Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Restatement Transactions (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by Holdings, Intermediate Holdings, the U.S. Borrower and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, Intermediate Holdings, the U.S. Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, Intermediate Holdings, the U.S. Borrower or any such Subsidiary is a party or by which any of them or any of their property is or may be bound,
(ii) be in conflict with,

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                                                                             136

result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancelation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, Intermediate Holdings, the U.S. Borrower or any such Subsidiary, other than the Liens created by the Loan Documents.

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings, Intermediate Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Restatement Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) recordation of amendments to the Mortgages, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04.

            SECTION 3.05. Financial Statements. The U.S. Borrower has heretofore furnished to the Lenders (i) combined balance sheets and combined statements of income, cash flows and owners' equity of TRW Automotive Inc. and subsidiaries as of and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (ii) a consolidated balance sheet and consolidated statements of income of Holdings and subsidiaries as of and for the nine-month period

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                                                                             137

ended September 24, 2004, reviewed by Ernst & Young LLP pursuant to Statement of Auditing Standards No. 100. Such financial statements present fairly, in all material respects, the financial position and results of operations of Holdings and subsidiaries as of such dates and for such periods. None of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries has or shall have as of the Restatement Effective Date any Guarantee, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, that individually is material and is not reflected in the foregoing statements or the notes thereto, other than pursuant to the Loan Documents. Such financial statements were prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes in the case of clause (ii) above).

            SECTION 3.06. No Material Adverse Change or Material Adverse Effect. Since December 31, 2003, there has been no material adverse change (or occurrence that is reasonably likely to have a material adverse change) in the business, operations, properties, assets or financial condition of the U.S. Borrower and the Subsidiaries, taken as a whole.

            SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02 or arising by operation of law.

                  (b) Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, Intermediate Holdings, the U.S. Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of
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                                                                             138

      which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (c) Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (d) As of the Restatement Effective Date, none of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Restatement Effective Date.

                  (e) None of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries is obligated on the Restatement Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

            SECTION 3.08. Subsidiaries. (a) As of the Restatement Effective Date, and after giving effect to the Restatement Transactions, Holdings will have no subsidiaries other than Intermediate Holdings, the U.S. Borrower and the Subsidiaries.

                  (b) Schedule 3.08(b) sets forth as of the Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the U.S. Borrower or by any such Subsidiary.

                  (c) As of the Restatement Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors'

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                                                                             139

      qualifying shares) of any nature relating to any Equity Interests of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries, except under the Loan Documents, rights of employees to purchase Equity Interests of Holdings in connection with the Transactions or as set forth on Schedule 3.08(c).

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or in arbitration now pending or, to the knowledge of Holdings or the U.S. Borrower, threatened in writing against or affecting Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which an adverse determination is reasonably probable and which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transactions.

                  (b) None of Holdings, Intermediate Holdings, the U.S. Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.10. Federal Reserve Regulations. (a) None of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

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            SECTION 3.11. Investment Company Act; Public Utility Holding Company
Act. None of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.12. Use of Proceeds. The Borrowers will use the proceeds of the Tranche A Term Loans, the Tranche B Term Loans and the New Revolving Loans made at the Effective Funding Time to repay all obligations outstanding at the Effective Funding Time in respect of the Tranche A-1 Term Loans, the Tranche D-1 Term Loans, the Tranche D-2 Term Loans, the Existing Revolving Loans and the Swingline Loans, and to pay fees and expenses in connection with the Restatement Transactions. The Borrowers will use the proceeds of the Revolving Loans (other than the New Revolving Loans made at the Effective Funding Time) and Swingline Loans and will request the issuance of Letters of Credit solely for general corporate purposes.

            SECTION 3.13. Tax Returns. Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries has timely filed or caused to be timely filed all federal, and all material state and local, Tax returns (and, in the case of a Foreign Subsidiary, except as provided in Schedule 3.13, all material Tax returns required to be filed in the jurisdiction in which such Foreign Subsidiary is organized) required to have been filed by it and has paid or caused to be paid all material Taxes shown thereon to be due and payable by it and all material assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section
5.03 and for which Holdings, Intermediate Holdings, the U.S. Borrower or a Subsidiary has set aside on its books adequate reserves. Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods ending on or before the Restatement Effective Date, which Taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except, in the case of clauses (b) and (c), as set forth on Schedule 3.13, as of the Restatement Effective Date, with respect to each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries, (a) no material claims are being asserted in writing with respect to any Taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested, (c) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material

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potential Tax liability, any other Taxing authority and (d) except as are being contested in good faith by appropriate proceedings in accordance with Section
5.03 and for which Holdings, Intermediate Holdings, the U.S. Borrower or a Subsidiary has set aside on its books adequate reserves, no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential Tax liability, any other taxing authority.

            SECTION 3.14. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the "Information") concerning Holdings, Intermediate Holdings, the U.S. Borrower, the Subsidiaries, the Restatement Transactions and any other transactions contemplated hereby included in the Lenders' Presentation or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Restatement Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects as of the date thereof, as of the date such Information was first furnished to the Lenders and as of the Restatement Effective Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

                  (b) The Projections and estimates prepared by or on behalf of the U.S. Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Restatement Transactions or the other transactions contemplated hereby
      (i) have been prepared in good faith based upon assumptions believed by the U.S. Borrower to be reasonable as of the date thereof, as of the date such Projections and estimates were first furnished to the Lenders and as of the Restatement Effective Date, and (ii) as of the Restatement Effective Date, have not been modified in any material respect by the U.S. Borrower.

            SECTION 3.15. Employee Benefit Plans. (a) Each of the Borrowers, Holdings, Intermediate Holdings, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years as to which the Borrowers, Holdings,

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Intermediate Holdings, any Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. As of the Restatement Effective Date, the excess of the present value of all benefit liabilities under each Plan of the Borrowers, Holdings, Intermediate Holdings, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. None of the Borrowers, Holdings, Intermediate Holdings, the Subsidiaries and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. None of the Borrowers, Holdings, Intermediate Holdings, the Subsidiaries and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect.

                  (b) Each of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.16. Environmental Matters. Except for the matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the U.S. Borrower nor any of its Subsidiaries
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to, or

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responsible for, any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or circumstances that would reasonably be expected to result in any Environmental Liability.

            SECTION 3.17. Security Documents. (a) The U.S. Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the U.S. Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the U.S. Collateral Agreement (other than the Intellectual Property (as defined in the U.S. Collateral Agreement)), when financing statements and other filings specified on Schedule 3 of the U.S. Perfection Certificate in appropriate form are filed in the offices specified on Schedule 5 of the U.S. Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to
Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Liens expressly permitted by Section 6.02(a) and Liens having priority by operation of law).

                  (b) When the U.S. Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the Intellectual Property, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Restatement Effective Date).

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                  (c) Each Foreign Pledge Agreement and each Foreign Security
      Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and, in the case of the Collateral described in a Foreign Security Agreement, when filings are made in the appropriate offices in each relevant jurisdiction and the other actions, if any, specified on such Schedule are taken, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations described therein, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Liens expressly permitted by Section 6.02(a) and Liens having priority by operation of law).

                  (d) The Mortgages entered into after the Restatement Effective Date pursuant to Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of a Person pursuant to Liens expressly permitted by Section 6.02(a) and Liens having priority by operation of law.

            SECTION 3.18. Location of Real Property and Leased Premises. (a)
Schedule 2B to the U.S. Perfection Certificate and each Foreign Perfection Certificate lists completely and correctly as of the Restatement Effective Date all material real property owned by Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Restatement Effective Date, Holdings,
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Intermediate Holdings, the U.S. Borrower and the Subsidiaries own in fee all the
real property set forth as being owned by them on such Schedules.

                  (b) Schedule 2B to the U.S. Perfection Certificate lists completely and correctly as of the Restatement Effective Date all material real property leased by Holdings, Intermediate Holdings, the U.S. Borrower and the Domestic Subsidiary Loan Parties and the addresses thereof. As of the Restatement Effective Date, Holdings, Intermediate Holdings, the U.S. Borrower and the Domestic Subsidiary Loan Parties have valid leases in all the real property set forth as being leased by them on such Schedules.

            SECTION 3.19. Solvency. (a) Immediately after giving effect to the Restatement Transactions (i) the fair value of the assets of each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Borrower (individually) and the U.S. Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Effective Date.

                  (b) None of Holdings or the Borrowers intend to, and does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary

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            SECTION 3.20. Labor Matters. There are no strikes pending or threatened against Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries or for which any claim may be made against Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, Intermediate Holdings, the U.S. Borrower or such Subsidiary to the extent required by GAAP. Except as set forth on Schedule 3.20, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries, taken as a whole.

            SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, Intermediate Holdings, the U.S. Borrower or the Subsidiaries as of the Restatement Effective Date. As of such date, such insurance is in full force and effect. The U.S. Borrower believes that the insurance maintained by or on behalf of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries is adequate.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effectiveness of Restated Credit Agreement. (a) This Agreement (other than Section 5.15) shall become effective upon the satisfaction of the following conditions:

                  (i) The Administrative Agent (or its counsel) shall have
            received from each of Holdings, Intermediate Holdings, the U.S. Borrower, the Foreign

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            Subsidiary Borrowers party hereto and the Required Restatement
            Lenders either (i) a counterpart of this Agreement (a "Lender Addendum") signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a Lender Addendum.

                  (ii) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Simpson Thacher & Bartlett LLP, special counsel for Holdings and the U.S. Borrower, substantially in the form of Exhibit O. Holdings and the U.S. Borrower hereby request such counsel to deliver such opinion.

                  (iii) The Administrative Agent shall have received such
            documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Restatement Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (iv) The Administrative Agent shall have received a
            certificate of a Responsible Officer of the U.S. Borrower, dated the Restatement Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02.

                  (v) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (vi) The Collateral Agent shall have received (i) all
            documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents after giving effect to the Restatement

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            Transactions (other than those described in Section 5.14 hereto),
            (ii) the results of bring down searches of the Uniform Commercial Code filings made with respect to the Domestic Subsidiary Loan Parties and (iii) completed Perfection Certificates, dated the Restatement Effective Date and signed by a Responsible Officer of the U.S. Borrower, together with all attachments contemplated thereby.

                  (vii) The Collateral Agent shall have received to the extent reasonably requested by the Collateral Agent, (i) amendments to each Mortgage providing that the Tranche A Term Loans, Tranche A-1 Term Loans, Tranche B Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans, Tranche E Term Loans, Existing Revolving Facility Loans and New Revolving Facility Loans (in addition to the other Obligations described therein) shall be secured by a Lien on each Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, and (ii) title endorsements with respect to each Mortgaged Property to the extent specified on Schedule 3.18, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage amended as provided in this Section 4.01(vii) as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request.

                  (viii) The Collateral Agent shall have received (i) amendments or supplements to Security Documents set forth on Schedule 4.01 hereto providing that the Tranche A Term Loans, Tranche A-1 Term Loans, Tranche B Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans, Tranche E Term Loans, Existing Revolving Facility Loans and New Revolving Facility Loans (in addition to the other Obligations described therein) shall be secured by a Lien on the Collateral described therein and (ii) opinions of counsel set forth on Schedule 4.01 hereto.

                  (ix) The Administrative Agent shall have received evidence that the insurance required by Section 5.02 of this Agreement and the Security Documents is in effect.

                  (x) A Reaffirmation Agreement substantially in the form of
            Exhibit P hereto shall have been delivered

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            by each party thereto.

                  (xi) The Administrative Agent shall have received a Borrowing
            Request in respect of Tranche A Term Borrowings, Tranche B Term Borrowings and New Revolving Facility Borrowings, which Borrowing Request shall comply with the provisions of Section 2.03 and shall provide for the Borrowings specified therein no later than 5:00 p.m., New York City time, on January 10, 2005.

            The Administrative Agent shall notify the U.S. Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, (A) this Agreement shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on December 31, 2004 (and, in the event such conditions are not so satisfied or waived, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the New Global Revolving Facility Commitments and the New U.S. Revolving Facility Commitments shall terminate at such time).

                  (b) Section 5.15 of this Agreement shall become effective at the Effective Funding Time.

            SECTION 4.02. All Credit Events. The obligations of (a) the Lenders (including the Swingline Lenders) to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the conditions that, on the date of each Borrowing (other than an Ancillary Replacement Borrowing) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

            (a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a

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      Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

            (c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing (other than an Ancillary Replacement Borrowing) and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower (in the case of a Borrowing) and each Applicant Party (in the case of a Letter of Credit) on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this
Section 4.02.

            SECTION 4.03. Credit Events Relating to Foreign Subsidiary Borrowers. The obligations of (x) the Lenders (including the Swingline Foreign Currency Lenders) to make Loans to any Foreign Subsidiary that becomes a Foreign Subsidiary Borrower after the Restatement Effective Date, (y) any Issuing Bank to issue Letters of Credit for the account of any such Foreign Subsidiary Borrower and (z) any Ancillary Lender to make available an Ancillary Facility to such Foreign Subsidiary Borrower, in each case to the extent designated in accordance with Section 2.20, are subject to the satisfaction of the following conditions (which are in addition to the conditions contained in Section 4.02):

            (a) With respect to the initial Loan made to, the initial Letter of Credit issued at the request of, or the creation of an Ancillary Facility for, such Foreign Subsidiary Borrower, whichever comes first,

                  (i) the Administrative Agent (or its counsel) shall have
            received a Foreign Subsidiary Borrower Agreement with respect to such Foreign Subsidiary Borrower duly executed by all parties thereto; and

                  (ii) the Administrative Agent shall have received such
            documents (including legal opinions) and

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                                                                             151

            certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower, the authorization of Borrowings as they relate to such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrower Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (b) The Administrative Agent and the applicable Ancillary Lender, if any, shall be reasonably satisfied that Section 5.10(f) shall have been complied with in respect of such Foreign Subsidiary Borrower and that the Collateral and Guarantee Requirement shall have been satisfied with respect to such Foreign Subsidiary Borrower and its subsidiaries.

                                   ARTICLE V

                              Affirmative Covenants

            Each of Holdings, Intermediate Holdings and the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings, Intermediate Holdings and the Borrowers will, and will cause each of the ERISA Affiliates and Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by a Borrower or a Wholly Owned Subsidiary of a Borrower in such liquidation or dissolution, provided that Subsidiaries that are Loan Parties may be liquidated into Subsidiaries that are not Loan Parties only to the extent that such liquidation is treated as an investment by a Subsidiary Loan Party in a Subsidiary that is not a Loan Party under Section 6.04(a).

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                  (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged
      Properties and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and
      (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times
      (in each case except as expressly permitted by this Agreement).

            SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

                  (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Restatement Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the U.S. Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the U.S. Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a

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      "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

                  (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

                  (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss

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      with that required to be maintained under this Section 5.02 is taken out by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

                  (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Agents, the Lenders, the Issuing Bank and
            their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the U.S. Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings, Intermediate Holdings and the U.S. Borrower hereby agree, to the extent permitted by law, to waive, and to cause each of the Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any Issuing Bank and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries or the protection of their properties.

            SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good

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faith by appropriate proceedings, and Holdings, Intermediate Holdings, the U.S.
Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto and such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

            SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will furnish such information to the Lenders):

                  (a) within 90 days (or such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners' equity showing the financial position of the U.S. Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the U.S. Borrower of Annual Reports on Form 10-K of the U.S. Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein); provided that, in the event that (i) either Holdings or Intermediate Holdings becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) Holdings or Intermediate Holdings, as applicable, is not engaged in any business or business activity other than that which is expressly permitted under Section 6.08, this clause may be satisfied by the provision of consolidated financial statements of Holdings or Intermediate Holdings, as applicable, in a manner consistent with the other requirements of this clause, and all references to the U.S. Borrower in this clause shall instead be deemed to be references to Holdings or Intermediate Holdings, as applicable;

                  (b) within 45 days (or such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three

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      fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of the U.S. Borrower, on behalf of the U.S. Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes and except that purchase accounting may be reflected on a preliminary basis in financial statements delivered for the fiscal quarters ending in 2003) (it being understood that the delivery by the U.S. Borrower of Quarterly Reports on Form 10-Q of the U.S. Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein); provided that, in the event that (i) either Holdings or Intermediate Holdings becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) Holdings or Intermediate Holdings, as applicable, is not engaged in any business or business activity other than that which is expressly permitted under Section 6.08, this clause may be satisfied by the provision of consolidated financial statements of Holdings or Intermediate Holdings, as applicable, in a manner consistent with the other requirements of this clause, and all references to the U.S. Borrower in this clause shall instead be deemed to be references to Holdings or Intermediate Holdings, as applicable;

                  (c) (x) no later than five Business Days after any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating (A) compliance with the covenants contained in Sections 6.11 and 6.12, and (B) the calculation of the Leverage Ratio as of the end of the applicable fiscal quarter for purposes of determining the Applicable Margin with respect to each Loan and (y) no later than five Business Days after any delivery of financial statements

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      under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings, Intermediate Holdings or the U.S. Borrower, as applicable, reconciling such changes to what the financial statements would have been without such changes;

                  (f) upon the reasonable request of the Administrative Agent, deliver updated Perfection Certificates (or, to the extent such request relates to specified information contained in the Perfection Certificates, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f), Section 4.01(a)(vi) or Section 5.10(e);

                  (g) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of any of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary; and

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and

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      financial condition of Holdings, Intermediate Holdings, the U.S. Borrower
      or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request.

            SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the U.S. Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which could reasonably be expected to have a Material Adverse Effect;

                  (c) any other development specific to Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, Intermediate Holdings, the U.S. Borrower, the Subsidiaries and all ERISA Affiliates in an aggregate amount in excess of $60,000,000.

            SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

            SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the

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                                                                             159

Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings, Intermediate Holdings, or the U.S. Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings, Intermediate Holdings or the U.S. Borrower to discuss the affairs, finances and condition of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

            SECTION 5.08. Use of Proceeds. Use the proceeds of the Tranche A Term Loans, the Tranche B Term Loans and the New Revolving Loans made at the Effective Funding Time solely to repay all obligations outstanding at the Effective Funding Time in respect of the Tranche A-1 Term Loans, the Tranche D-1 Term Loans, the Tranche D-2 Term Loans, the Existing Revolving Facilities and the Swingline Loans, and to pay fees and expenses in connection with the Restatement Transactions. Use the proceeds of the Revolving Loans (other than the New Revolving Loans made at the Effective Funding Time) and Swingline Loans and request issuance of Letters of Credit solely for general corporate purposes. In the case of an Eligible Borrower, use the proceeds of an Ancillary Replacement Borrowing only for the purposes set forth in Section 2.22(e).

            SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material, authorizations and permits required pursuant to Environmental Law for its operations and properties; and to conduct any investigations and/or remediations required by Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 5.10. Further Assurances; Additional Mortgages. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law, or that the

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Administrative Agent may reasonably request, to cause the Collateral and
Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request of the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any asset (including any real property or improvements thereto or any interest therein) that has an individual fair market value in an amount having a Dollar Equivalent greater than $10,000,000 is acquired by the U.S. Borrower or any other Loan Party after the Restatement Effective Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (h) below.

                  (c) In the case of the U.S. Borrower, grant and cause each of the Domestic Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such real property of the U.S. Borrower or any such Domestic Subsidiary Loan Parties as are not covered by the original U.S. Mortgages, to the extent acquired after the Restatement Effective Date and having a value at the time of acquisition in excess of $10,000,000 pursuant to documentation substantially in the form of the U.S. Mortgages delivered to the Collateral Agent on the Restatement Effective Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an "Additional Mortgage") and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are expressly permitted by Section 6.02 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be

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                                                                             161

      granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (h) below.

                  (d) If any additional direct or indirect subsidiary of Holdings is formed or acquired after the Restatement Effective Date if such subsidiary is a Domestic Subsidiary Loan Party, within five Business Days after the date such subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within 20 Business Days after the date such subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such subsidiary and with respect to any Equity Interest in or Indebtedness of such subsidiary owned by or on behalf of any Loan Party.

                  (e) In the case of the U.S. Borrower, (i) furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party's corporate name, (B) in any Loan Party's identity or corporate structure or (C) in any Loan Party's organizational identification number; provided that the U.S. Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and
      (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (f) Prior to any Foreign Subsidiary becoming a Foreign Subsidiary Loan Party, cause (i) the Collateral and Guarantee Requirement to be satisfied with respect to such Foreign Subsidiary, (ii) the Equity Interests and Pledged Collateral (if any) of such Foreign Subsidiary to be pledged pursuant to a Foreign Pledge Agreement and (iii) after giving effect to paragraph (h) below, at least a substantial portion of the assets (as reasonably determined by the Administrative Agent) of such Foreign Subsidiary to be subject to a valid first lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  (g) [Intentionally Omitted]

                  (h) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be

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                                                                             162

      satisfied with respect to (i) any real property held by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary as a lessee under a lease, (ii) any Equity Interests acquired after the Restatement Effective Date pursuant to Section 6.04(s) if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary), (iii) any assets acquired after the Restatement Effective Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness that constitutes a Capital Lease Obligation, mortgage financing or purchase money financing and that is secured by a Lien permitted pursuant to Section 6.02(r)) or (iv) any Subsidiary or asset with respect to which the Collateral Agent determines that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 with respect thereto exceeds the value of the security afforded thereby; provided that upon the reasonable request of the Collateral Agent, the U.S. Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (ii) and (iii) above, other than those set forth in joint venture agreements to which the U.S. Borrower or a Subsidiary is party.

            SECTION 5.11. Fiscal Year; Accounting. In the case of the U.S. Borrower, cause its fiscal year to end on December 31.

            SECTION 5.12. [Intentionally Omitted].

            SECTION 5.13. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by the U.S. Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset, including any Equity Interest, the U.S. Borrower would be required by the terms of the Senior Note Indentures or Senior Subordinated Note Indentures to make an offer to purchase any Senior Notes or Senior Subordinated

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                                                                             163

Notes, as applicable, then, in the case of the U.S. Borrower or a Subsidiary, prior to the first day on which the U.S. Borrower would be required to commence such an offer to purchase, (i) prepay Loans in accordance with Section 2.11 or
(ii) acquire assets, Equity Interests or other securities in a manner that is permitted by Section 6.04 or Section 6.05, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

            SECTION 5.14. Post Restatement Effective Date Matters. The U.S. Borrower shall, or shall cause the applicable Loan Party to, deliver to the Collateral Agent, no later than 90 days after the Restatement Effective Date, or by such later date as the Collateral Agent deems appropriate, (i) amendments or supplements to Security Documents set forth on Schedule 5.14(a) hereto (and all related documents reasonably requested by the Administrative Agent) providing that the Tranche A Term Loans, Tranche A-1 Term Loans, Tranche B Term Loans, Tranche D-1 Term Loans, Tranche D-2 Term Loans, Tranche E Term Loans, Existing Revolving Facility Loans and New Revolving Facility Loans (in addition to the other Obligations described therein) shall be secured by a Lien on the Collateral described therein, (ii) opinions of counsel set forth on Schedule 5.14(b) and (iii) promissory notes evidencing Indebtedness owing to Loan Parties set forth on Schedule 5.14(c).

            SECTION 5.15. Collateral Release. (a) Immediately upon the commencement of any Collateral Release Period, the security interests of the Collateral Agent and the other Secured Parties in the Collateral shall automatically be terminated and released; provided that the Guarantee of each Loan Party of the Obligations pursuant to the Loan Documents shall remain in effect during any such Collateral Release Period. During any Collateral Release Period, the Administrative Agent and the Collateral Agent shall execute and deliver, at the U.S. Borrower's expense, all documents or other instruments that the U.S. Borrower shall reasonably request to evidence the termination and release of such security interests and shall return all Collateral in their possession to the U.S. Borrower.

                  (b) During any Collateral Release Period:

                  (i) The representations and warranties set forth in Section
            3.17 shall not be required to be true and correct in any respect in connection with any Credit Event occurring during such period, and the inaccuracy in any respect of such representations and warranties shall not give rise to any Default or Event of Default pursuant to
            Section 7.01(a);

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                  (ii) Holdings, Intermediate Holdings and the Borrowers shall not be required to comply with the terms of Sections 5.02(b), (c),
            (d) or (e);

                  (iii) Holdings, Intermediate Holdings and the Borrowers shall not be required to comply with the terms of Section 5.10 to the extent such terms require the creation and perfection of security interests or Liens on Collateral (it being understood that Holdings, Intermediate Holdings and the Borrowers shall continue to be required to comply with the terms of Section 5.10 that require the provision of Guarantees by Loan Parties in respect of the Obligations); and

                  (iv) The occurrence of any of the events described in Section
            7.01(l)(ii) shall not constitute or give rise to any Default or Event of Default.

                  (c) Upon the termination of any Collateral Release Period, the security interests of the Collateral Agent and the Secured Parties in the Collateral shall automatically, without any further action on the part of the Administrative Agent, the Collateral Agent, the Secured Parties or any Loan Party, be reinstated and the provisions of Section 5.15(a) and (b) shall no longer apply (until the commencement of a subsequent Collateral Release Period). Promptly following the termination of any Collateral Release Period, the Loan Parties shall execute any and all documents, financing statements, agreements and instruments, and take all such actions (including the filing and recording of financing statements, mortgages, fixture filings and other documents) that may be required under applicable law or that the Administrative Agent or Collateral Agent shall reasonably request, to reinstate such security interests and to cause the Collateral and Guarantee Requirement to be satisfied (all at the expense of the Loan Parties), including with respect to any Subsidiaries or assets that would have been subjected to the Collateral and Guarantee Requirement under Section 5.10 had such terminated Collateral Release Period not been in effect; provided that all such actions shall be completed (i) with respect to the security interests in Collateral held by Holdings, Intermediate Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party (other than owned real property), no later than 30 days after the date of termination of such Collateral Release Period, (ii) with respect to Collateral held by Holdings, Intermediate Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party that constitutes owned real property, no later

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      than 45 days after the date of termination of such Collateral Release
      Period and (iii) with respect to Collateral held by any Foreign Subsidiary Loan Party, no later than 90 days after the date of termination of such Collateral Release Period (or, in each case, such later date as the Collateral Agent shall deem appropriate).

                                   ARTICLE VI

                               Negative Covenants

            Each of Holdings, Intermediate Holdings and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of Holdings, Intermediate Holdings or the U.S. Borrower will, or will cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness. Permit Holdings, Intermediate Holdings or any Subsidiary to incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder and under the other Loan Documents;

                  (b) Indebtedness of the Subsidiaries pursuant to Swap Agreements permitted by Section 6.13;

                  (c) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees for the benefit of) any person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to the U.S. Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

                  (d) Indebtedness of any Borrower to any Subsidiary and any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of the Subsidiaries that are not Loan Parties to the Borrowers and

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      the Subsidiary Loan Parties shall be subject to Section 6.04(d) and (ii)
      Indebtedness of any Borrower to any Subsidiary and Indebtedness of any other Loan Party to any Subsidiary that is not a Subsidiary Loan Party (the "Subordinated Intercompany Debt") shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent (other than Indebtedness of any Loan Party in respect of loans made by Fortuna described on Schedule 6.07);

                  (e) Indebtedness of the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and any extension, renewal or refinancing thereof to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced (plus unpaid accrued interest and premium thereon);

                  (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished promptly after its incurrence;

                  (g) (i) Guarantees by Holdings, Intermediate Holdings and the Subsidiaries of the Senior Notes, the Senior Subordinated Notes and any Permitted Notes Refinancing Indebtedness, in each case pursuant to the terms of the Senior Notes Indenture or Senior Subordinated Indenture, or the definitive documentation with respect to such Permitted Notes Refinancing Indebtedness, as applicable, and (ii) Guarantees by Holdings, Intermediate Holdings and the Subsidiaries pursuant to the terms of the definitive documentation with respect to any Permitted Lucas Refinancing Indebtedness;

                  (h) Indebtedness arising from agreements of a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

                  (i) in the case of Intermediate Holdings, the Intermediate Holdings Loan;

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                  (j) the Permitted Receivables Financing;

                  (k) the Finco Loan and the Foreign Acquiror Loans;

                  (l) trade letters of credit (other than Letters of Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of $50,000,000;

                  (m) (i) Indebtedness of the Subsidiaries in an aggregate principal amount at any time outstanding pursuant to this paragraph (m) not in excess of $300,000,000, to the extent that the Net Proceeds of such Indebtedness are applied to prepay Term Loans pursuant to Section 2.11(c), provided that (A) the stated maturity of such Indebtedness is no earlier than 180 days after the Tranche B Maturity Date or the maturity date of any outstanding Incremental Extension of Credit, (B) the weighted average life of such Indebtedness is no shorter than the then-remaining weighted average life of the Tranche B Term Loans, (C) such Indebtedness shall not be secured by any collateral and (D) all other terms (excluding interest rates and redemption premiums) of such Indebtedness shall not be less favorable to the Lenders in any material respect than those contained in the Senior Notes (or, if such Indebtedness is subordinated to the Obligations, the Senior Subordinated Notes) and (ii) Guarantees by Holdings, Intermediate Holdings and the Subsidiaries of Indebtedness permitted to be incurred pursuant to clause (i) of this paragraph (m);

                  (n) the Lucas Notes and the Permitted Lucas Refinancing Indebtedness; and

                  (o) (i) other Indebtedness of the Subsidiaries not permitted under any other clause of this Section 6.01 in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with all other Indebtedness incurred and outstanding pursuant to this clause (o)) would not exceed 10% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 and (ii) Guarantees by Holdings, Intermediate Holdings and the Subsidiaries of Indebtedness permitted to be incurred pursuant to clause (i) of this paragraph (o).

            Notwithstanding anything to the contrary herein, Finco shall not be permitted to incur any Indebtedness other than the Finco Loan and a Guarantee pursuant to paragraph (g)(i) of this

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Section 6.01 (other than Indebtedness owing to any Loan Party that is evidenced by a promissory note and pledged pursuant to the U.S. Collateral Agreement or a Foreign Pledge Agreement, which Indebtedness shall be subject to Section 6.04(d)).

            SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any subsidiary of Holdings, Intermediate Holdings or the U.S. Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the U.S. Borrower and the Subsidiaries existing on the Restatement Effective Date and set forth on the Schedule 6.02, provided that such Liens shall secure only those obligations that they secure on the Restatement Effective Date (and extensions, renewals and refinancings of such obligations that do not increase the principal amount of the obligations being extended, renewed or refinanced (plus accrued and unpaid interest and premium thereon) and that are permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary;

                  (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

                  (c) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03 or for property Taxes on property that Holdings, Intermediate Holdings, the U.S. Borrower or one of the Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property;

                  (d) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, Intermediate Holdings, the U.S. Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (e) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal

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      Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the U.S. Borrower or any Subsidiary;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (g) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries;

                  (h) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

                  (i) Liens disclosed by the title insurance policies and title endorsements delivered on the Restatement Effective Date and pursuant to
      Section 5.10 and any replacement, extension or renewal of any such Lien, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal, provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

                  (j) Liens in respect of the Permitted Receivables Financing;

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                  (k) any interest or title of a lessor under any leases or
      subleases entered into by the U.S. Borrower or any Subsidiary in the ordinary course of business;

                  (l) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or a Subsidiary in the ordinary course of business;

                  (m) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

                  (n) Liens securing obligations in respect of trade related letters of credit permitted under Section 6.01(l) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

                  (o) licenses of intellectual property granted in a manner consistent with past practice;

                  (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (q) Liens on securities held by the U.S. Borrower or any Subsidiary representing an interest in a joint venture to which the U.S. Borrower or such Subsidiary is a party (provided that such joint venture is not a Subsidiary) to the extent that (i) such Liens constitute purchase options, calls or similar rights of a counterparty to such joint venture and (ii) such Liens are granted pursuant to the terms of the partnership agreement, joint venture agreement or other similar document or documents pursuant to which such joint venture was created or otherwise governing the rights and obligations of the parties to such joint venture; and

                  (r) other Liens not permitted under any other clause of this
      Section 6.02 to secure obligations of the U.S. Borrower and the Subsidiaries in an aggregate amount that at the time of, and after giving effect to, the

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      creation of such Lien (together with the Remaining Present Value of leases permitted under Section 6.03) would not exceed 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of creation of such Lien for which financial statements have been delivered pursuant to Section 5.04.

            SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), provided that a Sale and Lease-Back Transaction shall be permitted to the extent that (a) such transaction was existing or under contract on the Restatement Effective Date and set forth on Schedule 6.03 or (b) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such Lease, the Remaining Present Value of such lease (together with all outstanding obligations secured by Liens pursuant to Section 6.02(r) and the Remaining Present Value of outstanding leases entered into under this Section 6.03) would not exceed 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such lease is entered into for which financial statements have been delivered pursuant to Section 5.04.

            SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the U.S. Borrower and the Subsidiaries) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments (i) existing on the Restatement Effective Date in the Equity Interests of the Subsidiaries, (ii) by Holdings in the Equity Interests of Intermediate Holdings, (iii) by Intermediate Holdings in the Equity Interests of the U.S. Borrower and (iv) by any Borrower or any Subsidiary in any Borrower or any Subsidiary, provided that investments (other than Exempted Intercompany Investments) by the Borrowers and the Subsidiary Loan Parties pursuant to this paragraph
      (a)(iv) in Subsidiaries

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      that are not Loan Parties (valued at the time of the making thereof) shall not exceed the Available Intercompany Investment Amount at the time of the making of each such investment;

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by the U.S. Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

                  (d) intercompany loans from any Borrower to any Subsidiary and from any Subsidiary to any Borrower or any other Subsidiary, provided that loans (other than Exempted Intercompany Investments) from the Borrowers and the Subsidiary Loan Parties pursuant to this paragraph (d) to Subsidiaries that are not Loan Parties shall not exceed the Available Intercompany Investment Amount at the time of the making of each such intercompany loan;

                  (e) (i) loans and advances to employees of Holdings, Intermediate Holdings, the U.S. Borrower or the Subsidiaries in the ordinary course of business not to exceed $10,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                  (f) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (g) Swap Agreements permitted pursuant to Section 6.13;

                  (h) Investments existing on the Restatement Effective Date and set forth on Schedule 6.04(h);

                  (i) investments resulting from pledges and deposits referred to in Sections 6.02(e) and (f);

                  (j) investments constituting Permitted Business Acquisitions;

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                  (k) additional investments may be made from time to time to the extent made with proceeds of Equity Interests (excluding proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.03) of Holdings, which proceeds or investments in turn are contributed to Intermediate Holdings and in turn to the U.S. Borrower;

                  (l) (i) Guarantees by the U.S. Borrower and (ii) Guarantees constituting Indebtedness permitted by Sections 6.01(g), (m), (n) and (o), provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed (other than Exempted Intercompany Investments) by the Borrowers and the Subsidiary Loan Parties pursuant to this paragraph (l) shall not exceed the Available Intercompany Investment Amount at the time of the provision of each such Guarantee;

                  (m) investments arising as a result of the Permitted Receivables Financing;

                  (n) the Transactions;

                  (o) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

                  (p) investments of a Subsidiary acquired after the Restatement Effective Date or of a corporation merged into the U.S. Borrower or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Restatement Effective Date to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

                  (q) Guarantees by the Borrowers and the Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

                  (r) the Intermediate Holdings Loan;

                  (s) other investments by the U.S. Borrower and the Subsidiaries in an aggregate amount (valued at the time of the making thereof, and without giving effect to any

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                                                                             174

      write-downs or write-offs thereof) that at the time of, and after giving effect to, the making thereof would not exceed 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of investments theretofore made by them pursuant to this paragraph (s));

                  (t) investments by the U.S. Borrower or any of its Subsidiaries in Fortuna; provided that (i)(A) the proceeds of such investments are used for the sole purpose of paying claims covered by insurance coverage provided by Fortuna to the U.S. Borrower and its Subsidiaries and (B) the aggregate amount of any such investments shall not exceed an amount equal to (1) the aggregate amount of claims then owing by Fortuna pursuant to insurance coverage provided to the U.S. Borrower and its Subsidiaries by Fortuna less (2) the sum of (x) the aggregate amount of cash reserves then held by Fortuna and (y) the aggregate amount of Indebtedness then owed to Fortuna by the U.S. Borrower and its Subsidiaries or (ii) such investment is required by applicable law or Governmental Authority; and

                  (u) investments resulting from the conversion into equity, or other reduction, of up to (euro)150,000,000 in aggregate principal amount of the Foreign Acquiror Loan made by Finco to Automotive Holdings (France), S.A.S.

            SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of Intermediate Holdings, the U.S. Borrower or any Subsidiary or preferred equity interests of Holdings, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) (i) the purchase and sale of inventory in the ordinary course of business by the U.S. Borrower or any Subsidiary, (ii) the acquisition of any other asset in the ordinary course of business by the U.S. Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the U.S. Borrower or any Subsidiary or (iv) the

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      sale of Permitted Investments in the ordinary course of business;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) the merger of Intermediate Holdings (or the surviving entity of any merger of Intermediate Holdings and Holdings) with the U.S. Borrower, (ii) the merger of Intermediate Holdings (or the surviving entity of any merger of Intermediate Holdings and the U.S. Borrower) with Holdings, (iii) the merger of any Subsidiary into a Borrower in a transaction in which such Borrower is the surviving corporation, (iv) the merger or consolidation of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party (which shall be a Domestic Subsidiary Loan Party if any party to such merger or consolidation shall be a domestic Subsidiary) and, in the case of each of clauses (iii) and (iv), no person other than a Borrower or Subsidiary Loan Party receives any consideration, (v) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party or (vi) the liquidation or dissolution of any Subsidiary (other than a Borrower) if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders;

                  (c) sales, transfers, leases or other dispositions to the U.S. Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07;

                  (d) Sale and Lease-Back Transactions permitted by Section
      6.03;

                  (e) investments expressly permitted by Section 6.04;

                  (f) the purchase, sale or other transfer of accounts receivable and related assets pursuant to the Permitted Receivables Financing;

                  (g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

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                  (h) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05 (other than the note evidencing or any right to payment in respect of the Intermediate Holdings Loan or the Finco Loan), provided that such sale does not constitute a sale of all or substantially all the assets of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries, taken as a whole;

                  (i) any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation (i) involving a Borrower, such Borrower is the surviving corporation, (ii) involving a domestic Subsidiary, the surviving or resulting entity shall be a Domestic Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Foreign Subsidiary Loan Party that is a Wholly Owned Subsidiary; and

                  (j) licensing and cross-licensing arrangements involving any technology or other intellectual property of the U.S. Borrower or a Subsidiary in the ordinary course of business.

Notwithstanding anything to the contrary contained above, (i) Holdings shall at all times own, directly or indirectly, 100% of the Equity Interests of Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and the U.S. Borrower pursuant to Section 6.05(b)), unless and until such time as Intermediate Holdings (or such surviving entity) is merged with Holdings pursuant to Section 6.05(b), (ii) Intermediate Holdings (or the surviving entity in any merger of Intermediate Holdings and Holdings pursuant to
Section 6.05(b)) shall at all times own, directly or indirectly, 100% of the Equity Interests of the U.S. Borrower, unless and until such time as Intermediate Holdings (or such surviving entity) is merged with the U.S. Borrower pursuant to Section 6.05(b), (iii) each Foreign Subsidiary Borrower and Finco shall be a Wholly Owned Subsidiary, (iv) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph
(c) hereof) unless such disposition is for fair market value, (v) no sale, transfer or other disposition of assets shall be permitted by paragraphs (a) or
(d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (vi) no sale, transfer or other disposition of assets in excess of $10,000,000 shall be permitted by paragraph (h) of this Section 6.05 unless such disposition is

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                                                                             177

for at least 75% cash consideration; provided, however, that for purposes of clause (vi) of this sentence, (A) the assumption by the transferee of liabilities associated with the assets subject to any sale, transfer or other disposition shall not be deemed to be consideration paid in respect of such assets and (B) any Designated Non-Cash Consideration received by the U.S. Borrower or any Subsidiary in respect of any such sale, transfer or other disposition (valued at the time of receipt thereof, and without giving effect to any write-downs or write-offs thereof) having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration previously applied pursuant to this clause (B) less the Net Proceeds of any subsequent sale of any such Designated Non-Cash Consideration, not to exceed the greater of (x) 2.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior the date of such sale, transfer or other disposition for which financial statements have been delivered pursuant to Section 5.04 and (y) $100,000,000, shall be deemed to constitute "cash consideration" received in respect of such sale, transfer or other disposition.

            SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, however, that:

            (a) any Subsidiary may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the U.S. Borrower or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the U.S. Borrower or any Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the U.S. Borrower or such Subsidiary) based on their relative ownership interests);

            (b) the U.S. Borrower may declare and pay dividends or make other distributions to Intermediate Holdings (which may, in turn, declare and pay dividends or make other distributions to Holdings, in an amount equal to the dividends and distributions received by Intermediate Holdings) in respect of (i) overhead, tax liabilities of Holdings and Intermediate Holdings, legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and

(iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the U.S. Borrower or Intermediate Holdings, as applicable, and in order to permit Holdings to make payments permitted by Sections 6.07(b) and (c);

            (c) Holdings may purchase or redeem (and the U.S. Borrower may declare and pay dividends or make other distributions to Intermediate Holdings, the proceeds of which are used by Intermediate Holdings to pay dividends or make other distributions to Holdings, the proceeds of which are used so to purchase or redeem) Equity Interests of Holdings (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings, the U.S. Borrower or any of the Subsidiaries or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $7,500,000 (plus the amount of net proceeds received by Holdings during such calendar year from sales of Equity Interests of Holdings to directors, consultants, officers or employees of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements) which, if not used in any year, may be carried forward to any subsequent calendar year;

            (d) this Section 6.06 shall not prohibit noncash repurchases of Equity Interests that are deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

            (e) Holdings may purchase or redeem, or declare and pay dividends or make other distributions in respect of (and the U.S. Borrower may declare and pay dividends or make other distributions to Intermediate Holdings, the proceeds of which are used by Intermediate Holdings to pay dividends or make other distributions to Holdings, the proceeds of which are used by Holdings so to purchase or redeem, or pay such dividends or make such other distributions in respect of) Equity Interests of Holdings (including the purchase or redemption of related stock appreciation rights or similar securities with respect to such Equity Interests) (i) in the event the Leverage Ratio as of the last day of the most recently ended fiscal quarter prior to the date of such payment for which financial statements have been delivered pursuant to Section 5.04 is greater than or equal to 3.0 to 1.0, in the amount not to exceed the Dividend Payment Amount at the time of such payment and (ii) in the event the

Leverage Ratio as of the last day of the most recently ended fiscal quarter prior to the date of such payment for which financial statements have been delivered pursuant to Section 5.04 is less than 3.0 to 1.0, (A) in an aggregate amount not to exceed (x) $200,000,000 minus (y) the aggregate amount of purchases, redemptions, dividends and distributions previously made pursuant to this clause (A) and (B) in an aggregate amount not to exceed the Cumulative Net Income Amount at the time of such payment, provided that, in the case of any dividend or distribution pursuant to this paragraph (e), no Default or Event of Default shall have occurred and be continuing or would result therefrom.

            Notwithstanding anything to the contrary herein, (i) in the event of any merger of the U.S. Borrower into Intermediate Holdings pursuant to Section 6.05(b)(i), any dividend or distribution permitted to be made under this Section
6.08 to the U.S. Borrower may be made to Intermediate Holdings, (ii) in the event of any merger of Intermediate Holdings into Holdings pursuant to Section 6.05(b)(ii), any dividend or distribution permitted to be made under this
Section 6.08 to Intermediate Holdings (including pursuant to clause (i) of this paragraph) may be made to Holdings and (iii) in the event of any merger of the surviving entity of any merger of the U.S. Borrower and Intermediate Holdings with Holdings pursuant to Section 6.05(b)(ii), any dividend permitted to be made under this Section 6.08 to the U.S. Borrower may be made to Holdings.

            SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings, unless such transaction is (i) otherwise permitted (or required) under this Agreement (including in connection with the Permitted Receivables Financing and the Intermediate Holdings Loan) and (ii) upon terms no less favorable to Holdings, Intermediate Holdings, the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a person that is not an Affiliate; provided that this clause (ii) shall not apply to (A) the payment to the Fund of the monitoring and management fees referred to in paragraph (c) below or (B) the indemnification of directors of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries in accordance with customary practice.

            (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of Holdings, (ii) loans or advances to employees of Holdings, the U.S. Borrower or any of the Subsidiaries in accordance with Section 6.04(e), (iii) transactions among the Borrowers and the Subsidiary Loan Parties and transactions among the Subsidiary Loan Parties otherwise permitted by this Agreement, (iv) the payment of fees and indemnities to directors, officers and employees of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries in the ordinary course of business, (v) transactions pursuant to permitted agreements in existence on the Restatement Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,
(vi) any employment agreements entered into by any of the U.S. Borrower or any of the Subsidiaries in the ordinary course of business, (vii) dividends, redemptions and repurchases permitted under Section 6.06, (viii) any purchase by the Fund or any Fund Affiliate of Equity Interests of Holdings or any purchase by Intermediate Holdings of Equity Interests of the U.S. Borrower or any contribution by Intermediate Holdings to the equity capital of the U.S. Borrower, provided that any Equity Interests of the U.S. Borrower purchased by Intermediate Holdings shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the U.S. Collateral Agreement, (ix) payments by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of Holdings, in good faith,
(x) subject to paragraph (c) below, the existence of, or the performance by Holdings, the U.S. Borrower or any of the Subsidiaries of its obligations under the terms of, the Purchase Agreement, or any agreement contemplated thereunder to which it is a party as of the Closing Date; provided, however, that the existence of, or the performance by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (x) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect, (xi) transactions with Wholly Owned Subsidiaries for the purchase or sale of automotive goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice, (xii) any transaction in respect of which the U.S. Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the U.S. Borrower or of the applicable Subsidiary from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the U.S. Borrower qualified to render such letter and (B) satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a person that is not an Affiliate or (xiii) subject to paragraph (c) below, the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Purchase Agreement, including fees to the Fund or any Fund Affiliate.

            (c) Make any payment of or on account of monitoring or management or similar fees payable to the Fund or any Fund Affiliate in an aggregate amount in any fiscal year in excess of $7,500,000 (plus reasonable expenses in connection therewith).

            SECTION 6.08. Business of Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the U.S. Borrower and the Subsidiaries (other than the Subsidiary specified in clause (d) below), any business or business activity conducted by it on the Restatement Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, (b) in the case of Intermediate Holdings, (i) ownership of the Equity Interests in the U.S. Borrower, together with activities directly related thereto (unless the U.S. Borrower is merged into Intermediate Holdings, in which case Intermediate Holdings may engage in the activities described in clause (a) of this Section 6.08), (ii) performance of its obligations under and in connection with the Loan Documents, the Intermediate Holdings Loan, the Purchase Agreement, the Senior Note Documents and the Senior Subordinated Note Documents, (iii) actions incidental to the consummation of the Restatement Transactions, (iv) the Guarantees permitted pursuant to Sections 6.01(g), (m), (n) and (o), (v) actions required by law to maintain its existence and (vi) actions expressly permitted to be taken by Intermediate Holdings pursuant to the terms of this Agreement,
(c) in the case of Holdings, (i) the ownership of the Equity Interests in Intermediate Holdings, together with activities directly related thereto (unless Intermediate Holdings is merged into Holdings, in which case Holdings may engage in the activities described in clause (b) of this Section 6.08 and, in the event the U.S. Borrower has previously merged into Intermediate Holdings, the activities described in clause (a) of this Section 6.08), (ii) performance of its obligations under and in connection with the Loan Documents, the Purchase Agreement, the Stockholders Agreement, the other agreements contemplated by the Purchase Agreement, the Senior Note Documents and the Senior Subordinated Note Documents, (iii) actions incidental to the consummation of the Restatement Transactions, (iv) the Guarantees permitted pursuant to Sections 6.01(g), (m), (n) and (o), (v) actions required by law to maintain its existence, (vi) actions incidental to the consummation of any Public Offering or any ordinary course grant of common stock to employees and directors pursuant to the terms of any employee benefit or stock option plan, including, in each case, the offering, issuance and sale of its common stock and the payment of customary transaction costs and expenses in connection therewith (other than any payments to any Affiliate of Holdings) and (vii) actions expressly permitted to be taken by Holdings pursuant to the terms of this Agreement and (d) in the case of Fortuna, operating as a captive insurance company that provides insurance coverage solely for the benefit of the U.S. Borrower and the Subsidiaries.

            SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries, the Purchase Agreement and the Stockholders Agreement.

            (b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Senior Notes, the Senior Subordinated Notes, any Permitted Notes Refinancing Indebtedness or the Intermediate Holdings Loan, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of the Senior Notes, the Senior Subordinated Notes, any Permitted Notes Refinancing Indebtedness or the Intermediate Holdings Loan, except (A) payments of regularly scheduled interest and principal payments as and when due in respect thereof, other than payments in respect of the Senior Subordinated Notes or any Permitted Notes Refinancing Indebtedness in respect of the Senior Subordinated Notes prohibited by the subordination provisions thereof, (B) payments of the Senior Notes and the Senior Subordinated Notes in connection with the issuance of any Permitted Notes Refinancing

Indebtedness, (C) the redemption of Senior Notes, Senior Subordinated Notes or Permitted Notes Refinancing Indebtedness in accordance with the terms of the Senior Note Documents or Senior Subordinated Note Documents, or the definitive documentation for any such Permitted Notes Refinancing Indebtedness, as applicable, with Public Offering Net Proceeds from one or more Public Offerings, provided that (1) the aggregate amount of each series of Senior Notes, Senior Subordinated Notes and Permitted Notes Refinancing Indebtedness redeemed pursuant to this clause (C) may not exceed 35% of the aggregate principal amount of the Senior Notes and Senior Subordinated Notes outstanding on the Second Restatement Effective Date and (2) such redemption occurs within 90 days of the date of consummation of the relevant Public Offering, (D) the purchase, redemption, retirement or other acquisition of the Intermediate Holdings Loan in accordance with its terms with Public Offering Net Proceeds and (E) (1) the purchase, redemption, retirement or other acquisition of Senior Notes, Senior Subordinated Notes and any Permitted Notes Refinancing Indebtedness in an aggregate amount not to exceed (x) $200,000,000 minus (y) the aggregate amount of purchases, redemptions, retirements and acquisitions previously made pursuant to this clause (1) and (2) the purchase, redemption, retirement or other acquisition of Senior Notes, Senior Subordinated Notes and any Permitted Notes Refinancing Indebtedness in an aggregate amount not to exceed the Cumulative Net Income Amount at the time of such payment, provided that, with respect to clauses (C), (D) and (E), at the time of the applicable payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; or

            (ii) amend or modify, or permit the amendment or modification of, any provision of the Finco Loan, the Newco UK Loan, the Intermediate Holdings Loan, any Senior Note, any Senior Subordinated Note, any Permitted Notes Refinancing Indebtedness, any Lucas Note, any Foreign Acquiror Loan, any Permitted Receivables Document, any Permitted Lucas Refinancing Indebtedness or any agreement (including any Senior Notes Document or Senior Subordinated Notes Document) relating thereto, other than amendments or modifications that are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders, provided that (A) up to (euro)150,000,000 in aggregate principal amount of the Foreign Acquiror Loan made by Finco to Automotive Holdings (France), S.A.S. may be converted to equity or otherwise reduced and (B) the principal amount of any of the Finco Loan, the Newco UK Loan and any Foreign Acquiror Loan may be converted into equity or otherwise reduced to the extent permitted by Section 6.04.

            (c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Subsidiary to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of: (A) restrictions imposed by applicable law;
(B) contractual encumbrances or restrictions in effect on the Closing Date under
(x) any Senior Note Document, any Senior Subordinated Note Document or any Permitted Receivables Document or (y) any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction; (C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition; (D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;
(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness; (F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business; and (G) customary restrictions imposed on a Foreign Subsidiary that is not a Loan Party by any agreement relating to Indebtedness of such Foreign Subsidiary permitted by this Agreement.

            SECTION 6.10. [Intentionally Omitted.]

            SECTION 6.11. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") on the last day of any fiscal quarter occurring in any period set forth below, for the four quarter period ended as of such day of
(a) EBITDA to (b) Cash Interest Expense to be less than the ratio set forth below for such period; provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.05 has been obtained) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences:

  TEST PERIOD ENDING ON:                     RATIO:
--------------------------                   ---------
September 30, 2004                           2.50:1.00
December 31, 2004                            2.50:1.00
March 31, 2005                               2.50:1.00
June 30, 2005                                2.50:1.00
September 30, 2005                           2.50:1.00
December 31, 2005                            2.50:1.00
March 31, 2006                               2.50:1.00
June 30, 2006                                2.75:1.00
September 30, 2006                           2.75:1.00
December 31, 2006                            3.00:1.00
March 31, 2007                               3.00:1.00
June 30, 2007                                3.25:1.00
            and thereafter

            SECTION 6.12. Leverage Ratio. Permit the Leverage Ratio on the last day of any fiscal quarter occurring in any period set forth below, to be in excess of the ratio set forth below for such period:

  TEST PERIOD ENDING ON:                    RATIO:
--------------------------                  ---------
September 30, 2004                          4.60:1.00
December 31, 2004                           4.60:1.00
March 31, 2005                              4.60:1.00
June 30, 2005                               4.20:1.00
September 30, 2005                          4.20:1.00
December 31, 2005                           4.00:1.00
March 31, 2006                              4.00:1.00
June 30, 2006                               3.70:1.00
September 30, 2006                          3.70:1.00
December 31, 2006                           3.50:1.00
March 31, 2007                              3.50:1.00
June 30, 2007                               3.00:1.00
            and thereafter

            SECTION 6.13. Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements required by any Permitted Receivables Financing, (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the U.S. Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (c) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the U.S. Borrower or any Subsidiary.

                                   ARTICLE VII

                                Events of Default

            SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made by Holdings, Intermediate Holdings, U.S. Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings, Intermediate Holdings, the U.S. Borrower or any other Loan Party;

            (b) default shall be made in the payment of any principal of any Loan, any Ancillary Credit Extension or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan, any Ancillary Credit Extension or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

            (d) default shall be made in the due observance or performance by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to a Borrower), 5.05(a), 5.08, 5.10(d), 5.15(c) or in Article VI;

            (e) default shall be made in the due observance or performance by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the U.S. Borrower;

            (f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) any Borrower or any Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof, provided that this clause (f) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (y) a breach of the Lucas Notes so long as an Acceptable Letter of Credit has been issued in respect of such breach prior to the Required Issuance Date and such Acceptable Letter of Credit remains in effect or has ceased to be in effect as a result of a drawing thereof;

            (g) there shall have occurred a Change in Control;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries (other than in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Holdings, Intermediate Holdings, any Borrower or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (j) the failure by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $50,000,000, which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary to enforce any such judgment;

            (k) (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans,
(iii) Holdings, Intermediate Holdings, the U.S. Borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (iv) Holdings, Intermediate Holdings, the U.S. Borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) Holdings, Intermediate Holdings, the U.S.

Borrower, any Subsidiary or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

            (l) (i) any Loan Document shall for any reason be asserted by Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, Intermediate Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the U.S. Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, (iii) the Guarantees pursuant to the Security Documents by Holdings, Intermediate Holdings or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations or (iv) the Obligations of the Borrowers or the Guarantees thereof by Holdings, Intermediate Holdings and the Subsidiary Loan Parties pursuant to the Security Documents shall cease to constitute senior indebtedness under the subordination provisions of the Senior Subordinated Note Documents or such subordination provisions shall be invalidated or otherwise cease, or shall be asserted by Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary to be invalid or to cease, to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

then, and in every such event (other than an event with respect to a Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the

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Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to a Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the U.S. Borrower most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or 5.0% of total revenues of the U.S. Borrower and the Subsidiaries as of such date, provided that if it is necessary to exclude more than one Subsidiary from clause (h) or (i) of Section
7.01 pursuant to this Section 7.02 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

            SECTION 7.03. U.S. Borrower's Right to Cure. (a) Financial Performance Covenants. Notwithstanding anything to the contrary contained in
Section 7.01, in the event that the U.S. Borrower fails to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial

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                                                                             191

Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings (or the surviving entity in any merger of Holdings permitted under Section 6.05(b)) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to its capital, and, in each case, if applicable, to contribute any such cash to the capital of Intermediate Holdings (which shall contribute all such cash to the capital of the U.S. Borrower) (collectively, the "Cure Right"), and upon the receipt by U.S. Borrower of such cash (the "Cure Amount") pursuant to the exercise of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

                  (i) EBITDA shall be increased, solely for the purpose of
            measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

                  (ii) If, after giving effect to the foregoing recalculations, the U.S. Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, the U.S. Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for this purposes of the Agreement.

            (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) in each 12-month period, the sum of all Cure Amounts contributed to (or received by) the U.S. Borrower pursuant to this Section 7.03 shall not exceed $200,000,000.

                                  ARTICLE VIII

                                   The Agents

            SECTION 8.01. Appointment. (a) In order to expedite the transactions contemplated by this Agreement, (i) JPMorgan Chase Bank, N.A. is hereby appointed to act as Administrative Agent, Collateral Agent and an Issuing Bank,
(ii) Bank of

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                                                                             192

America, N.A. and Goldman Sachs Credit Partners L.P. are each hereby appointed to act as a Co-Syndication Agent and (iii) Credit Suisse First Boston and The Bank of Nova Scotia are each hereby appointed to act as a Co-Documentation Agent. Each of the Lenders, each assignee of any such Lender and each Ancillary Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender, assignee or Ancillary Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, each Ancillary Lender and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and such Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and such Issuing Bank hereunder, and promptly to distribute to each Lender or such Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders and each of the Ancillary Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender and each Ancillary Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

            (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders or any Ancillary Lender for the due
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                                                                             193

execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and all the Ancillary Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower or any other Loan Party or any other party hereto on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender, Ancillary Lender or Issuing Bank of any of its obligations hereunder or to any Lender, Ancillary Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender, Ancillary Lender or Issuing Bank or any Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            SECTION 8.02. Nature of Duties. The Lenders and the Ancillary Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders and the Ancillary Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that the Co-Syndication Agents and the Co-Documentation Agents shall have no duties or responsibilities under this Agreement or any other

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                                                                             194

Loan Document, or any fiduciary relationship with any Lender or Ancillary Lenders, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as the Co-Syndication Agents or as the Co-Documentation Agents hereunder.

            SECTION 8.03. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the U.S. Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the U.S. Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the U.S. Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Ancillary Lenders with the consent of the U.S. Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus having a Dollar Equivalent that is not less than $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            SECTION 8.04. Each Agent in its Individual Capacity. With respect to the Loans made by it hereunder and Ancillary Facilities made available by it pursuant to Section 2.22, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any of the Subsidiaries or other Affiliates thereof as if it were not an Agent.

            SECTION 8.05. Indemnification. Each Lender and each Ancillary Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable) of any reasonable expenses

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                                                                             195

incurred for the benefit of the Lenders and Ancillary Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and Ancillary Lenders, which shall not have been reimbursed by the Loan Parties and(b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Loan Parties, provided that no Lender or Ancillary Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

            SECTION 8.06. Lack of Reliance on Agents. Each Lender and each Ancillary Lender acknowledges that it has, independently and without reliance upon the Agents, any Lender or any Ancillary Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Ancillary Lender also acknowledges that it will, independently and without reliance upon the Agents, any other Lender or any Ancillary Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

            SECTION 8.07. Designation of Affiliates for Foreign Currency Loans. The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies and Foreign Currency Letters of Credit. The provisions of this
Article VIII shall apply to any such Affiliate mutatis mutandis.

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                                                                             196

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to any Borrower, to it at TRW Automotive Inc., 12001
            Tech Center Drive, Livonia, MI 48150, Attention of Executive Vice President and General Counsel (Telecopy No. (734) 855-2473), and if to Holdings, to it in care of the U.S. Borrower, in each case with a copy to The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention of Josh Astrof (Telecopy No. (212) 583-5483);

                  (ii) if to the Administrative Agent or the Collateral Agent,
            to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of David Urban (Telecopy No. (713) 750-3563), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Richard Duker (Telecopy No. (212) 270-5127);

                  (iii) if to an Issuing Bank other than the Administrative
            Agent, to it at the address or telecopy number set forth separately in writing;

                  (iv) if to any Ancillary Lender, to it at the address and
            telecopy number set forth in the applicable Ancillary Facility Document; and

                  (v) if such notice relates to a Global Revolving Facility
            Borrowing denominated in a Foreign Currency, to the London Administrative Office.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Applicable Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the U.S. Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that

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                                                                             197

approval of such procedures may be limited to particular notices or communications.

            (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

            (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the U.S. Borrower and the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, each Issuing Bank and each Ancillary Lender and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement, any extension of credit under Ancillary Facility remains outstanding or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.18 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

            SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the U.S. Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, each Issuing Bank, the Agents

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                                                                             198

and each Lender and their respective permitted successors and assigns.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted by Section 6.05(b) or 6.05(i), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                        (A) the U.S. Borrower; provided that no consent of the
                  U.S. Borrower shall be required for (1) an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (2) if an Event of Default has occurred and is continuing, an assignment of any Loan to any assignee (provided that any liability of the Borrowers to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.15, 2.17 or 2.21 shall be limited to the amount, if any, that would have been payable thereunder by such Borrower in the absence of such assignment); and

                        (B) the Administrative Agent; provided that no consent
                  of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or Approved Fund

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                                                                             199

                  immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                        (A) except in the case of an assignment to a Lender, an
                  Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $5,000,000, in the case of Revolving Credit Commitments, Revolving Loans denominated in Dollars, Tranche A Term Loans and Tranche A-1 Term Loans, (y) the smallest amount of the applicable Foreign Currency that is a multiple of 1,000,000 units of such Foreign Currency and has a Dollar Equivalent in excess of $5,000,000, in the case of Tranche D-2 Term Loans and Global Revolving Facility Loans denominated in a Foreign Currency and (z) $1,000,000, in the case of Tranche B Term Loans, Tranche D-1 Term Loans, Tranche E Term Loans or Loans in respect of any Incremental Extension of Credit, unless each of the U.S. Borrower and the Administrative Agent otherwise consent; provided that no such consent of the U.S. Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing;

                        (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                        (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

                        (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire; and

                        (E) no assignment of Global Revolving

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                                                                             200

                  Facility Loans or Global Revolving Facility Commitments shall be permitted to be made to an assignee that cannot make Global Revolving Facility Loans in Dollars and each of the Foreign Currencies.

            For purposes of this Section 9.04(b), the term "Approved Fund" shall have the following meaning:

            "Approved Fund" shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the U.S. Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the U.S. Borrower, the Agents, each Issuing Bank and the

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                                                                             201

            Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the U.S. Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and
            Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the U.S. Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clauses (i) (disregarding for this purpose the parenthetical contained therein), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each of the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if

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it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the U.S. Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.17(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05. Expenses; Indemnity. (a) The U.S. Borrower agrees to pay all reasonable out-of-pocket expenses (including documentary Taxes) incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the U.S. Borrower and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agents, any Lender or any Ancillary Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made, the Ancillary Facilities made available pursuant to Section 2.22 or the Letters of Credit issued hereunder, including the reasonable fees,

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                                                                             203

charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Agents, any Issuing Bank, any Lender or any Ancillary Lender (but no more than one such counsel for any Lender or any Ancillary Lender).

            (b) The U.S. Borrower agrees to indemnify the Agents, each Issuing Bank, each Lender, each Ancillary Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby,
(ii) the use of the proceeds of the Loans or the use of any Letter of Credit or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Agent, any Issuing Bank, any Lender, any Ancillary Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the U.S. Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of Holdings, Intermediate Holdings, the U.S. Borrower or any of the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a

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court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Issuing Bank, any Lender or any Ancillary Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

            (c) Unless an Event of Default shall have occurred and be continuing, the U.S. Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the U.S. Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the U.S. Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the U.S. Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the U.S. Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the U.S. Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the U.S. Borrower (in which case the U.S. Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the U.S. Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the U.S. Borrower shall authorize such Indemnitee to employ separate counsel at the U.S. Borrower's expense. The U.S. Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the U.S. Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

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                                                                             205

            (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to Taxes, it being understood that the U.S. Borrower's only obligations with respect to Taxes shall arise under Sections
2.15 and 2.17.

            SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each Ancillary Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, such Issuing Bank or such Ancillary Lender to or for the credit or the account of Holdings, Intermediate Holdings, the U.S. Borrower or any Subsidiary against any of and all the obligations of Holdings or the U.S. Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, such Issuing Bank or such Ancillary Lender, irrespective of whether or not such Lender, such Issuing Bank or such Ancillary Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender, each Issuing Bank and each Ancillary Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Bank or such Ancillary Lender may have.

            SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agents, any Issuing Bank, any Lender or any Ancillary Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Issuing Bank, the Lenders and each Ancillary Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, Intermediate Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or

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demand on Holdings, Intermediate Holdings, any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

            (b) Except as provided in Section 2.23 with respect to an Incremental Facility Amendment or as provided in the definition of "Restatement Effective Date", neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, Intermediate Holdings, the Borrowers and the Required Lenders, (y) in the case of any Ancillary Facility Document, pursuant to an agreement or agreements in writing entered into by each party thereto and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender, (iii) extend, waive or change the amount due on any Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement is due, without the prior written consent of each Lender adversely affected thereby, (iv) amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby, (v) amend or modify the provisions of this Section or the definition of "Required Lenders", "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders or Ancillary Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender or Ancillary Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Restatement Effective Date), (vi) except as set forth in Section 5.15, release all or substantially all the Collateral or release any of Holdings, Intermediate Holdings or any Subsidiary Loan Party from its Guarantee under the U.S. Collateral Agreement or the Foreign Guarantee, as applicable,

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unless, in the case of a Subsidiary Loan Party, all or substantially all the
Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender adversely affected thereby, (vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in other Facilities, without the consent of the Majority Lenders participating in the adversely affected Facility, (viii) change the relative rights in respect of payments or collateral of the Lenders participating in different Facilities or Ancillary Facilities without the consent of the Majority Lenders participating in each adversely affected Facility and each adversely affected Ancillary Lender or (ix) amend or modify the provisions of Section 5.15 or the definition of "Collateral Release Period" without the prior written consent of each Lender adversely affected thereby; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this
Section 9.08 shall bind any assignee of such Lender.

            Section 9.08A. Amendment Fees. If this Agreement is amended to reduce or, upon the satisfaction of certain conditions, such amendment could have the effect of reducing, the Applicable Margin applicable to (x) the Tranche D Term Loans and such amendment becomes effective on or prior to the first anniversary of the Second Restatement Effective Date or (y) the Tranche B Term Loans and such amendment becomes effective on or prior to the first anniversary of the Effective Funding Date (excluding a refinancing of all the Facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), then the U.S. Borrower agrees to pay to the Administrative Agent for the account of each Lender holding Tranche D Term Loans or Tranche B Term Loans, as applicable, (whether or not such Lender consents to such amendment) a fee in an amount equal to 1.00% of such Lender's Tranche D Term Loans or Tranche B Term Loans, as applicable, outstanding on the effective date of such amendment. Notwithstanding Section 9.08(b), this Section 9.08A shall not be

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waived, amended or modified without the written consent of each Lender adversely affected thereby.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, any Ancillary Lender or any Issuing Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, such Ancillary Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender, such Ancillary Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

            SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

            SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and

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enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender, any Issuing Bank or any Ancillary Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, Intermediate Holdings, any Borrower or any Loan Party or their properties in the courts of any jurisdiction.

            (b) Each of Holdings and each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient

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forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.16. Confidentiality. Each of the Lenders, each Issuing Bank, each Ancillary Lender and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, Intermediate Holdings, the U.S. Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, Intermediate Holdings, the U.S. Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank, such Ancillary Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank, such Ancillary Lender or such Agent from a third party having, to such person's knowledge, no obligations of confidentiality to Holdings, Intermediate Holdings, the U.S. Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender or the Ancillary Facility on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

            SECTION 9.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Foreign Subsidiary

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                                                                             211

Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 9.18. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

                                    ARTICLE X

                         Ancillary Facility Adjustments

            SECTION 10.01. Exchange of Interests in Ancillary Facilities. (a) On the CAM Exchange Date and immediately prior to the deemed exchange of interests pursuant to the CAM Exchange as provided in Section 11.01(a)(ii):

                  (i) the principal amount of each Global Revolving Facility
            Loan denominated in a Foreign Currency and of each Ancillary Credit Extension shall, automatically and with no further action required, be

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                                                                             212

            converted into the Dollar Equivalent, determined using the Exchange Rates calculated as of the CAM Exchange Date, of such amount and, subject to Section 11.01(a)(iv), on and after such date all amounts accruing and owed to any Lender or any Ancillary Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder;

                  (ii) in the event that on the CAM Exchange Date any Unfunded
            Ancillary Credit Extension (in respect of which cash collateral shall not have previously been deposited pursuant to Section 2.22(e)) shall exist, or the applicable Foreign Subsidiary Borrower shall have failed to reimburse a disbursement made by the applicable Ancillary Lender, the applicable Ancillary Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Dollars equal to such Unfunded Ancillary Credit Extension or unreimbursed disbursement, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such Unfunded Ancillary Credit Extension or unreimbursed disbursement. The Administrative Agent shall establish an account (the "Unfunded Ancillary Credit Extension Account") and shall deposit all amounts received pursuant to the previous sentence and all amounts of cash collateral previously deposited pursuant to
            Section 2.22(e) in the Unfunded Ancillary Credit Extension Account pending application of such amounts pursuant to Section 11.02. The Administrative Agent shall have sole dominion and control over the Unfunded Ancillary Credit Extension Account; and

                  (iii) there shall be a deemed buying and selling of interests
            (without regard to Section 9.04) in the outstanding Global Revolving Facility Loans and Ancillary Credit Extensions by the Global Revolving Facility Lenders (and each Global Revolving Facility Lender shall promptly make payment therefor to the Administrative Agent in the same manner as provided in Section 2.06 with respect to Loans made by such Global Revolving Facility Lender (and Section
            2.06 shall apply, mutatis mutandis, to such payment obligations of such Global Revolving Facility Lender) for distribution to the applicable Global Revolving Facility Lenders) such that, after giving effect to

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                                                                             213

            such deemed buying and selling of interests, each Global Revolving Facility Lender holds its ratable share of the Global Revolving Facility Loans (based on the respective Global Revolving Facility Commitments of the Global Revolving Facility Lenders immediately prior to the CAM Exchange Date) of each outstanding Global Revolving Facility Loan and each Ancillary Credit Extension.

                                   ARTICLE XI

                         Collection Allocation Mechanism

            SECTION 11.01. Implementation of CAM. (a) On the CAM Exchange Date,
(i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each Global Revolving Facility Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Applicable Agent in accordance with Section 2.04(c)) participations in the Swingline Loans (other than any Swingline Foreign Currency Loan in respect of which Global Revolving Facility Lenders have funded their purchase of participations pursuant to Section 2.04(c)) in an amount equal to such Global Revolving Facility Lender's ratable share (based on the respective Global Revolving Facility Commitments of the Global Revolving Facility Lenders immediately prior to the CAM Exchange Date) of each Swingline Foreign Currency Loan outstanding on such date, (iii) each U.S. Revolving Facility Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Applicable Agent in accordance with Section 2.04(c)) participations in the Swingline Dollar Loans (other than any Swingline Dollar Loan in respect of which the U.S. Revolving Facility Lenders have funded their purchase of participations pursuant to Section 2.04(c)) in an amount equal to such U.S. Revolving Facility Lender's U.S. Revolving Facility Percentage of each Swingline Dollar Loan outstanding on such date, (iv) simultaneously with the automatic conversions pursuant to clause (v) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.04) be deemed to have exchanged interests in the Loans (other than the Swingline Loans), Funded Ancillary Credit Extensions and participations in Unfunded Ancillary Credit Extensions, Swingline Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, Letter of Credit and Ancillary Credit Extension in which it shall participate as of such date (including such Lender's interest in the Obligations of each Loan Party in respect of each such Loan, Letter of Credit and Ancillary Credit Extension), such Lender shall hold an interest in every one of the Loans (other than the

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                                                                             214

Swingline Loans) and Funded Ancillary Credit Extensions and a participation in every one of the Swingline Loans, Letters of Credit and Unfunded Ancillary Credit Extensions (including the Obligations of each Loan Party in respect of each such Loan and Ancillary Credit Extension and each Reserve Account established pursuant to Section 11.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof and (v) simultaneously with the deemed exchange of interests pursuant to clause (iv) above, (A) in the case of the CAM Euro Lenders, the interest in the Loans and Funded Ancillary Credit Extensions denominated in a currency other than Euros to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Euro Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the CAM Euro Lenders in respect of such Obligations shall accrue and be payable in Euros at the rates otherwise applicable hereunder and (B) in the case of the CAM Dollar Lenders, the interests in the Loans and Funded Ancillary Credit Extensions to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the CAM Dollar Lenders in respect of such Obligation shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or Ancillary Credit Extension. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and Funded Ancillary Credit Extensions so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Applicable Agent or the Collateral Agent pursuant to any Loan Document in respect of the Obligations of each Loan Party in respect of each

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                                                                             215

Loan, Letter of Credit and Ancillary Credit Extension, and each distribution made by the Collateral Agent pursuant to any Security Document in respect of such Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of an Obligation shall be paid over to the Applicable Agent for distribution to the Lenders in accordance herewith.

            SECTION 11.02. Letters of Credit and Unfunded Ancillary Credit Extensions. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any L/C Disbursement shall not have been reimbursed either by an Applicant Party or, in the case of any L/C Disbursement made in Dollars, with the proceeds of a U.S. Revolving Facility Borrowing or Swingline Dollar Borrowing, each U.S. Revolving Facility Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Dollars equal to such U.S. Revolving Facility Lender's U.S. Revolving Facility Percentage of such undrawn face amount (or, in the case of any Foreign Currency Letter of Credit, the Dollar Equivalent of such face amount) or (to the extent it has not already done so) such unreimbursed drawing, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such undrawn face amount or unreimbursed drawing, as applicable. The Administrative Agent shall establish a separate account (each, a "Reserve Account") or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence The Administrative Agent shall deposit in each Lender's Reserve Account such Lender's CAM Percentage of (x) the amounts received from the Revolving Credit Lenders as provided above and (y) the amounts on deposit in the Unfunded Ancillary Credit Extension Account. The Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and Unfunded Ancillary Credit Extension and the amounts on deposit in respect of each Letter of Credit and Unfunded

Ancillary Credit Extension attributable to each Lender's CAM Percentage. The amounts held in each Lender's Reserve Account shall be held as a reserve against the Revolving L/C Exposures and payment obligations in respect of Unfunded Ancillary Credit Extensions, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of the U.S. Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of (x) Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05, and (y) disbursements under any Ancillary Facility shall arise only at such time as payments are required under such Ancillary Facility.

            (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit or any payment shall be made in respect of an Unfunded Ancillary Credit Extension, the Administrative Agent shall, at the request of the applicable Issuing Bank or Ancillary Lender, as applicable, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit or Unfunded Ancillary Credit Extension and remaining on deposit and deliver such amounts, in the case of a Letter of Credit, to such Issuing Bank in satisfaction of the reimbursement obligations of the U.S. Revolving Facility Lenders under Section 2.05(d) (but not of the U.S. Borrower under Section 2.05(e)) or, in the case of an Unfunded Ancillary Credit Extension, to the applicable Ancillary Lender. In the event that any U.S. Revolving Facility Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 11.02, the applicable Issuing Bank shall have a claim against such U.S. Revolving Facility Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to Section 11.01. Each other Lender shall have a claim against such defaulting U.S. Revolving Facility Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

            (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, or an Unfunded Ancillary Credit Extension shall expire without requiring payment, the Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit, or Unfunded Ancillary Credit Extension, as applicable, and distribute such amount to such Lender.

            (d) With the prior written approval of the Administrative Agent (not to be unreasonably withheld), any

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                                                                             217

Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit or Unfunded Ancillary Credit Extension. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit or payment in respect of an Unfunded Ancillary Credit Extension, to pay over to the Administrative Agent, for the account of the Issuing Bank or Ancillary Lender, as applicable, on demand, its CAM Percentage of such drawing or payment.

            (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

            SECTION 11.03. Existing Credit Agreement; Effectiveness of this Agreement. Until this Agreement becomes effective in accordance with the terms hereof, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the Borrowers under the Existing Credit Agreement shall become obligations of the Borrowers hereunder, secured by the Security Documents, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.

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                                                                             218

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                   TRW AUTOMOTIVE HOLDINGS CORP.,

                                        by

                                                 /s/   Joseph S. Cantie
                                           -------------------------------------
                                           Name:  Joseph S. Cantie
                                           Title: Executive Vice
                                                  President and Chief
                                                  Financial Officer

                                   TRW AUTOMOTIVE INTERMEDIATE
                                   HOLDINGS CORP.,

                                        by

                                                 /s/ Joseph S. Cantie
                                           -------------------------------------
                                           Name:  Joseph S. Cantie
                                           Title: Chief Financial
                                                  Officer

                                   TRW AUTOMOTIVE INC.,

                                        by

                                                 /s/ Joseph S. Cantie
                                           -------------------------------------
                                           Name:  Joseph S. Cantie
                                           Title: Executive Vice
                                                  President and Chief
                                                  Financial Officer

                                   LUCAS INDUSTRIES LIMITED,

                                        by

                                                 /s/ Graham Plumley
                                           -------------------------------------
                                           Name:  Graham Plumley
                                           Title: Director

                                   TRW SYSTEMS LIMITED,

                                        by

                                                 /s/ Graham Plumley
                                           -------------------------------------
                                           Name:  Graham Plumley
                                           Title: Director

                                   TRW BRAKING SYSTEMS POLSKA SP.
                                   Z O.O.,

                                        by

                                                 /s/ Michael Charlton
                                           -------------------------------------
                                           Name:  Michael Charlton
                                           Title: Director

                                   TRW POLSKA SP. Z O.O,

                                        By

                                                 /s/ Guenter Brenner
                                           -------------------------------------
                                           Name:  Guenter Brenner
                                           Title: Director

                                   TRW SAFETY SYSTEMS POLAND SP.
                                   Z O.O,

                                        By

                                                 /s/ Guenter Brenner
                                           -------------------------------------
                                           Name:  Guenter Brenner
                                           Title: General Manager

                                   TRW STEERING SYSTEMS POLAND SP.
                                   Z O.O,

                                        By

                                                 /s/ Graham Plumley
                                           -------------------------------------
                                           Name:  Graham Plumley
                                           Title: Director

                                   TRW AUTOMOTIVE GMBH,

                                        By

                                                 /s/ Fritz Chittka
                                           -------------------------------------
                                           Name:  Fritz Chittka
                                           Title: Director

                                   TRW DEUTSCHLAND HOLDING GMBH,

                                        by

                                                 /s/ Fritz Chittka
                                           -------------------------------------
                                           Name:  Fritz Chittka
                                           Title: Director

                                   JPMORGAN CHASE BANK, N.A. (f/k/a
                                   JPMORGAN CHASE BANK),
                                   Individually and as
                                   Administrative Agent, Collateral
                                   Agent and Issuing Bank

                                        by

                                                 /s/
                                           -------------------------------------
                                           Name:
                                           Title: